Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262283

Cipher Mining Inc.

26,825,705 Shares of Common Stock

8,614,000 Shares of Common Stock Underlying Warrants

114,000 Private Placement Warrants to Purchase Shares of Common Stock

This prospectus relates to (A) the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 26,825,705 shares of common stock, par value $0.001 per share (“common stock”), consisting of (i) up to 17,075,205 shares of common stock (the “PIPE Shares”) issued in a private placement in connection with the consummation of the Business Combination pursuant to subscription agreements entered into on March 4, 2021 (the “PIPE Financing”); (ii) up to 1,525,000 shares of common stock (the “Initial Stockholder Shares”) issued in connection with the consummation of the Business Combination, in exchange for shares of GWAC common stock, par value $0.001 per share (the “GWAC common stock”) originally issued in a private placement to certain Initial Stockholders (as defined below); (iii) up to 757,500 shares of common stock issued in connection with the Business Combination, in exchange for GWAC common stock issued in a private placement to I-B Good Works, LLC (the “Sponsor”); (iv) up to 562,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to GW Sponsor 2, LLC; (v) up to 563,500 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock issued in a private placement to the Anchor Investors (as defined below); (vi) 6,000,000 shares of common stock issued to Bitfury Holding B.V. as an affiliate of Bitfury Top HoldCo pursuant to the Bitfury Private Placement (as defined below); (vii) up to 228,000 shares of common stock issued in connection with the consummation of the Business Combination, in exchange for GWAC common stock originally issued upon separation of the GWAC Private Placement Units issued in a private placement simultaneously with the closing of GWAC’s public offering (the “Private Placement Shares”) and (viii) up to 114,000 shares of common stock issuable upon the exercise of Private Placement Warrants (as defined below) and (B) the offer and sale from time to time by the Selling Securityholders of an aggregate of up to 114,000 private placement warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the GWAC IPO (as defined below) at an exercise price of $11.50 per share of common stock.

In addition, this prospectus relates to the offer and sale of (i) up to 8,500,000 shares of common stock that are issuable by us upon the exercise of 8,500,000 Public Warrants that were previously registered and (ii) up to 114,000 shares of common stock that are issuable by us upon the exercise of 114,000 Private Placement Warrants.

On August 27, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 4, 2021 (the “Merger Agreement”), by and among Good Works Acquisition Corp., a Delaware corporation (“GWAC” or “Good Works” and, upon consummation of the Business Combination described below, “New Cipher”), Currency Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GWAC (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (“Cipher”). On August 27, 2021, as contemplated by the Merger Agreement, New Cipher consummated the merger contemplated by the Merger Agreement, whereby Merger Sub merged with and into Cipher, the separate corporate existence of Merger Sub ceasing and Cipher being the surviving corporation and a wholly owned subsidiary of New Cipher (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our common stock or warrants, except with respect to amounts received by us upon the exercise of the warrants for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants. See “Plan of Distribution” beginning on page 120 of this prospectus.

Our common stock and public warrants are listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbols “CIFR” and “CIFRW,” respectively. On January 27, 2022, the last reported sales price of our common stock was $2.75 per share and the last reported sales price of our public warrants was $0.64 per warrant.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any warrants. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination (the “Closing” and, such date of the consummation of the Business Combination, the “Closing Date”) and to New Cipher and its consolidated subsidiaries following the Business Combination. References to “GWAC” or “Good Works” refer to our predecessor company prior to the consummation of the Business Combination.

i

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•

“Amended and Restated Bitfury Subscription Agreement” are to that certain subscription agreement, dated as of March 4, 2021, as amended and restated in its entirety on July 8, 2021 and as subsequently amended and restated in its entirety on August 27, 2021, by and among Bitfury Top HoldCo and GWAC;

•	“Anchor Investors” are to certain funds and accounts managed by Magnetar Financial LLC, Mint Tower Capital Management B.V., Peridian Fund, L.P., and Polar Multi-Strategy Master Fund;

•	“Bitfury Group” are to Bitfury Top HoldCo and its subsidiaries;

•	“Bitfury Holding” are to Bitfury Holding B.V., a subsidiary of Bitfury Top HoldCo;

•

“Bitfury Private Placement” are to the private placement pursuant to which GWAC entered into the Amended and Restated Bitfury Subscription Agreement with Bitfury Top HoldCo pursuant to which Bitfury Top HoldCo agreed to subscribe for and purchase, and Good Works agreed to issue and sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo), an aggregate of 6,000,000 shares of our common stock at a purchase price of $10.00 per share for an aggregate of cash and/or forgiveness of outstanding indebtedness owed by Cipher to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo) of $60,000,000;

•	“Bitfury Top HoldCo” are to Bitfury Top HoldCo B.V., the holder of 100% of the shares of Cipher Common Stock prior to the Business Combination;

•	“Board” are to our board of directors;

•	“Business Combination” are to the Merger and other transactions contemplated by the Merger Agreement, collectively, including the PIPE Financing and the Bitfury Private Placement;

•	“Bylaws” are to the Amended and Restated Bylaws of Cipher Mining Inc., adopted on August 27, 2021;

•	“Certificate of Incorporation” are to the Second Amended and Restated Certificate of Incorporation of Cipher Mining Inc., as filed with the Delaware Secretary of State on August 27, 2021;

•

“Cipher” are to the Cipher Mining Technologies Inc, a Delaware corporation, prior to the consummation of the Business Combination and to Cipher Mining Inc. and its consolidated subsidiaries following the Business Combination;

•	“Cipher Common Stock” are to the shares of common stock, par value $0.001 per share, of Cipher;

•	“Closing” are to the closing of the Business Combination;

•	“Closing Date” are to August 27, 2021;

•	“Code” are to the Internal Revenue Code of 1986, as amended;

•	“Company Support Agreement” are to that certain support agreement, dated as of March 4, 2021, by and among GWAC, Cipher and Bitfury Top HoldCo;

•	“COVID-19” are to the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies;

•	“DGCL” are to the Delaware General Corporation Law, as amended; “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Exchange Ratio” are to the ratio of 400,000 shares of our common stock for each 1 share of Cipher Common Stock;

•	“Effective Time” are to the effective time of the Merger;

•	“Governing Documents” are to the Certificate of Incorporation and the Bylaws;

•	“GWAC” are to Good Works Acquisition Corp., a Delaware corporation;

•

“GWAC Common Stock” are to, prior to consummation of the Transactions, GWAC’s common stock, par value $0.001 per share and, following consummation of the Transactions, to the common stock, par value $0.001 per share, of New Cipher;

•

“GWAC Founder Shares” are to the 4,478,000 shares of GWAC Common Stock held by the Sponsor, GWAC Sponsor 2, LLC, the Anchor Investors, GWAC’s officers and directors, and certain other GWAC stockholders (collectively, the “Founders”);

•	“GWAC’s IPO” are to the initial public offering by GWAC which closed on October 19, 2020;

•	“GWAC Private Placement Shares” are to the 228,000 private placement shares of GWAC underlying 228,000 of GWAC Private Placement Units;

•

“GWAC Private Placement Units” are to the 228,000 units that were issued in a private placement at a price of $10.00 per unit to certain funds and accounts managed by the Anchor Investors, simultaneously with the closing of the GWAC’s IPO; each unit consists of one GWAC Private Placement Share and one-half of one Warrant;

•

“GWAC Support Agreement” are to that certain support agreement, entered into on March 4, 2021, as amended and restated in its entirety on May 12, 2021, by and among GWAC, the Sponsor, GW Sponsor 2, LLC, Magnetar Financial LLC, Mint Tower Capital Management B.V., Peridian Fund, L.P., Polar Multi-Strategy Master Fund, and Cipher;

•	“Incentive Award Plan” are to the New Cipher’s incentive award plan;

•

“Initial Stockholder Shares” are to 775,000 shares of our common stock owned by the Initial Stockholders and 800,000 shares of our common stock, which certain Initial Stockholders donated to non-profit organizations listed as the Selling Securityholders in this prospectus;

•	“Initial Stockholders” are to GWAC’s former officers and directors, namely Cary Grossman, Fred Zeidman, Douglas Wurth, David Pauker, John J. Lendrum III, Paul Fratamico and Tahira Rehmatullah;

•	“Master Services and Supply Agreement” or the “MSSA” are to the master services and supply agreement to entered into at Closing by Cipher and Bitfury Top HoldCo;

•

“Merger” are to the merger of Merger Sub with and into Cipher pursuant to the Merger Agreement, with Cipher as the surviving company in the Merger and, after giving effect to such Merger, Cipher becoming a wholly-owned subsidiary of GWAC;

•	“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of March 4, 2021, by and among GWAC, Cipher and Merger Sub;

•

“Merger Consideration” are to each share of Cipher Common Stock issued and outstanding immediately prior to the Effective Time, other than any Cipher Cancelled Shares, shall be converted into the right to receive four hundred thousand (400,000) shares of duly authorized, validly issued, fully paid and nonassessable common stock (deemed to have a value of ten dollars ($10.00) per share);

•	“Merger Sub” are to Currency Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GWAC;

•	“Named Sponsors” are to I-B Good Works, LLC, Magnetar Financial LLC, Mint Tower Capital Management B.V., Periscope Capital, Inc. and Polar Asset Management Partners Inc.;

•	“New Cipher” are to GWAC after giving effect to the Business Combination and its name change from GWAC Acquisition Corp. to Cipher Mining Inc.;

•	“New Cipher Common Stock” are to the share of common stock, par value $0.001 per share, of New Cipher;

•

“PIPE Financing” are to the private placement pursuant to which GWAC entered into the PIPE Subscription Agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with certain investors whereby such investors purchased an aggregate of 32,235,000 shares of our common stock at a purchase price of $10.00 per share for an aggregate commitment of $322,350,000;

•

“PIPE Investment Amount” are to a consideration in an aggregate value equal to three hundred and eighty-two million, three hundred and fifty thousand dollars ($382,350,000), comprising payments of cash and/or forgiveness of outstanding indebtedness, contemplated by the PIPE Financing and the Bitfury Private Placement;

•	“PIPE Investors” are to the investors who participated in the PIPE Financing and entered into the PIPE Subscription Agreements;

•	“PIPE Subscription Agreements” are to the subscription agreements entered into by and between GWAC and each of the PIPE Investors in connection with the PIPE Financing;

•	“Private Placement Shareholders” are to the holders of the GWAC Private Placement Shares;

•

“Private Placement Warrants” means the currently outstanding 114,000 private placement warrants to purchase ordinary shares of New Cipher that were issued to the Anchor Investors as part of GWAC’s IPO, which are substantially identical to the Public Warrants, subject to certain limited exceptions;

•	“public shares” are to shares of GWAC Common Stock sold as part of the units in the GWAC’s IPO (whether they were purchased in the GWAC’s IPO or thereafter in the open market);

•

“public stockholders” are to the holders of public shares, including the Sponsor and GWAC’s officers and directors to the extent the Sponsor and GWAC’s officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

•	“Public Warrants” are to the currently outstanding 8,500,000 redeemable warrants to purchase ordinary shares of New Cipher that were issued in GWAC’s IPO;

•

“Registration Rights Agreement” are to that certain registration rights agreement, dated as of August 26, 2021, by and among GWAC, Cipher, the Sponsor, Bitfury Top HoldCo and the other parties thereto;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Sponsor” are to I-B Good Works LLC, a Delaware limited liability company;

•	“Stockholder Restrictive Covenant Agreement” are to that certain restrictive covenant agreement, dated as of March 4, 2021, by and among Bitfury Top HoldCo and GWAC;

•

“Transaction Agreements” are to the Merger Agreement, the GWAC Support Agreement, the Company Support Agreement, the Registration Rights Agreement, the PIPE Subscription Agreements, each Letter of Transmittal, the Proposed Certificate of Incorporation, the Proposed Bylaws, and all the other agreements, documents, instruments and certificates entered into in connection herewith and/or therewith and any and all exhibits and schedules thereto;

•	“Transactions” are to, collectively, the Business Combination and the other transactions contemplated by the Merger Agreement;

•	“transfer agent” are to Continental Stock Transfer & Trust Company, GWAC’s transfer agent;

•	“Trust Account” are to the trust account of GWAC that holds the proceeds from the GWAC’s IPO, governed by the Trust Agreement;

•

“Trust Agreement” are to the investment management trust agreement, dated October 19, 2020, by and between GWAC and Continental Stock Transfer & Trust Company, as trustee, entered into in connection with the GWAC’s IPO;

•	“Warrants” are to the Public Warrants and the Private Placement Warrants; and

•

“Warrant Agreement” means the warrant agreement, dated October 19, 2020, between GWAC and Continental Stock Transfer & Trust Company, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the Warrants.

v

MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms or other independent sources and our own estimates based on our management’s knowledge of and experience in the market sectors in which we compete.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express New Cipher’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our financial and business performance following the Business Combination, including financial projections and business metrics;

•	the ability to maintain the listing of our common stock and warrants on Nasdaq, and the potential liquidity and trading of such securities;

•	the ability to recognize the anticipated benefits of the Business Combination;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•	our expected operational rollout in the initial buildout phase and the second phase, in particular the ability to build out the necessary initial sites in Texas and Ohio;

•	our commercial partnerships and supply agreements;

•	the effects of competition and regulation on our business;

•	the effects of price fluctuations in the wholesale and retail power markets;

•	the effects of global economic, business or political conditions, such as the global coronavirus (“COVID-19”) pandemic and the disruption caused by various countermeasures to reduce its spread;

•	the value and volatility of Bitcoin and other cryptocurrencies; and

•	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY

The following summary highlights information contained in greater details elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock or warrants. You should carefully consider, among other things, our financial statements and related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Company Overview

Our key mission is to become the leading Bitcoin mining company in the United States. We are an emerging technology company that plans to operate in the Bitcoin mining ecosystem in the United States.

We were established by the Bitfury Group, a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. On August 27, 2021, we consummated the Business Combination with Good Works. As a stand-alone, U.S.-based cryptocurrency mining business, specializing in Bitcoin, we have begun our initial buildout phase with a set-up of cryptocurrency mining sites in four cities in the United States (three in Texas and one in Ohio). We currently anticipate beginning deployment of capacity, with power and infrastructure readiness across three of our planned cryptocurrency mining sites, in the first quarter of 2022.

In connection with our planned set-up, we entered into the Standard Power Hosting Agreement, the WindHQ Joint Venture Agreement and the Luminant Power Agreement, all of which, together, are expected to cover sites for our data centers referenced above, see “Business—Material Agreements”. Pursuant to these agreements, we expect to have access, for at least five years, to an average cost of electricity of approximately 2.7 c/kWh. We expect that this will help competitively position us to achieve our goal of becoming the leading Bitcoin mining operator in the United States.

We aim to deploy the computing power that we will create to mine Bitcoin and validate transactions on the Bitcoin network. We believe that Cipher will become an important player in the Bitcoin network due to our planned large-scale operations, best-in-class technology, market-leading power and hosting arrangements and a seasoned, dedicated senior management team.

Corporate Information

We were incorporated on June 24, 2020 as a special purpose acquisition company and a Delaware corporation under the name Good Works Acquisition Corp. On October 22, 2020, GWAC completed its initial public offering. On August 27, 2021, GWAC consummated the Business Combination with Cipher pursuant to the Merger Agreement. In connection with the Business Combination, GWAC changed its name to Cipher Mining Inc. Our address is 222 Purchase Street, Suite #290, Rye, New York, 10580. Our telephone number is (914) 370-8006. Our website address is https://investors.ciphermining.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Recent Business Developments

On August 20, 2021 and on August 30, 2021, we and Bitmain Technologies Limited (“Bitmain”) entered into agreements for us to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which are expected to be delivered in nine batches on a monthly basis between January 2022 and September 2022.

On September 2, 2021, we entered into a framework agreement with SuperAcme Technology (Hong Kong) Limited to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which are expected to be delivered in six batches on a monthly basis between July 2022 and year-end 2022.

On October 11, 2021, we entered into an agreement with Bitfury Top HoldCo B.V. (“Bitfury Top HoldCo B.V.”), made under, and as a part of, the master services and supply agreement with Bitfury Top HoldCo (the “Master Services and Supply Agreement”) to purchase a total of between 28,000 to 56,000 mining rigs, which are expected to be delivered in seven batches on a monthly basis between June 2022 and December 2022. On December 29, 2021, we also entered into an agreement with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase 180 units of BlockBox air-cooled containers, the modular data centers that house mining machines, which are expected to be delivered in 20 batches between May 2022 and October 2022.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our common stock or warrants and result in a loss of all or a portion of your investment:

•	We are in an early stage of development. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

•	Our lack of operating history makes evaluating our business and future prospects difficult and increases the risk of an investment in our securities.

•	Our operating results may fluctuate due to the highly volatile nature of cryptocurrencies in general and, specifically, Bitcoin.

•

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.

•	We may be affected by price fluctuations in the wholesale and retail power markets.

•

We will be vulnerable to severe weather conditions and natural disasters, including severe heat, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.

•

We may depend on third parties to provide us with certain critical equipment and may rely on components and raw materials that may be subject to price fluctuations or shortages, including ASIC chips that have been subject to an ongoing significant shortage.

•	We are exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.

•	The properties in our mining network may experience damages, including damages that are not covered by insurance.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) December 31, 2025, the last day of the fiscal year following the fifth anniversary of the date of the first sale of the initial public offering by GWAC, which closed on October 19, 2020 (“GWAC’s IPO”), (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

THE OFFERING

Issuer	Cipher Mining Inc.

Issuance of common stock	Up to 8,614,000 shares of common stock issuable upon exercise of warrants, consisting of:
Shares of common stock to be issued upon exercise of Public Warrants and Private Placement Warrants	•	up to 8,500,000 shares of common stock that are issuable by us upon the exercise of 8,500,000 Public Warrants and

•	up to 114,000 shares of common stock that are issuable by us upon the exercise of 114,000 Private Placement Warrants.
Shares of our common stock outstanding prior to exercise of all Warrants (as of January 1, 2022)	250,174,253

Exercise price of public warrants and private placement warrants	$11.50 per share, subject to adjustments as described herein

Use of proceeds	We will receive up to an aggregate of approximately $99.1 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for investment in growth and general corporate purposes. See “Use of Proceeds.”

Resale of common stock and private placement warrants

Shares of common stock offered by the Selling Securityholders (including shares of common stock that may be issued upon exercise of the Private Placement Warrants)	We are registering the resale by the Selling Securityholders of an aggregate of 26,825,705 shares of common stock, consisting of:

•	up to 17,075,205 of PIPE Shares;

•	up to 1,525,000 Initial Stockholder Shares;

•	up to 757,500 shares of common stock issued in exchange for GWAC common stock issued in a private placement to I-B Good Works, LLC (the “Sponsor”);

•	up to 562,500 shares of common stock issued in exchange for GWAC common stock issued in a private placement to GW Sponsor 2, LLC;

•	up to 563,500 shares of common stock issued in a private placement to the Anchor Investors (as defined below);

•	up to 6,000,000 shares of common stock issued in Bitfury Private Placement;

•	up to 228,000 of Private Placement Shares and

•	up to 114,000 shares of common stock issuable upon the exercise of the private placement warrants.

Warrants offered by the Selling Securityholders	Up to 114,000 private placement warrants

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of any shares of common stock registered under this prospectus for resale.

Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of common stock and warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

Risk Factors	See “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.

Trading Symbols	Our common stock and public warrants are listed and traded on the Nasdaq under the symbols “CIFR” and “CIFRW”, respectively.

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected.

Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination and to New Cipher and its consolidated subsidiaries following the Business Combination.

Risks Related to Our Limited Operating History and Early Stage of Growth

We are in an early stage of development. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Having been incorporated only on January 7, 2021, we have no operating history and have not earned any revenues to date. Our primary business activities are focused on the development and operation of our cryptocurrency mining business, specializing in Bitcoin. Although we believe that our business model has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Our lack of operating history makes evaluating our business and future prospects difficult and increases the risk of an investment in our securities.

We are a recently formed entity, which currently has no operations and therefore has no meaningful operating history upon which an investor may evaluate our business, prospects, financial condition and operating results. It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. Furthermore, we plan to focus our business on cryptocurrency, and specifically Bitcoin, mining, a new and developing field, which could further exacerbate the risks involved in our business, see “-Risks Related to Cryptocurrency-Acceptance and widespread use of cryptocurrency, in general, and Bitcoin, specifically, is uncertain.” In the event that actual results differ from our estimates or we adjust our estimates in future periods, our business, prospects, financial condition and operating results could be adversely affected.

Our business and the markets in which we plan to operate are new and rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We have not earned any revenues to date and expect to incur losses until we are able to commence our operations. These losses could increase as we continue to work to develop our business. We plan to focus on cryptocurrency mining business, specializing in Bitcoin. Specifically, we plan to begin our initial buildout phase with a set-up of five cryptocurrency mining facilities (or sites) in four cities in the United States (three in Texas and one in Ohio), see “Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan”. Our business and the markets in which we plan to operate are new and rapidly evolving, which makes it difficult to evaluate and assess our future prospects and the risks and challenges that we may encounter. These risks and challenges include, among others, our ability to:

•	implement our business model in a timely manner, in particular our ability to set up our planned cryptocurrency mining facilities in Texas and Ohio;

•	establish and maintain our commercial and supply partnerships, including our power and hosting arrangements as well as our arrangements for the supply of mining equipment;

•	react to challenges from existing and new competitors;

•	comply with existing and new laws and regulations applicable to our business and in our industry; and

•	anticipate and respond to macroeconomic changes, and industry benchmarks and changes in the markets in which we plan to operate.

Our strategy may not be successful, and we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. If the risks and uncertainties that we plan for when establishing and operating our business are incorrect or change, or if we fail to manage these risks successfully, our results of operations could differ materially from our expectations and our business, prospects, financial condition and operating results could be adversely affected.

We will need to raise additional capital, which may not be available on terms acceptable to us, or at all.

We are in the process of an active operational buildout and anticipate that we will need some additional capital to implement our initial buildout phase, including the planned roll-out of our mining sites in the third quarter of 2022. For further details, see “Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan”. If we are unable to obtain adequate debt or equity financing for our planned roll-out, we may be required to delay or change our planned initial buildout steps, which may adversely affect our business plan. From time to time, we may also require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances. Accordingly, we may determine to engage in equity or debt financings or enter into credit facilities for the above-mentioned or other reasons. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all.

Furthermore, if we raise additional funds through equity financing, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could also involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited and it could have a material adverse effect on our business, prospects, financial condition, and operating results.

Risks Related to Our Business, Industry and Operations

Our operating results may fluctuate due to the highly volatile nature of cryptocurrencies in general and, specifically, Bitcoin.

All of our sources of revenue will be dependent on cryptocurrencies and, specifically, Bitcoin and the broader blockchain and Bitcoin mining ecosystem. Due to the highly volatile nature of the cryptocurrency markets and the prices of cryptocurrency assets, our operating results may fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader cryptocurrency ecosystem. Our operating results may fluctuate as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

•	macroeconomic conditions, including the global inflationary trends;

•	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

•	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;

•	system errors, failures, outages and computer viruses, which could disrupt our ability to continue mining;

•	power outages and certain other events beyond our control, including natural disasters and telecommunication failures;

•	breaches of security or privacy;

•	our ability to attract and retain talent; and

•	our ability to compete with our existing and new competitors.

As a result of these factors, it may be difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the Bitcoin mining ecosystem, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates, and our operating results in one or more future quarters may fall below the expectations of securities analysts and investors.

If we are unable to successfully maintain our power and hosting arrangements or secure the sites for our data centers, on acceptable terms or at all or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer.

As part of our initial buildout phase, we plan to set up and begin operations across four cities in the United States, with three in Texas and one in Ohio. We currently anticipate beginning deployment of capacity, with power and infrastructure readiness across three of our planned cryptocurrency mining sites, in the first quarter of 2022. For further details on our planned initial buildout phase, see “Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan”. We entered into definitive power and hosting arrangements with Standard Power, WindHQ and Luminant, which intend to cover sites for our data centers in at least the four planned cities referenced above. For further details, see “Business—Material Agreements—Power Arrangements and Hosting Arrangements”. Furthermore, although these definitive agreements include provisions allowing us to secure the sites for our data centers, actually securing these sites on terms acceptable to our management team may not occur within our timing expectations or at all. Securing the sites for our data centers may also be subject to various governmental approvals and require entry into ancillary agreements. Our inability to secure the sites for our data centers could adversely impact the anticipated timing of our initial buildout phase and therefore the time by which we are able to commence our operations.

If we are forced to locate alternative sites, we may not be successful in identifying adequate replacement sites to house our miners. Even if we identify such sites, we may not be successful in leasing the necessary facilities at rates that are economically viable to support our mining activities.

Even if we successfully secure the sites for our data centers, in the future, we may not be able to renew those on acceptable terms, in which case we would need to relocate our established mining operations. Relocating any mining operation may force us to incur the costs to transition to a new facility including, but not limited to, transportation expenses and insurance, downtime while we are unable to mine, legal fees to negotiate the new lease, de-installation at our current facility and, ultimately, installation at any new facility we identify. These costs may be substantial, and we cannot guarantee that we will be successful in transitioning our miners to a new facility. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results.

We depend on third parties to provide us with certain critical equipment and rely on components and raw materials that may be subject to price fluctuations or shortages, including ASIC chips that have been subject to an ongoing significant shortage.

In order to build and sustain our operations we will depend on third parties to provide us with ASIC chips and other critical components for our mining equipment, which may be subject to price fluctuations or shortages. For example, the ASIC chip is the key component of a mining machine as it determines the efficiency of the device. The production of ASIC chips typically requires highly sophisticated silicon wafers, which currently only a small number of fabrication facilities, or wafer foundries, in the world are capable of producing. We believe that the current microchip and semiconductor shortage that the entire industry is experiencing leads to price fluctuations and disruption in the supply of key miner components. Specifically, the ASIC chips have been subject to a significant price increases and shortages.

We have no operating history and have not earned any revenues to date. We cannot order ASIC chips or other equipment or services without advance payments as ASIC chip manufacturers, and suppliers typically do not guarantee reserve foundry capacity or supplies without substantial order deposits. While, as part of our initial buildout phase, we have already entered into arrangements with Bitmain, SuperAcme and the Bitfury Group for supply of miners and other equipment and services (for further details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments”), we cannot guarantee that we or our counterparties, under these or any other future arrangements, will be able to timely place or fulfill our purchase orders to ensure sufficient supply of the required equipment at prices acceptable to us or at all. Furthermore, while we generally expect to fund our initial buildout phase, including our purchases of ASIC chips and other equipment and services, with the funds received in connection with the Business Combination, we anticipate that we will need some additional capital to implement our initial buildout phase, see “—Risks Related to Our Limited Operating History and Early Stage of Growth—We will need to raise additional capital, which may not be available on terms acceptable to us, or at all.” Thus, there is a risk that we will not be able to progress our initial buildout phase as planned.

Our ability to source ASIC chips and other critical components in a timely matter and at an acceptable price and quality level is critical to our operational buildout timeline and the development under our current business model. See “Business—Bitcoin Mining Technology—ASIC chips”. We will be exposed to the risk of disruptions or other failures in the overall global supply chain for cryptocurrency hardware. This is particularly relevant to the ASIC chip production since there is only a small number of fabrication facilities capable of such production, which increases our risk exposure to manufacturing disruptions or other supply chain failures. For further details see “—We are exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.”

There is also a risk that a manufacturer or seller of ASIC chips or other necessary mining equipment may adjust the prices according to Bitcoin, other cryptocurrency prices or otherwise, so the cost of new machines could become unpredictable and extremely high. As a result, at times, we may be forced to obtain miners and other hardware at premium prices, to the extent they are even available. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.

If we fail to timely complete the planned construction of our sites and commence operations, it could have a material adverse effect on our business.

We currently anticipate beginning deployment of capacity, with power and infrastructure readiness across three of our planned cryptocurrency mining sites, in the first quarter of 2022. For further details, see “Business—Our Planned Cryptocurrency Operations—Operational Buildout Plan”. We cannot give assurances that the construction at any of our planned sites will be completed as scheduled, without cost overrun or at all. Given current lead times for new mining hardware and certain equipment, we need to commit to purchasing mining machines and equipment in advance of a site becoming fully operational, and we may not have the power capacity or finalized infrastructure to support these mining machines. A failure or material delay in our ability to develop and operate the sites in accordance with, or in excess of, expectations could have a material adverse effect on our business, prospects, financial condition and operating results. Even if the construction is completed on a timely basis, we cannot give assurances that the full commercial operations will begin as we expected due to delays in receipt and installation of mining machines or otherwise.

Delays or disruptions in the development or operation of our Texas sites could also materially and adversely affect our business, results of operations and financial condition.

We currently expect to have a concentration of cryptocurrency mining sites in Texas. As part of our strategy, we expect beginning deployment of capacity, with power and infrastructure readiness across four sites in Texas in the first three quarters of 2022, deploying approximately 271 MW of capacity there. Thus, we expect to be particularly exposed to changes in market conditions and natural disasters in this state. Texas, through its regulatory and economic incentives, has been encouraging cryptocurrency mining companies, like ours, to locate their operations in the state. As such, we may face increased competition in Texas for suitable mining sites and skilled workers. If we experience delays in construction or commencement of mining operations, supply chain disruptions (such as the global microchip and semiconductor shortage), increased costs of component parts or raw materials, increased costs or lack of skilled labor or disputes with our third party contractors or service providers, or if other unforeseen events occur, our business, financial condition and results of operations could be adversely impacted.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.

Mining Bitcoin requires massive amounts of electrical power, and electricity costs are expected to account for a significant portion of our overall costs. The availability and cost of electricity will restrict the geographic locations of our mining activities. Any shortage of electricity supply or increase in electricity costs in any location where we plan to operate may negatively impact the viability and the expected economic return for Bitcoin mining activities in that location.

Further, our business model can only be successful and our mining operations can only be profitable if the costs, including electrical power costs, associated with Bitcoin mining are lower than the price of Bitcoin itself. As a result, any mining operation we establish can only be successful if we can obtain sufficient electrical power for that site on a cost-effective basis, and our establishment of new mining data centers requires us to find sites where that is the case. Even if our electrical power costs do not increase, significant fluctuations in, and any prolonged periods of, low Bitcoin prices may also cause our electrical supply to no longer be cost-effective.

We entered into separate definitive power and hosting arrangements with Standard Power, WindHQ and Luminant, which intend to cover sites for our data centers in at least four planned cities where we expect to begin our initial buildout phase. For further details, see “Business—Material Agreements—Power Arrangements and Hosting Arrangements”. If our counterparties fail to perform their obligations under these agreements, we may be forced to look for alternative power providers. There is no assurance that we will be able to find such alternative suppliers on acceptable terms in a timely manner or at all. See also “—We are exposed to risk of nonperformance by counterparties, including our counterparties under our power and hosting arrangements.”

Furthermore, there may be significant competition for suitable cryptocurrency mining sites. Government regulators, including local permitting officials, may also potentially restrict our ability to set up cryptocurrency mining operations in certain locations. They can also restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision of electricity to mining operations. For example, in 2018, the board of commissioners of Chelan County Public Utility District in Washington voted to stop reviewing applications for mining facilities following a review of the impact of existing operations. While we are not aware of the existence of any such restrictions in our planned mining locations in Texas and Ohio, new ordinances and other regulations at the federal, state and local levels can be introduced at any time. Specifically, those can be triggered by certain adverse weather conditions or natural disasters, see “—We will be vulnerable to severe weather conditions and natural disasters, including severe heat, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.”

Furthermore, as cryptocurrency mining becomes more widespread, government scrutiny related to restrictions on cryptocurrency mining facilities and their energy consumption significantly increases. The considerable consumption of electricity by mining operators may also have a negative environmental impact, including contribution to climate change, which could set the public opinion against allowing the use of electricity for Bitcoin mining activities or create a negative consumer sentiment and perception of Bitcoin, specifically, or cryptocurrencies, generally. This, in turn, could lead to governmental measures restricting or prohibiting cryptocurrency mining or the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where we plan to operate could increase our compliance burdens and have a material adverse effect on our business, prospects, financial condition, and operating results. Government regulators in other countries may also ban or substantially limit their local cryptocurrency mining activities, which could have a material effect on our supply chains for mining equipment or services and the price of Bitcoin. For example, on September 24, 2021, the Chinese government declared that all digital currency-related business activities are illegal, effectively banning mining and trading in cryptocurrencies, such as Bitcoin. We believe that this development increases our domestic competition as many of those cryptocurrency miners or new entrants in this market are moving, or consider moving, their cryptocurrency mining operations or establishing new operations in the United States. For further details on our competition, see “—We will operate in a highly competitive industry and we compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.”

Additionally, our mining operations could be materially adversely affected by power outages and similar disruptions. Given the power requirements for our mining equipment, it would not be feasible to run this equipment on back-up power generators in the event of a government restriction on electricity or a power outage. Under some of our power arrangements, our power supply could be automatically reduced or curtailed by the market regulators or grid operators in cases of certain system disruptions or emergencies. If we are unable to receive adequate power supply and are forced to reduce or shut down our operations due to the availability or cost of electrical power, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

We may be affected by price fluctuations in the wholesale and retail power markets.

While the majority our power and hosting arrangements contain fixed power prices, some also contain certain price adjustment mechanisms in case of certain events. Furthermore, a portion of our power and hosting arrangements includes merchant power prices, or power prices reflecting market movements. Market prices for power, generation capacity and ancillary services, are unpredictable. Over the past year, the market prices for power have generally been increasing, driven in part by the price increases in various commodities, including natural gas. Depending upon the effectiveness of any price risk management activity undertaken by us, an increase in market prices for power, generation capacity, and ancillary services may adversely affect our business, prospects, financial condition, and operating results. Long- and short-term power prices may fluctuate substantially due to a variety of factors outside of our control, including, but not limited to:

•	increases and decreases in generation capacity;

•	changes in power transmission or fuel transportation capacity constraints or inefficiencies;

•	volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters;

•

technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

•	federal and state power, market and environmental regulation and legislation; and

•	changes in capacity prices and capacity markets.

If we are unable to secure power supply at prices or on terms acceptable to us, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

We will be vulnerable to severe weather conditions and natural disasters, including severe heat, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.

Our business will be subject to the risks of severe weather conditions and natural disasters, including severe heat, earthquakes, fires, floods, hurricanes, as well as power outages and other industrial incidents, any of which could result in system failures, power supply disruptions and other interruptions that could harm our business. As a substantial portion of our business and operations will be located in Texas and Ohio, we will be particularly vulnerable to disruptions affecting those states.

For example, in February 2021, Texas was hit with a major winter storm, which triggered power outages across the state for several days and left millions of homes, offices and factories without power. Although the power outages did not have a material impact on our power suppliers, future power outages may disrupt our business operations and adversely affect our results of operations. Furthermore, the grid damages that occurred in Texas could potentially lead to delays and increased prices in our procurement of certain equipment essential to our operations, such as switchgears, cables and transformers. This could adversely impact the anticipated timing of our initial buildout phase and therefore the time by which we are able to commence our operations.

While the majority of our power and hosting arrangements contain fixed power prices, some portion of our power arrangements have merchant power prices, or power prices reflecting the market movements. In an event of a major power outage, such as the abovementioned power outage in Texas, the merchant power prices could be too high to make Bitcoin mining profitable. Furthermore, even the fixed-price power arrangements would still depend upon prevailing market prices to some degree. To extent the power prices increase significantly as result of severe weather conditions, natural disasters or any other causes, resulting in contract prices for power being significantly lower than current market prices, the counterparties under our power and hosting arrangements may refuse to supply power to us during that period of fluctuating prices, see “—We are exposed to risk of nonperformance by counterparties, including our counterparties under our power and hosting arrangements.”

From time to time, we may consider protecting against power price movements by adopting a more risk averse power procurement strategy and hedging our power purchase prices, which would translate into additional hedging costs for us.

Furthermore, events such as the aforementioned outage in Texas may lead federal, state or regional government officials to introduce new legislation and requirements on power providers that may result in, among other things, restrictions on cryptocurrency mining operations in general.

We do not plan to carry business interruption insurance sufficient to compensate us for the losses that may result from interruptions in our operations as a result of system failures. A system outage or data loss, caused by it, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We are exposed to risk of nonperformance by counterparties, including our counterparties under our power and hosting arrangements.

We are exposed to risk of nonperformance by counterparties, whether contractual or otherwise. Risk of nonperformance includes inability or refusal of a counterparty to perform because of a counterparty’s financial condition and liquidity or for any other reason. For example, our counterparties under our power and hosting arrangements may be unable to deliver the required amount of power at the required time for a variety of technical or economic reasons. For example, under the Standard Power Hosting Agreement, the power availability date for the first forty Megawatts (40 MWs) was expected in December 15, 2021; but due to infrastructure supply delays it is now expected to materialize in the second quarter of 2022. For further details, see “Business—Material Agreements—Power Arrangements and Hosting Arrangements”. Furthermore, there is a risk that during a period of power price fluctuations or prolonged or sharp power price increases on the market, our counterparties may find it economically preferable to refuse to supply power to us, despite the contractual arrangements. Any significant nonperformance by counterparties, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We are exposed to risks related to disruptions or other failures in the supply chain for cryptocurrency hardware and difficulties in obtaining new hardware.

Manufacture, assembly and delivery of certain components and products for mining operations could be complex and long processes, in the course of which various problems could arise, including disruptions or delays in the supply chain, product quality control issues, as well other external factors, over which we have no control.

Our mining operations can only be successful and ultimately profitable if the costs associated with Bitcoin mining, including hardware costs, are lower than the price of Bitcoin itself. In the course of the normal operation of our cryptocurrency mining facilities, our miners and other critical equipment and materials related to data center construction and maintenance, such as containers, switch gears, transformers and cables, will experience ordinary wear and tear and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. Declines in the condition of our miners and other hardware will require us, over time, to repair or replace those miners. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market. Any upgrading process may require substantial capital investment, and we may face challenges in doing so on a timely and cost-effective basis.

Our business will be subject to limitations inherent within the supply chain of certain of our components, including competitive, governmental, and legal limitations, and other events. For example, we expect that we will significantly rely on foreign imports to obtain certain equipment and materials. We anticipate that a large part of cryptocurrency miners for our operations will be imported from Malaysia and other parts of equipment and materials, including ASIC chips, will be manufactured in and imported from South Korea or Taiwan. Any global trade disruption, introductions of tariffs, trade barriers and bilateral trade frictions, together with any potential downturns in the global economy resulting therefrom, could adversely affect our necessary supply chains. Our third-party manufacturers, suppliers and subcontractors may also experience disruptions by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions, such as those that were triggered by the COVID-19 pandemic, for example. Depending on the magnitude of such effects on our supply chain, shipments of parts for our miners, or any new miners that we order, may be delayed.

Furthermore, the global supply chain for cryptocurrency miners is presently heavily dependent on China, where numerous cryptocurrency mining equipment suppliers are located. In the wake of the COVID-19 pandemic, the industry experienced some significant supply disruptions from China. In the recent years, the Chinese government has also been actively advancing a crackdown on Bitcoin mining and trading in China. Specifically, in September 2021, the Chinese government declared that all digital currency-related business activities are illegal, effectively banning mining and trading in cryptocurrencies, such as Bitcoin. Most Bitcoin miners in

China were taken offline. While the supply of cryptocurrency hardware from China has not yet been banned, China has in the past limited the shipment of products in and out of its borders and there is a risk that further regulation or government action, on the national or local level in China, could lead to significant disruptions in the supply chain for cryptocurrency hardware. Overall, we cannot anticipate all the ways in which this regulatory action and any additional restrictions could adversely impact our industry and business. If further regulation or government action follows, for example, in the form of prohibition on production or exports of the mining equipment, it is possible that our industry may be severely affected. Should any disruptions to the China-based global supply chain for cryptocurrency hardware occur, such as, for example, as result of worsening of the U.S. trade relations with China, including imposition of new tariffs, trade barriers and bilateral trade frictions, we may not be able to obtain adequate equipment from the manufacturer on a timely basis. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.

The properties in our mining network may experience damages, including damages that are not covered by insurance.

Our planned mining operations in Ohio and Texas, and any other future cryptocurrency mining sites we establish, will be subject to a variety of risks relating to physical condition and operation, including:

•	the presence of construction or repair defects or other structural or building damage;

•	any noncompliance with, or liabilities under, applicable environmental, health or safety regulations or requirements or building permit requirements;

•	any damage resulting from extreme weather conditions or natural disasters, such as hurricanes, earthquakes, fires, floods and snow or windstorms; and

•	claims by employees and others for injuries sustained at our properties.

For example, our cryptocurrency mining facilities could be rendered inoperable, temporarily or permanently, as a result of, among others, a fire or other natural disasters. The security and other measures we anticipate to take to protect against these risks may not be sufficient.

Additionally, our mines could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. For further details on our reliance on the power generating capacity, see “—Bitcoin mining activities are energy intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.” Our insurance is anticipated to cover the replacement costs of any lost or damaged miners, but will not cover any interruption of our mining activities. Our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines.

We are recently formed and our success and future growth will, to a significant degree, depend on the skills and services of our management. Our loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.

We have no operating history, and our success and future growth will to a significant degree depend on the skills and services of our management, including our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operating Officer, Chief Construction Officer and our Deputy General Counsel / Corporate Secretary. We will need to continue to grow our management in order to alleviate pressure on our existing team and in order to set up and develop our business. If our management, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be significantly harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt our business.

Furthermore, the loss of key members of our management could inhibit our growth prospects. Our future success depends, in large part, on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, who have a sound understanding of our business and the cryptocurrency industry, for example, specialists in power contract negotiations and management, as well as data center specialists. As cryptocurrency, and specifically Bitcoin, mining, is a new and developing field, the market for highly qualified personnel in this industry is particularly competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, it could have a material adverse effect on our business, prospects, financial condition, and operating results.

We have an evolving business model.

As digital assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve, including as part of evolution in their regulatory treatment on the international and the U.S. federal, state and local levels. For more detail about the potential regulatory risks, see “Risks Related to Regulatory Framework—There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of digital assets, such as cryptocurrencies, in a manner that adversely affects our business, prospects or operations”. As a result, our business model may need to evolve in order for us to stay current with the industry and to fully comply with the federal, as well as the applicable, state securities laws.

Furthermore, from time to time, we may modify aspects of our business model or engage in various strategic initiatives, which may be complimentary to our mining operations in the United States. For further information on our strategy, see “Business—Our Strategy—Retain flexibility in considering strategically adjacent opportunities complimentary to our business model”. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business, damage our reputation and limit our growth. Additionally, any such changes to our business model or strategy could cause us to become subject to additional regulatory scrutiny and a number of additional requirements, including licensing and permit requirements. All of the abovementioned factors may impose additional compliance costs on our business and higher expectations from regulators regarding risk management, planning, governance and other aspects of our operations.

Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may fail to capitalize on certain important business and market opportunities. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results.

We may experience difficulties in effectively managing our initial buildout phase and, subsequently, managing our growth and expanding our operations.

We expect to experience significant growth in the scope of our operations. Our ability to manage our initial buildout phase and the planned second phase will require us to build upon and to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Additionally, rapid growth in our business may place a strain on our managerial, operational and financial resources and systems. We may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business, prospects, financial condition and operating results could be adversely affected.

Unfavorable global economic, business or political conditions, such as the global COVID-19 pandemic and the disruption caused by various countermeasures to reduce its spread, could adversely affect our business, prospects, financial condition, and operating results.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, such as the impact of the current outbreak of the novel coronavirus disease (“COVID-19”). The COVID-19 pandemic that was declared on March 11, 2020 has caused significant economic dislocation in the United States and globally as governments of more than 80 countries across the world, including the United States, introduced measures aimed at preventing the spread of COVID-19, including, amongst others, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, quarantines and the imposition of both local and more widespread “work from home” measures. The spread of COVID-19 and the imposition of related public health measures have resulted in, and are expected to continue to result in, increased volatility and uncertainty in the cryptocurrency space. Any severe or prolonged economic downturn, as result of the COVID-19 pandemic or otherwise, could result in a variety of risks to our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

We may experience disruptions to our business operations resulting from supply interruptions, quarantines, self- isolations, or other movement and restrictions on the ability of our employees or our counterparties to perform their jobs. We may also experience delays in construction and obtaining necessary equipment in a timely fashion. For example, in early January 2022, we had to temporarily shut down the construction at our Alborz site in response to employees being impacted by COVID-19. The temporary shut down was less than a week, and we resumed the construction at the site immediately after. If we are unable to effectively set up and service our miners, our ability to mine Bitcoin will be adversely affected. The future impact of the COVID-19 pandemic is still highly uncertain and there is no assurance that the COVID-19 pandemic or any other pandemic, or other unfavorable global economic, business or political conditions, will not materially and adversely affect our business, prospects, financial condition, and operating results.

We will operate in a highly competitive industry and we compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

The cryptocurrency ecosystem is highly innovative, rapidly evolving, and characterized by competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. In the future, we expect competition to further intensify with existing and new competitors, some of which may have substantially greater liquidity and financial resources than we do. We compete against a number of companies operating both within the United States and abroad. Furthermore, increased regulatory focus and governmental scrutiny of cryptomining operations could lead to partial or full prohibitions on cryptocurrency mining activities in certain jurisdictions. For example, in May and June 2021, in their efforts to curb cryptocurrency trading and mining, regulators in several Chinese provinces, including Qinghai, Inner Mongolia and Sichuan, announced policies to curb or ban local cryptomining operations. Following the ban announcement, the price of Bitcoin experienced a drop of over 30%.

Furthermore, such regulatory actions, as well as any other political developments in the regions with active cryptocurrency trading or mining, may lead to increase our domestic competition as some of those cryptocurrency miners or new entrants in this market may move their cryptocurrency mining operations or establishing new operations in the United States. See also “—The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.” We may not be able to compete successfully against present or future competitors. We may not have the resources to compete with larger providers of similar services and, consequently, may experience great difficulties in expanding and improving our operations to remain competitive. For details on our current competitive landscape, see “Business—Competition.”

Competition from existing and future competitors could result in our inability to secure acquisitions and partnerships that we may need to build-up or expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business model. Furthermore, we anticipate encountering new competition if we expand our operations to new locations geographically and into wider applications of blockchain, cryptocurrency mining and mining farm operations. If we are unable to expand and remain competitive, our business, prospects, financial condition and operating results could be adversely affected.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin and adversely affect our business.

Our business strategy is substantially dependent on the market price of Bitcoin. As of the date of this prospectus, Bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, there are more than 13,400 alternative digital assets tracked by CoinMarketCap.com.

Many entities, including consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin network. For example, in May 2019, Facebook announced its plans to lead a consortium developing a new cryptocurrency called Libra (which was rebranded to Diem in 2020). Facebook’s significant resources and ability to engage users via social media may enable it to bring Diem to market rapidly and to deploy it across industries more rapidly and successfully than competing cryptocurrencies.

The emergence or growth of alternative digital assets could have a negative impact on the demand for, and price of, Bitcoin. If we are unable to transition our mining operations to a replacement digital asset, the reduction in the popularity of Bitcoin could have an adverse impact on our operations.

We may acquire other businesses, form joint ventures or make other investments that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expenses.

From time to time, we may consider potential acquisitions, joint venture or other investment opportunities. We cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into the existing business and could assume unknown or contingent liabilities.

Any future acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize. To finance any acquisitions or joint ventures, we may choose to issue shares of common stock, preferred stock, debt or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing stockholders or provide rights to such preferred stock holders in priority over our common stock holders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our common stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using stock as consideration.

If we fail to develop, maintain, and enhance our brand and reputation, our business, operating results and financial condition may be adversely affected.

We anticipate that our brand and reputation, particularly in the cryptocurrency ecosystem, will be an important factor in success and development of our business. As part of our strategy, we will seek to structure our relationships with equipment and service providers, our power suppliers and other potential partners as long-term partnerships, see “Business—Our Strategy—Position ourselves as a leader on the global cost curve and maintain strong relationships with our industry partners.” Thus, maintaining, protecting, and enhancing our reputation is also important to our development plans and relationships with our power suppliers, equipment and service providers and other counterparties.

Furthermore, we believe that the importance of our brand and reputation may increase as competition further intensifies. Our brand and reputation could be harmed if we fail to perform under our agreements or if our public image were to be tarnished by negative publicity, unexpected events or actions by third parties. Furthermore, Bitfury Top HoldCo is our controlling shareholder, if any member of the Bitfury Group is subject to negative news or extensive publicity, this, even if untrue, may cause our counterparties to lose confidence in us. Any unfavorable publicity about us, including our technology, our personnel, our controlling shareholder or Bitcoin and cryptoassets generally could have an adverse effect on the engagement of our partners and suppliers and may result in our failure to maintain or expand our business and successfully execute our business model.

Failure to keep up with evolving trends and shareholder expectations relating to ESG businesses or reporting could adversely impact our reputation, share price and access to and cost of capital.

Certain institutional investors, investor advocacy groups, investment funds, creditors and other influential financial markets participants have become increasingly focused on companies’ ESG practices in evaluating their investments and business relationships, including the impact of Bitcoin mining operations on the environment. Certain organizations also provide ESG ratings, scores and benchmarking studies that assess companies’ ESG practices. Although there are currently no universal standards for such ratings, scores or benchmarking studies, they are used by some investors to inform their investment and voting decisions. It is possible that our shareholders or organizations that report on, rate or score ESG practices will not be satisfied with our ESG strategy or performance. Unfavorable press about, or ratings or assessments of, our ESG strategies or practices, regardless of whether or not we comply with applicable legal requirements, may lead to negative investor sentiment toward us, which could have a negative impact on our stock price and our access to and cost of capital.

Our compliance and risk management methods might not be effective and may result in outcomes that could adversely affect our reputation, operating results, and financial condition.

Our ability to comply with applicable complex and evolving laws, regulations, and rules is largely dependent on the establishment and maintenance of our compliance, audit, and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. While we plan to devote significant resources to develop policies and procedures to identify, monitor and manage our risks, we cannot assure you that our policies and procedures will always be effective against all types of risks, including unidentified or unanticipated risks, or that we will always be successful in monitoring or evaluating the risks to which we are or may be exposed in all market environments.

We may infringe the intellectual property rights of others.

Our success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity in the cryptocurrency space, as well as litigation, based on allegations of infringement or other violations of intellectual property, including by large financial institutions. Furthermore, individuals and groups can purchase patents and other intellectual property assets solely for the purpose of making claims of infringement to extract settlements from companies like ours.

Our use of third-party intellectual property rights may be subject to claims of infringement or misappropriation. From time to time, third parties may claim that we are infringing upon or misappropriating their intellectual property rights, and we may be found to be infringing upon such rights. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments.

Furthermore, the occurrence of infringement claims may be likely to grow as the cryptocurrency ecosystem grows and matures. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

To protect all of our confidential and proprietary information, we plan to rely upon trademarks, copyright and trade secret protection, as well as potentially patents, non-disclosure agreements and invention assignment agreements with employees, consultants and third parties. Some elements of our business model are based on unpatented trade secrets and know-how that are not publicly disclosed. In addition to contractual measures, we plan to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information.

The security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and the recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time consuming, and the outcome is unpredictable. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed, which could have an adverse effect on our business, operating results, and financial condition.

Risks Related to Regulatory Framework

If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An issuer will generally be deemed to be an “investment company” for purposes of the 1940 Act if:

•

it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are not and will not be primarily engaged in the business of investing, reinvesting or trading in securities, and we do not hold ourselves out as being engaged in those activities. We intend to hold ourselves out as a cryptocurrency mining business, specializing in Bitcoin. Accordingly, we do not believe that we are an “orthodox” investment company as described in the first bullet point above.

While certain cryptocurrencies may be deemed to be securities, we do not believe that certain other cryptocurrencies, in particular Bitcoin, are securities. Our cryptocurrency mining activities will focus on Bitcoin; therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will comprise cryptocurrencies or assets that could be considered investment securities. Accordingly, we do not believe that we are an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. Although we do not believe any of the cryptocurrencies we may own, acquire or mine are securities, there is still some regulatory uncertainty on the subject, see “—There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of digital assets, such as cryptocurrencies, in a manner that adversely affects our business, prospects or operations.” If certain cryptocurrencies, including Bitcoin, were to be deemed securities, and consequently, investment securities by the SEC, we could be deemed an inadvertent investment company.

If we were to be deemed an inadvertent investment company, we may seek to rely on Rule 3a-2 under the 1940 Act, which allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (b) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are putting in place policies that we expect will work to keep the investment securities held by us at less than 40% of our total assets, which may include acquiring assets with our cash, liquidating our investment securities or seeking no-action relief or exemptive relief from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner. As Rule 3a-2 is available to an issuer no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Finally, we believe we are not an investment company under Section 3(b)(1) of the 1940 Act because we are primarily engaged in a non-investment company business.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. We intend to continue to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us and our senior management team and materially and adversely affect our business, financial condition and results of operations.

Any change in the interpretive positions of the SEC or its staff with respect to cryptocurrencies or digital asset mining firms could have a material adverse effect on us.

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Specifically, we do not believe that cryptocurrencies, in particular Bitcoin, are securities. The SEC Staff has not provided guidance with respect to the treatment of these assets under the 1940 Act. To the extent the SEC Staff publishes new guidance with respect to these matters, we may be required to adjust our strategy or assets accordingly. There can be no assurance that we will be able to maintain our exclusion from registration as an investment company under the 1940 Act. In addition, as a consequence of our seeking to avoid the need to register under the 1940 Act on an ongoing basis, we may be limited in our ability to engage in cryptocurrency mining operations or otherwise make certain investments, and these limitations could result in our holding assets we may wish to sell or selling assets we may wish to hold, which could materially and adversely affect our business, financial condition and results of operations.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities would cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we may operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. For example, in August 2015, the New York State Department of Financial Services enacted the first U.S. regulatory framework for licensing participants in “virtual currency business activity”. The regulations, known as the “BitLicense”, are intended to focus on consumer protection and regulate the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibit any person or entity involved in such activity to conduct activities without a license.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate.

There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of digital assets, such as cryptocurrencies, in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrencies illegal, and others allowing their use and trade without restriction. In some jurisdictions, such as in the U.S., digital assets, like cryptocurrencies, are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements.

Bitcoin is the oldest and most well-known form of cryptocurrency. Bitcoin and other forms of cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Bitcoin and other digital assets are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force (“FATF”) and the Internal Revenue Service (“IRS”) consider a cryptocurrency as currency or an asset or property. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency.

Furthermore, in the several applications to establish an Exchange Traded Fund (“ETF”) of cryptocurrency, and in the questions raised by the Staff under the 1940 Act, no clear principles emerge from the regulators as to how they view these issues and how to regulate cryptocurrency under the applicable securities acts. It has been widely reported that the SEC has recently issued letters and requested various ETF applications be withdrawn because of concerns over liquidity and valuation and unanswered questions about absence of reporting and compliance procedures capable of being implemented under the current state of the markets for exchange traded funds. On April 20, 2021, the U.S. House of Representatives passed a bipartisan bill titled “Eliminate Barriers to Innovation Act of 2021” (H.R. 1602). If passed by the Senate and enacted into law, the bipartisan bill would create a digital assets working group to evaluate the current legal and regulatory framework around digital assets in the United States and define when the SEC may have jurisdiction over a particular token or cryptocurrency (i.e., when it is a security) and when the Commodity Futures Trading Commission (the “CFTC”) may have jurisdiction (i.e., when it is a commodity).

If regulatory changes or interpretations require the regulation of Bitcoin or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Exchange Act and the 1940 Act or similar laws of other jurisdictions and interpretations by the SEC, the CFTC, the IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. We may also decide to cease certain operations and change our business model. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

Current and future legislation and SEC-rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin or other cryptocurrencies are viewed or treated for classification and clearing purposes. In particular, Bitcoin and other cryptocurrencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions unless another exemption is available, including transacting in Bitcoin or cryptocurrency among owners and require registration of trading platforms as “exchanges”.

Furthermore, when the interests of investor protection are paramount, for example in the offer or sale of Initial Coin Offering (“ICO”) tokens, the SEC has no difficulty determining that the token offerings are securities under the “Howey” test as stated by the United States Supreme Court. As such, ICO offerings would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Section 5(a) of the Securities Act provides that, unless a registration statement is in effect as to a security, it is unlawful for any person, directly or indirectly, to engage in the offer or sale of securities in interstate commerce. Section 5(c) of the Securities Act provides a similar prohibition against offers to sell, or offers to buy, unless a registration statement has been filed. Although, since we do not intend to be engaged in the offer or sale of securities in the form of ICO offerings, and we do not believe our planned mining activities would require registration for us to conduct such activities and accumulate digital assets the SEC, CFTC, Nasdaq or other governmental or quasi-governmental agency or organization may conclude that our activities involve the offer or sale of “securities”, or ownership of “investment securities”, and we may face regulation under the Securities Act or the 1940 Act. Such regulation or the inability to meet the requirements to continue operations, would have a material adverse effect on our business and operations. We may also face similar issues with various state securities regulators who may interpret our actions as requiring registration under state securities laws, banking laws, or money transmitter and similar laws, which are also an unsettled area or regulation that exposes us to risks.

We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other cryptocurrencies under the law. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business model at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we plan to hold or expect to acquire for our own account.

The regulatory and legislative developments related to climate change may materially adversely affect our brand, reputation, business, results of operations and financial position.

A number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to the increasing focus on climate change and its potential impact, including from governmental bodies, interest groups and stakeholders. For example, the Paris Agreement became effective in November 2016, and signatories are required to submit their most recent emissions goals in the form of nationally determined contributions.

Despite our sustainability objectives, including our target of carbon neutrality in mining operations by 2023 and preference for renewable and nuclear sources of power, given the very significant amount of electrical power required to operate Bitcoin mining machines, as well as the environmental impact of mining for the rare earth metals used in the production of mining servers, the Bitcoin mining industry may become a target for future environmental and energy regulations.

Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, costs to purchase renewable energy credits or allowances, and other costs to comply with such regulations. Specifically, imposition of a tax or other regulatory fee in a jurisdiction where we operate or on electricity that we purchase could result in substantially higher energy costs, and due to the significant amount of electrical power required to operate Bitcoin mining machines, could in turn put our facilities at a competitive disadvantage. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increasing awareness of climate change and any negative publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could have a material adverse effect on our financial position, prospects, results of operations and cash flows.

Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use certain cryptocurrencies or to exchange them for fiat currency.

One or more countries, such as China, India or Russia, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use cryptocurrencies or to exchange them for fiat currency. In some nations, it is illegal to accept payment in Bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions.

Furthermore, in the future, foreign governments may decide to subsidize or in some other way support certain large-scale cryptocurrency mining projects, thus adding hashrate to the overall network. Such circumstances could have a material adverse effect on the amount of Bitcoin we may be able to mine, the value of Bitcoin and any other cryptocurrencies we may potentially acquire or hold in the future and, consequently, our business, prospects, financial condition and operating results.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of Bitcoin and other digital assets.

Central banks in some countries have started to introduce digital forms of legal tender known as CBDCs. For example, China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A 2021 survey of central banks by the Bank for

International Settlements found that 86% are actively researching the potential for CBDCs, 60% were experimenting with the technology and 14% were deploying pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Bitcoin and other cryptocurrencies as a medium of exchange or store of value. As a result, the value of Bitcoin could decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Risks Related to Cryptocurrency

We may lose our private key to our digital wallet, causing a loss of all of our digital assets.

Digital assets, such as cryptocurrencies, are stored in a so-called “digital wallet”, which may be accessed to exchange a holder’s digital assets, and is controllable by the processor of both the public key and the private key relating to this digital wallet in which the digital assets are held, both of which are unique. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. If the private key is lost, destroyed, or otherwise compromised, we may be unable to access our cryptocurrencies held in the related digital wallet which will essentially be lost. If the private key is acquired by a third party, then this third party may be able to gain access to our cryptocurrencies. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or could have a material adverse effect on our business, prospects, financial condition, and operating results.

The storage and custody of our Bitcoin assets and any other cryptocurrencies that we may potentially acquire or hold in the future are subject to cybersecurity breaches and adverse software events.

In addition to the risk of a private key loss to our digital wallet, see “—We may lose our private key to our digital wallet, destroying all of our digital assets”, the storage and custody of our digital assets could also be subject to cybersecurity breaches and adverse software events. In order to minimize risk, we plan to establish processes to manage wallets, or software programs where assets are held, that are associated with our cryptocurrency holdings.

A “hot wallet” refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in “cold” storage, but they are also more susceptible to hackers and other technical vulnerabilities. “Cold storage” refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our digital assets.

We generally plan to hold the majority of our cryptocurrencies in cold storage to reduce the risk of malfeasance; however we may also use third-party custodial wallets and, from time to time, we may use hot wallets or rely on other options that may develop in the future. If we use a custodial wallet, there can be no assurance that such services will be more secure than cold storage or other alternatives. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict.

Regardless of the storage method, the risk of damage to or loss of our digital assets cannot be wholly eliminated. If our security procedures and protocols are ineffective and our cryptocurrency assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise. A security breach could also harm our reputation. A resulting perception that our measures do not adequately protect our digital assets could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our Bitcoin assets and any other cryptocurrencies we may potentially acquire or hold in the future may be subject to loss, theft, hacking, fraud risks and restriction on access.

There is a risk that some or all of our Bitcoin assets and any other cryptocurrencies we may potentially acquire or hold in the future could be lost or stolen. Hackers or malicious actors may launch attacks to steal or compromise cryptocurrencies, such as by attacking the cryptocurrency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Cryptocurrency transactions and accounts are not insured by any type of government program and cryptocurrency transactions generally are permanent by design of the networks. Certain features of cryptocurrency networks, such as decentralization, the open source protocols, and the reliance on peer-to-peer connectivity, may increase the risk of fraud or cyber-attack by potentially reducing the likelihood of a coordinated response.

Cryptocurrencies have suffered from a number of recent hacking incidents and several cryptocurrency exchanges and miners have reported large cryptocurrency losses, which highlight concerns over the security of cryptocurrencies and in turn affect the demand and the market price of cryptocurrencies. For example, in August 2016, it was reported that almost 120,000 Bitcoin worth around $78 million were stolen from Bitfinex, a large Bitcoin exchange. The value of Bitcoin immediately decreased by more than 10% following reports of the theft at Bitfinex. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, Japan-based exchange Coincheck reported that over $500 million worth of the digital asset NEM had been lost due to hacking attacks, resulting in significant decreases in the prices of Bitcoin, Ether and other digital assets as the market grew increasingly concerned about the security of digital assets. Following South Korean-based exchange Coinrail’s announcement in early June 2018 about a hacking incident, the price of Bitcoin and Ether dropped more than 10%. In September 2018, Japan-based exchange Zaif also announced that approximately $60 million worth of digital assets, including Bitcoin, was stolen due to hacking activities.

We may be in control and possession of one of the more substantial holdings of cryptocurrency. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Cyber-attacks may also target our miners or third-parties and other services on which we depend. Any potential security breaches, cyber-attacks on our operations and any other loss or theft of our cryptocurrency assets, which could expose us to liability and reputational harm and could seriously curtail the utilization of our services.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could adversely affect our investments and assets.

Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. While theoretically cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal.

Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen cryptocurrency. The market participants, therefore, are presently reliant on existing private investigative entities to investigate any potential loss of our digital assets. These third-party service providers rely on data analysis and compliance of ISPs with traditional court orders to reveal information such as the IP addresses of any attackers. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business, prospects, financial condition and operating results, including our ability to continue as a going concern.

Acceptance and widespread use of cryptocurrency, in general, and Bitcoin, specifically, is uncertain.

Currently, there is a relatively limited use of any cryptocurrency in the retail and commercial marketplace, contributing to price volatility of cryptocurrencies. Price volatility undermines any cryptocurrency’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions, process wire transfers to or from cryptocurrency exchanges, cryptocurrency-related companies or service providers, or maintain accounts for persons or entities transacting in cryptocurrency. Furthermore, a significant portion of cryptocurrency demand, including demand for Bitcoin, is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on the value of Bitcoin or any other cryptocurrencies, and consequently our business, prospects, financial condition and operating results.

Ownership of Bitcoin is pseudonymous, and the supply of accessible Bitcoin is unknown. Individuals or entities with substantial holdings in Bitcoin may engage in large-scale sales or distributions, either on non- market terms or in the ordinary course, which could disproportionately and negatively affect the cryptocurrency market, result in a reduction in the price of Bitcoin and materially and adversely affect the price of our common stock.

There is no registry showing which individuals or entities own Bitcoin or the quantity of Bitcoin that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early Bitcoin adopters hold a significant proportion of the Bitcoin that has been created to date. There are no regulations in place that would prevent a large holder of Bitcoin from selling the Bitcoin it holds. To the extent such large holders of Bitcoin engage in large-scale sales or distributions, either on non-market terms or in the ordinary course, it could negatively affect the cryptocurrency market and result in a reduction in the price of Bitcoin. This, in turn, could materially and adversely affect the price of our stock, our business, prospects, financial condition, and operating results.

The open-source structure of the Bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol.

The Bitcoin network operates based on an open-source protocol, not represented by an official organization or authority. Instead it is maintained by a group of core contributors, largely on the Bitcoin Core project on GitHub.com. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. As the Bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin network may reduce incentives to address the issues adequately or in a timely manner.

There can be no guarantee that developer support will continue or be sufficient in the future. Additionally, some development and developers are funded by companies whose interests may be at odds with other participants in the network or with investors’ interests. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable or unwilling to address the issues adequately or in a timely manner, the Bitcoin network and consequently our business, prospects, financial condition and operating results could be adversely affected.

Significant contributors to all or a network for any particular digital asset, such as Bitcoin, could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect our business.

The Bitcoin network is maintained by a group of contributors, largely on the Bitcoin Core project on GitHub.com, currently headed by Wladimir J. van der Laan, see “—The open-source structure of the Bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol.” These individuals can propose refinements or improvements to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoin, including the irreversibility of transactions and limitations on the mining of new Bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums.

If a developer or group of developers proposes a modification to the Bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result, with one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin network”).

This is known as a “hard fork”. Such a hard fork in the blockchain typically would be addressed by community-led efforts to reunite the forked blockchains, and several prior forks have been resolved successfully. However, a “hard fork” in the blockchain could materially and adversely affect the perceived value of Bitcoin as reflected on one or both incompatible blockchains. Additionally, a “hard fork” will decrease the number of users and miners available to each fork of the blockchain as the users and miners on each fork blockchain will not be accessible to the other blockchain and, consequently, there will be fewer block rewards and transaction fees may decline in value. Any of the above could have a material adverse effect on our business, prospects, financial condition, and operating results.

A temporary or permanent blockchain “fork” could have a negative effect on digital assets’ value.

In August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. Since then, Bitcoin has been forked numerous times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. These forks effectively result in a new blockchain being created with a shared history, and new path forward, and they have a different “proof of work” algorithm and other technical changes.

The value of the newly created Bitcoin Cash and the other similar digital assets may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to these newly created digital assets. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future.

Furthermore, a hard fork can introduce new security risks. For example, when Ethereum and Ethereum Classic split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued trading venues through at least October 2016. An exchange announced in July 2016 that it had lost 40,000 Ether from the Ethereum Classic network, which was worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security.

After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the Bitcoin network, thereby making the network more susceptible to attack.

A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software that users run. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of Bitcoin while resisting community-led efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Ethereum Classic, as detailed above.

If a fork occurs on a digital asset network which we are mining, such as Bitcoin, or hold digital assets in, it may have a negative effect on the value of the digital asset and could have a material adverse effect on our business, prospects, financial condition, and operating results.

Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrency assets, the determinations that we have made for how to account for cryptocurrency assets transactions may be subject to change.

Because there has been limited precedent set for the financial accounting for Bitcoin and other cryptocurrency assets and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board or the SEC, it is unclear how companies may in the future be required to account for cryptocurrency transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change the accounting methods we currently intend to employ in respect of our anticipated revenues and assets and restate any financial statements produced based on those methods. Such a restatement could adversely affect our business, prospects, financial condition and results of operation.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

Digital assets, such as Bitcoin, that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the digital asset networks are prominent, but not unique, parts. The growth of the digital asset industry, in general, and the digital asset networks, in particular, are subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include:

•	continued worldwide growth in the adoption and use of Bitcoin and other digital assets;

•

government and quasi-government regulation of Bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;

•	the maintenance and development of the open-source software protocol of the Bitcoin network and Ether network;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	general economic conditions and the regulatory environment relating to digital assets; and

•	the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight.

The outcome of these factors could have negative effects on our ability to pursue our business strategy, which could have a material adverse effect on our business, prospects, financial condition, and operating results as well as potentially negative effect on the value of Bitcoin or any other cryptocurrencies we may potentially acquire or hold in the future.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.

A number of companies that provide Bitcoin or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to maintain these services for our business.

The difficulty that many businesses that provide Bitcoin or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may decrease the usefulness of cryptocurrencies as a payment system and harm public perception of cryptocurrencies. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing Bitcoin or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company. Such factors would have a material adverse effect on our business, prospects, financial condition, and operating results.

Cryptocurrencies, including Bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times and any mechanisms of increasing the scale of cryptocurrency settlement may significantly alter the competitive dynamics in the market.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies, and particularly Bitcoin, is essential to the widespread acceptance of cryptocurrencies as a means of payment, which is necessary to the growth and development of our business.

Many cryptocurrency networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. In this respect, Bitcoin may be particularly affected as it relies on the “proof of work” validation, which due to its inherent characteristics may be particularly hard to scale to allow simultaneous processing of multiple daily transactions by users. Participants in the cryptocurrency ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as “sharding”, which is a term for a horizontal partition of data in a database or search engine, which would not require every single transaction to be included in every single miner’s or validator’s block. For example, the Ethereum network is in the process of implementing software upgrades and other changes to its protocol, the so- called Ethereum 2.0, which are intended to be a new iteration of the Ethereum network that changes its consensus mechanism from “proof-of-work” to “proof-of-stake” and incorporate the use of “sharding”. This version aims to address: a clogged network that can only handle limited number of transactions per second and the large consumption of energy that comes with the “proof-of-work” mechanism. This new upgrade is envisioned to be more scalable, secure, and sustainable, although it remains unclear whether and how it may ultimately be implemented.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of cryptocurrency transactions will be effective, how long they will take to become effective or whether such mechanisms will be effective for all cryptocurrencies. There is also a risk that any mechanisms of increasing the scale of cryptocurrency settlement, such as the ongoing upgrades as part of Ethereum 2.0, may significantly alter the competitive dynamics in the cryptocurrency market and may adversely affect the value of Bitcoin and the price of our common stock. Any of which could have a material adverse effect on our business, prospects, financial condition, and operating results.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business intends to rely on presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results and potentially the value of any Bitcoin or other cryptocurrencies we may potentially acquire or hold in the future.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the Bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that may adversely affect our business, prospects, financial condition, and operating results.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network (the so-called “double-spend” or “51%” attacks), including the Bitcoin network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control.

Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

For example, in late May and early June 2014, a mining pool known as GHash.io approached and, during a 24- to 48-hour period in early June may have exceeded, the threshold of 50% of the processing power on the Bitcoin network. To the extent that GHash.io did exceed 50% of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40% of the processing power on the Bitcoin network. In the recent years, there have been also a series of 51% attacks on a number of other cryptocurrencies, including Verge and Ethereum Classic, which suffered three consecutive attacks in August 2020.

The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the cryptocurrency ecosystem does not act to ensure greater decentralization of cryptocurrency mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on any digital asset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking cryptocurrency markets.

The global market for cryptocurrency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in cryptocurrencies or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the cryptocurrency inventory we plan to hold. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.

We may face risks of Internet disruptions, which could have a material adverse effect on the price of cryptocurrencies.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have a material adverse effect on the price of cryptocurrencies and, consequently, our business, prospects, financial condition, and operating results.

The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases or sales of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. Any significant sharp rise in demand for cryptocurrencies may increase the likelihood of a subsequent price decrease and fluctuations as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and our investors.

Furthermore, any potential political, legal and economic instability in the regions with active cryptocurrency trading or mining, may lead to disruptions in cryptocurrency trading or mining activity and have a destabilizing effect on the prices of Bitcoin or other cryptocurrencies. For example, in early January 2022, amid political protests in Kazakhstan, the local government ordered a temporary shut down of internet service, which took an estimated 15% of the world’s Bitcoin miners offline. This, in turn, may have contributed to a decline in the price of the Bitcoin from USD46,055 on January 3, 2022 to USD41,908 on January 7, 2022. Any potential political, legal and economic instability could also increase our domestic competition. See “—We will operate in a highly competitive industry and we compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.”

Our interactions with a blockchain may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our internal policies prohibit any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling digital assets. In addition, in the future, OFAC or another regulator, may require us to screen transactions for OFAC addresses or other bad actors before including such transactions in a block, which may increase our compliance costs, decrease our anticipated transaction fees and lead to decreased traffic on our network. Any of these factors, consequently, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and could have a material adverse effect on our business, prospects, financial condition, and operating results.

Risks Related to Cryptocurrency Mining

Bitcoin is the only cryptocurrency that we currently plan to mine and, thus, our future success will depend in large part upon the value of Bitcoin; the value of Bitcoin and other cryptocurrencies may be subject to pricing risk and has historically been subject to wide swings.

Our operating results will depend in large part upon the value of Bitcoin because it is the only cryptocurrency that we currently plan to mine. Specifically, our revenues from our cryptocurrency mining operations are expected to be based upon two factors: (1) the number of block rewards that we successfully mine and (2) the value of Bitcoin. For further details on how our operating results may be directly impacted by changes in the value of Bitcoin, see “—Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to bitcoin holdings.”

Furthermore, in our operations we intend to use application-specific integrated circuit (“ASIC”) chips and machines (which we refer to as “miners”), which are principally utilized for mining Bitcoin. Such miners cannot mine other cryptocurrencies, such as Ether, that are not mined utilizing the “SHA-256 algorithm”.

If other cryptocurrencies were to achieve acceptance at the expense of Bitcoin, causing the value of Bitcoin to decline, or if Bitcoin were to switch its “proof of work” algorithm from SHA-256 to another algorithm for which the miners we plan to use are not specialized (see “—There is a possibility of cryptocurrency mining algorithms transitioning to “proof of stake” validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business”), or the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our business, prospects, financial condition, and operating results would be adversely affected.

Bitcoin and other cryptocurrency market prices have historically been volatile. Our business may be adversely affected if the markets for Bitcoin deteriorate or if its prices decline, including as a result of the following factors:

•	the reduction in mining rewards of Bitcoin, including block reward halving events, which are events that occur after a specific period of time which reduces the block reward earned by miners;

•	disruptions, hacks, “forks”, 51% attacks, or other similar incidents affecting the Bitcoin blockchain network;

•	hard “forks” resulting in the creation of and divergence into multiple separate networks;

•

informal governance led by Bitcoin’s core developers that lead to revisions to the underlying source code or inactions that prevent network scaling, and which evolve over time largely based on self-determined participation, which may result in new changes or updates that affect their speed, security, usability, or value;

•	the ability for Bitcoin blockchain network to resolve significant scaling challenges and increase the volume and speed of transactions;

•	the ability to attract and retain developers and customers to use Bitcoin for payment, store of value, unit of accounting, and other intended uses;

•	transaction congestion and fees associated with processing transactions on the Bitcoin network;

•	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of Satoshi’s Bitcoin assets;

•	negative public perception of Bitcoin or other cryptocurrencies or their reputation within the fintech influencer community or the general publicity around them;

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development in mathematics, technology, including in digital computing, algebraic geometry, and quantum computing that could result in the cryptography being used by Bitcoin becoming insecure or ineffective; and

•

laws and regulations affecting the Bitcoin network or access to this network, including a determination that Bitcoin constitutes a security or other regulated financial instrument under the laws of any jurisdiction.

Furthermore, Bitcoin pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, inflating and making their market prices more volatile or creating “bubble” type risks for Bitcoin. Some market observers have asserted that the Bitcoin market is experiencing a “bubble” and have predicted that, in time, the value of Bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, it could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to Bitcoin holdings.

Our historical financial statements, including those for the period from January 7, 2021 (inception) to July 31, 2021, do not fully reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of Bitcoin.

The price of Bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. We intend to determine the fair value of our Bitcoin based on quoted (unadjusted) prices on the active exchange that we have determined is our principal market for Bitcoin. We intend to perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted (unadjusted) prices on the active exchange, indicate that it is more likely than not that any of our Bitcoin assets is impaired. In determining if an impairment has occurred, we will consider the lowest price of one Bitcoin quoted on the active exchange at any time since acquiring the specific Bitcoin held. If the carrying value of a Bitcoin exceeds that lowest price at any time during the quarter, an impairment loss is deemed to have occurred with respect to that Bitcoin in the amount equal to the difference between its carrying value and such lowest price, and subsequent increases in the price of Bitcoin will not affect the carrying value of our Bitcoin. Gains (if any) are not recorded until realized upon sale, at which point they would be presented net of any impairment losses. In determining the gain to be recognized upon sale, we intend to calculate the difference between the sale price and carrying value of the specific Bitcoin sold immediately prior to sale.

As a result, any decrease in the fair value of Bitcoin below our carrying value for such assets at any time since their acquisition will require us to incur an impairment charge, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on our financial condition and operating results.

The supply of Bitcoin is limited, and production of Bitcoin is negatively impacted by the Bitcoin halving protocol expected every four years.

The supply of Bitcoin is limited and, once the 21 million Bitcoin have been “unearthed”, the network will stop producing more. Currently, there are approximately 19 million, or 90% of the total supply of, Bitcoin in circulation. Halving is an event within the Bitcoin protocol where the Bitcoin reward provided upon mining a block is reduced by 50%. Halvings are scheduled to occur once every 210,000 blocks, or roughly every four years, with the latest halving having occurred in May 2020, which revised the block reward to 6.25 Bitcoin.

Halving reduces the number of new Bitcoin being generated by the network. While the effect is to slow the pace of the release of new coins, it has no impact on the quantity of total Bitcoin already outstanding. As a result, the price of Bitcoin could rise or fall based on overall investor and consumer demand. Given a stable network hash rate, should the price of Bitcoin remain unchanged after the next halving, our revenue related to mining new coins would be reduced by 50%, with a significant impact on profit.

Furthermore, as the number of Bitcoin remaining to be mined decreases, the processing power required to record new blocks on the blockchain may increase. Eventually the processing power required to add a block to the blockchain may exceed the value of the reward for adding a block. Additionally, at some point, there will be no new Bitcoin to mine. Once the processing power required to add a block to the blockchain exceeds the value of the reward for adding a block, we may focus on other strategic initiatives, which may be complimentary to our mining operations. For further details, see “Business—Our Strategy—Retain flexibility in considering strategically adjacent opportunities complimentary to our business model.”

Any periodic adjustments to the digital asset networks, such as Bitcoin, regarding the difficulty for block solutions, with reductions in the aggregate hashrate or otherwise, could have a material adverse effect on our business, prospects, financial condition, and operating results. If the award of new Bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power, or hashrate, to solve blocks and confirmations of transactions on the Bitcoin blockchain could be slowed.

Bitcoin miners record transactions when they solve for and add blocks of information to the blockchain. They generate revenue from both newly created Bitcoin, known as the “block reward” and from fees taken upon verification of transactions, see “Business—Our Planned Cryptocurrency Operations—Expected Revenue Structure”.

If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. If the award of new units of Bitcoin for solving blocks declines and/or the difficulty of solving blocks increases, and transaction fees voluntarily paid by participants are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. For example, the current fixed reward for solving a new block on the Bitcoin network is 6.25 Bitcoins per block; the reward decreased from 12.5 Bitcoin in May 2020, which itself was a decrease from 25 Bitcoin in July 2016. It is estimated that it will “halve” again in about four years after the previous halving.

This reduction may result in a reduction in the aggregate hashrate of the Bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the aggregate hashrate on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions).

Moreover, a reduction in the hashrate expended by miners on any digital asset network could increase the likelihood of a malicious actor or botnet obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on such network or the blockchain, potentially permitting such actor to manipulate the blockchain, see “—If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the Bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that may adversely affect our business, prospects, financial condition, and operating results.”

Periodically, the Bitcoin network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin network protocol. We believe that from time to time there may be further considerations and adjustments to the networks, such as Bitcoin and Ether, regarding the difficulty for block solutions. More significant reductions in the aggregate hashrate on digital asset networks could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of any digital asset network may negatively impact the value of digital assets, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Transactional fees may decrease demand for Bitcoin and prevent expansion.

As the number of Bitcoins awarded in the form of block rewards for solving a block in a blockchain decreases, the relative incentive for miners to continue to contribute to the Bitcoin network may transition to place more importance on transaction fees.

If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept Bitcoin as a means of payment and existing users may be motivated to switch from Bitcoin to another cryptocurrency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for Bitcoin and prevent the expansion of the Bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of Bitcoin, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our reliance on any particular model of miner may subject our operations to increased risk of failure.

The performance and reliability of our miners and our technology will be critical to our reputation and our operations. If there are any technological issues with our miners, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to our miners may affects all our miners, and if a defect other flaw is exploited, our entire mine could go offline simultaneously.

Any interruption, delay or system failure could have a material adverse effect on our business, prospects, financial condition, and operating results.

There is a possibility of cryptocurrency mining algorithms transitioning to “proof of stake” validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business.

“Proof of stake” is an alternative method in validating cryptocurrency transactions. Should the Bitcoin network shift from a “proof of work” validation method to a “proof of stake” validation method, mining would require less energy and may render companies, such as ours, that may be perceived as advantageously positioned in the current climate, for example, due to lower priced electricity, processing, real estate, or hosting, less competitive.

Our business model and our strategic efforts are fundamentally based upon the “proof of work” validation method and the assumption that use of lower priced electricity in our cryptocurrency mining operations will make our business model more resilient to fluctuations in Bitcoin price and will generally provide us with certain competitive advantage. See “Business—Our Key Strengths—Cost leadership with low cost electricity supply and resilient business model with downside protection against drops in Bitcoin prices” and “—Bitcoin mining activities are energy intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.” Consequently, if the cryptocurrency mining algorithms transition to “proof of stake” validation, we may be exposed to the risk of losing the benefit of our perceived competitive advantage that we hope to gain and our business model may need to be reevaluated. Furthermore, ASIC chips that we intend to use in our operations are also designed for “proof of work” mechanism. Many people within the Bitcoin community believe that “proof of work” is a foundation within Bitcoin’s code that would not be changed. However, there have been debates on mechanism change to avoid the “de facto control” by a great majority of the network computing power. With the possibility of a change in rule or protocol of the Bitcoin network, if our Bitcoin mining chips and machines cannot be modified to accommodate any such changes, our results of operations will be significantly affected. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results, including our ability to continue as a going concern.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the cryptocurrency industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards.

New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently plan to utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the cryptocurrency industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business, prospects, financial condition and operating results could be adversely affected.

To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell Bitcoin rewards earned by mining in the market, thereby constraining growth of the price of Bitcoin that could adversely impact us, and similar actions could affect other cryptocurrencies.

Over the past several years, Bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations.

Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of Bitcoin.

To the extent the price of Bitcoin declines and such profit margin is constrained, professionalized miners are incentivized to more immediately sell Bitcoin earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined Bitcoin for more extended periods. The immediate selling of newly mined Bitcoin greatly increases the trading volume of Bitcoin, creating downward pressure on the market price of Bitcoin rewards.

The extent to which the value of Bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing Bitcoin prices. Lower Bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of Bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

The foregoing risks associated with Bitcoin could be equally applicable to other cryptocurrencies, whether existing now or introduced in the future. Such circumstances could have a material adverse effect on our business, prospects, financial condition, and operating results.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that digital asset network, which could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for or in addition to the award of new Bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain.

Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all digital asset networks, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Demand for Bitcoin is driven, in part, by its status as one of the most prominent and secure digital assets. It is possible that digital assets, other than Bitcoin, could have features that make them more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for Bitcoin, which could have a negative impact on the price of Bitcoin and have a material adverse effect on our business, prospects, financial condition, and operating results.

Bitcoin, as an asset, holds a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest mining power in use to secure its blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

Despite the marked first-mover advantage of the Bitcoin network over other digital asset networks, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could have a material adverse effect on our business, prospects, financial condition, and operating results.

Bitcoin and any other cryptocurrencies that could be held by us are not insured and not subject to FDIC or SIPC protections.

Bitcoin and any other cryptocurrencies that could be held by us are not insured. Therefore, any loss that we may suffer with respect to our cryptocurrencies is not covered by insurance and no person may be liable in damages for such loss, which could adversely affect our operations. We will not hold our Bitcoin or any other cryptocurrencies that we may hold with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our cryptocurrencies will also not be subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

Risks Related to our Common Stock and Warrants

We are an Emerging Growth Company.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2025, the last day of the fiscal year following the fifth anniversary of the date of the first sale of the GWAC’s IPO; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2025. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

The unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been.

The pro forma financial information included in this prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from GWAC’s and Cipher’s historical financial statements and certain adjustments and assumptions have been made regarding our company after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this prospectus in respect of our estimated financial position and results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect our financial condition or results of operations. Any potential decline in our financial condition or results of operations may cause significant variations in our stock price.

Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.

As of the date of this prospectus, Bitfury Top HoldCo B.V. (“Bitfury Top HoldCo”) (together with Bitfury Holding B.V. (“Bitfury Holding”), an affiliate of Bitfury Top HoldCo) holds approximately 82.3% of our common stock. Accordingly, Bitfury is able to control or exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation. Bitfury Top HoldCo may have interests that differ from those of the other stockholders and may vote in a way with which the other stockholders disagree and which may be adverse to their interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of New Cipher, could deprive New Cipher’s stockholders of an opportunity to receive a premium for their capital stock as part of a sale of New Cipher, and might ultimately affect the market price of shares of our common stock.

Furthermore, Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement. For further details, see “Business—Material Agreements—Master Services and Supply Agreement” and “—Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement and is a holding company with limited assets.” The Master Services and Supply Agreement constitutes a related-party transaction, see “Certain Relationships and Related Person Transactions—Cipher’s Related Party Transaction—Master Services and Supply Agreement”. Bitfury Top HoldCo is entitled to appoint a majority of the members of the Board, and it has the power to determine the decisions to be taken at our shareholder meetings on matters of our management that require the prior authorization of our shareholders, including in respect of related party transactions, such as the Master Services and Supply Agreement, corporate restructurings and the date of payment of dividends and other capital distributions. Thus, the decisions of Bitfury Top HoldCo as our controlling shareholder on these matters, including its decisions with respect to its or our performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of our common stock holders and could have a material adverse effect on our business, prospects, financial condition, and operating results.

Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement and is a holding company with limited assets.

Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement. For further details on the Master Services and Supply Agreement, see “Business—Material Agreements—Master Services and Supply Agreement”. To extent that we decide to order any equipment and/or services from Bitfury Top HoldCo under this agreement, we may be exposed to risk as Bitfury Top HoldCo’s decisions on various matters, including its decisions with respect to its or our performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of our shareholders.

For example, because the Bitfury Group also has its own mining operations outside of the United States, there is a risk that Bitfury Top HoldCo may refuse to deliver the equipment or services that we may seek to order under the Master Services and Supply Agreement if it perceives that it may deliver that equipment or those services on more economically advantageous terms to other third parties or to other companies of the Bitfury Group. If we decide to use the Master Services and Supply Agreement to obtain any equipment and/or services for our operations and Bitfury Top HoldCo is unable, refuses or fails to perform its obligations under the Master Services and Supply Agreement, whether due to certain economic or market conditions, bankruptcy, insolvency, lack of liquidity, operational failure, fraud, or for any other reason, we may have limited recourse to collect damages in the event of its default, given that Bitfury Top HoldCo is a holding company with limited assets. Non-performance or default risk by any of our suppliers could have a material adverse effect on our future results of operations, financial condition and cash flows.

Any offer or sale by Bitfury Top HoldCo, of our common stock or securities in the Bitfury Top HoldCo itself or another entity that may have a direct or indirect control over us, could have a negative effect on the price and trading volume of our common stock.

Bitfury Top HoldCo (together with Bitfury Holding) holds approximately 82.3% of our common stock. The market price and trading volume of our common stock could be adversely affected by, among other factors, sales of substantial amounts of common stock in the public market, investor perception that substantial amounts of common stock could be sold or by the fact or perception of other events that could have a negative effect on the market for our common stock.

In the future, upon expiration of its respective lock-up, Bitfury Top HoldCo may offer or sell our common stock on the market. Furthermore, at any time, Bitfury Top HoldCo may engage in capital markets transactions with respect to securities in Bitfury Top HoldCo itself or another entity that may have direct or indirect control over us.

Any future transactions by Bitfury Top HoldCo with other investors, such as the ones listed above, could decrease the price and trading volume of our common stock. Furthermore, as the cryptocurrency industry is developing and investments in cryptocurrency and cryptocurrency-related securities may still be highly speculative, it can contribute to any potential price volatility of our common stock and exacerbate any effects of the risks discussed above.

The Sponsor, Bitfury Top HoldCo and the PIPE Investors beneficially own a significant equity interest in New Cipher and may take actions that conflict with your interests.

The interests of the Sponsor, Bitfury Top HoldCo and the PIPE Investors may not align with the interests of New Cipher and our other stockholders. The Sponsor, Bitfury Top HoldCo and the PIPE Investors are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsor, Bitfury Top HoldCo and the PIPE Investors, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our Certificate of Incorporation provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the PIPE Investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than New Cipher and its subsidiaries) that are not expressly offered to them in their capacities as directors or officers of New Cipher. Our Certificate of Incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than New Cipher and its subsidiaries) do not have any fiduciary duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as New Cipher or any of its subsidiaries.

Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 8,614,000 shares of our common stock will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the prevailing market price of our common stock. However, there is no guarantee that the public warrants will be in the money at a given time prior to their expiration, and as such, the warrants may expire worthless. See “—The public warrants may not be in the money at a given time, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.”

There is no guarantee that our public warrants will ever be in the money, and they may expire worthless.

The exercise price for our public warrants is $11.50 per share of our common stock. There is no guarantee that our public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

In the absence of a liquid public trading market:

•	you may not be able to liquidate your investment in shares of our common stock;

•	the market price of shares of our common stock may experience significant price volatility; and

•	there may be less efficiency in carrying out your purchase and sale orders.

Additionally, if our securities become delisted from the Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The price of our common stock and warrants may be volatile.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our common stock and warrants in spite of our operating performance, which may limit or prevent investors from readily selling their common stock or warrants and may otherwise negatively affect the liquidity of our common stock or warrants. There can be no assurance that the market price of common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	changes in financial estimates by us or by any securities analysts who might cover our stock;

•	proposed changes to laws in the U.S. or foreign jurisdictions relating to our business, or speculation regarding such changes;

•	delays, disruptions or other failures in the supply of cryptocurrency hardware, including chips;

•	conditions or trends in the digital assets industries and, specifically cryptoasset mining space;

•	stock market price and volume fluctuations of comparable companies;

•	fluctuations in prices of Bitcoin and other cryptocurrencies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•	significant lawsuits or announcements of investigations or regulatory scrutiny of its operations or lawsuits filed against us;

•	recruitment or departure of key personnel;

•	investors’ general perception of our business or management;

•	trading volume of our common stock;

•	overall performance of the equity markets;

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	the impacts of the ongoing COVID-19 pandemic and related restrictions;

•	general political and economic conditions; and

•	other events or factors, many of which are beyond our control.

In addition, in the past, stockholders have initiated class action lawsuits against public companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause it to incur substantial costs and divert management’s attention and resources from our business.

We are a “controlled company” within the meaning of Nasdaq listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

As a result of Bitfury Top HoldCo holding more than 50% of the voting power of the Board described above, we are a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC, or the Nasdaq listing rules. Therefore, we will not be required to comply with certain corporate governance rules that would otherwise apply to us as a listed company on The Nasdaq Stock Market LLC, or Nasdaq, including the requirement that compensation committee and nominating and corporate governance committee be composed entirely of “independent” directors (as defined by the Nasdaq listing rules). As a “controlled company”, the Board will not be required to include a majority of “independent” directors. We presently do not intend to rely on those exemptions. However, we cannot guarantee that this may not change going forward.

Should the interests of Bitfury Top HoldCo differ from those of other stockholders, it is possible that the other stockholders might not be afforded such protections as might exist if the Board, or such committees, were required to have a majority, or be composed exclusively, of directors who were independent of Bitfury Top HoldCo or our management. See also “—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.”

The requirements of being a public company require significant resources and management attention and affect our ability to attract and retain executive management and qualified board members.

We are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations of the SEC and Nasdaq, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to our business and results of operations.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations. Compliance with public company requirements will increase costs and make certain activities more time-consuming and costly, and increase demand on our systems and resources, particularly after we are no longer an emerging growth company. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting.

In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results.

Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve or otherwise change over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards (or changing interpretations of them), and this investment may result in increased selling, general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected. We also expect that being a public company and the associated rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the Board, particularly to serve on our audit committee, compensation committee, and nominating and governance committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which may result in threatened or actual litigation, including by competitors. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results. In addition, as a result of our disclosure obligations as a public company, we will have reduced flexibility and will be under pressure to focus on short-term results, which may adversely affect our ability to achieve long-term profitability.

As a result of our business combination with a special purpose acquisition company, regulatory obligations may impact us differently than other publicly traded companies.

On August 27, 2021, we consummated the Business Combination, pursuant to which we became a publicly traded company. As a result of this transaction, regulatory obligations have, and may continue, to impact us differently than other publicly traded companies. For instance, the SEC and other regulatory agencies may issue additional guidance or apply further regulatory scrutiny to companies like us that have completed a business combination with a special purpose acquisition company. Managing this regulatory environment, which has and may continue to evolve, could divert management’s attention from the operation of our business, negatively impact our ability to raise additional capital when needed, or have an adverse effect on the price of our securities.

We have identified a material weakness in our internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Prior to the completion of the Business Combination, in connection with the restatement of GWAC’s audited financial statements for the year ended December 31, 2020, its management reassessed the effectiveness of its disclosure controls and procedures as of December 31, 2020. As a result of that reassessment, it identified a material weakness in internal control over financial reporting related to the accounting for a significant and unusual transaction related to the certain complex financial instruments issued in connection with the GWAC’s IPO. As a result of this material weakness, GWAC’s management concluded that its internal control over financial reporting was not effective as of December 31, 2020. This material weakness resulted in a material misstatement of certain complex financial instruments, and related accounts and disclosures, and presentation of earnings per share that would result in a material misstatement of the financial statements that would not be prevented or detected on a timely basis for the affected period.

To respond to this material weakness, GWAC has devoted and we plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 or Form S-4, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can give no assurance that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

If we fail to put in place appropriate and effective internal control over financial reporting and disclosure controls and procedures, we may suffer harm to our reputation and investor confidence levels.

As a privately held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404. As a public company, we have significant requirements for enhanced financial reporting and internal controls.

The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy its reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results. In addition, we will be required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. This assessment will need to include disclosure of any material weaknesses identified by our management in its internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Beginning with our Annual Report on Form 10-K for the fiscal year ending December 31, 2022, our auditors will be required to issue an attestation report on the effectiveness of our internal controls on an annual basis.

In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by SOX for compliance with the requirements of Section 404. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report. Our testing, or the subsequent testing (if required) by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected on a timely basis. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. The existence of any material weakness would require management to devote significant time and incur significant expense to remediate any such material weakness, and management may not be able to remediate any such material weakness in a timely manner.

If we fail to implement the requirements of Section 404 in the required timeframe once we are no longer an emerging growth company or a smaller reporting company, we may be subject to sanctions or investigations by regulatory authorities, including the SEC and the Nasdaq. Furthermore, if we are unable to conclude that our internal controls over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by regulatory authorities. Failure to implement or maintain effective internal control over financial reporting and disclosure controls and procedures required of public companies could also restrict our future access to the capital markets.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts, who may cover us, change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about its competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Future sales, or the perception of future sales, by our stockholders in the public market could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

The shares of our common stock reserved for future issuance under the Incentive Award Plan will become eligible for sale in the public market once those shares are issued.

A total of approximately 7% of the fully diluted shares of our common stock has been reserved for future issuance under the Incentive Award Plan, which amount will be subject to increase from time to time. Our compensation committee may determine the exact number of shares to be reserved for future issuance under the Incentive Award Plan at its discretion. On November 17, 2021, we filed a registration statement with the SEC on Form S-8, to register 42,104,588 shares of our common stock that we may issue pursuant to the Incentive Award Plan. This, and any similar registration statements filed on Form S-8 in the future, is automatically effective upon filing. Accordingly, shares registered under such registration statements are available for sale in the open market.

In the future, we may also issue its securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell your shares of common stock for a price greater than that which you paid for it.

We may issue additional shares of its common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.

Pursuant to the Incentive Award Plan, we may issue an aggregate of approximately 7.0% of the fully diluted shares of our common stock a, which amount will be subject to increase from time to time. For additional information about this plan, please read the discussion under the heading “Executive Compensation—Incentive Award Plan.” We may also issue additional shares of our common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding our common stock may be diminished; and

•	the market price of our common stock may decline.

Anti-takeover provisions in our Certificate of Incorporation and under Delaware law could make an acquisition of New Cipher, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our Certificate of Incorporation contains provisions that may delay or prevent an acquisition of New Cipher or a change in its management in addition to the significant rights of Bitfury Top HoldCo as direct and indirect holder of approximately 82.3% of our common stock. These provisions may make it more difficult for stockholders to replace or remove members of the Board. Because the Board is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by stockholders to replace or remove the current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Among other things, these provisions include:

•	the limitation of the liability of, and the indemnification of, its directors and officers;

•	a prohibition on actions by its stockholders except at an annual or special meeting of stockholders;

•	a prohibition on actions by its stockholders by written consent; and

•

the ability of the Board to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the Board.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired 15% or more of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with us, whether or not it is desired by, or beneficial to, its stockholders. This could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in our stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see “Description of Securities.”

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising under the DGCL or the Governing Documents; and

•	any action asserting a claim against us that is governed by the internal-affairs doctrine or otherwise related to our internal affairs.

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for potential disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our securities may be volatile and, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $99.1 million, but will not receive any proceeds from the sale of the shares of common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants, if any, for investment in growth, and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock and public warrants are currently listed on the Nasdaq under the symbols “CIFR” and “CIFRW,” respectively. Prior to the Closing, GWAC’s ordinary shares and public warrants were listed on the Nasdaq under the symbols “GWAC” and “GWACW,” respectively.

On January 27, 2022, the closing sale price of our common stock was $2.75 per share and the closing price of the public warrants was $0.64 per warrant. As of January 27, 2022, there were approximately 105 holders of record of our common stock and one holder of record of the public warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of the Board and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that the Board may deem relevant.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of New Cipher common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq under the symbol “CIFRW.”

We cannot currently determine the price or prices at which the shares of New Cipher common stock or Private Placement Warrants may be sold by the Selling Securityholders under this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, references in this unaudited pro forma condensed combined financial information to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination (the “Closing” and, such date of the consummation of the Business Combination, the “Closing Date”) and to New Cipher and its consolidated subsidiaries following the Business Combination. References to “GWAC” or “Good Works” refer to our predecessor company prior to the consummation of the Business Combination.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of GWAC and Cipher, adjusted to give effect to the Business Combination (including, for the avoidance of doubt, the PIPE Financing and the Bitfury Private Placement) and the other related events contemplated by the Merger Agreement. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Business Combination has been reflected in the Company’s unaudited interim condensed consolidated balance sheet and condensed consolidated statement of operations as of and for the eight month period ended September 30, 2021 and was accounted for as a reverse recapitalization in accordance with US GAAP. As a result, the Company’s unaudited interim financial statements as of and for the eight months ended September 30, 2021 substantially reflect what would be presented as pro forma results of the Business Combination over that period. Therefore, no unaudited pro forma condensed combined balance sheet nor unaudited pro forma condensed combined statement of operations has been presented herein as of and for the eight month period ended September 30, 2021. The unaudited pro forma condensed combined financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus, including the Company’s unaudited interim financial statements as of and for the eight months ended September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combine the historical statement of operations of GWAC for the six months ended June 30, 2021 (as restated) and the historical statement of operations of Cipher for the six months ended July 31, 2021 on a pro forma basis as if the Business Combination and other related events had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, combine the historical statement of operations of GWAC for the period from June 24, 2020 (inception) through December 31, 2020 (as restated) and the historical statement of operations of Cipher for the period from January 7, 2021 (inception) through January 31, 2021 on a pro forma basis as if the Business Combination and other related events had been consummated on June 24, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the Company’s unaudited interim financial statements as of and for the eight months ended September 30, 2021 and the related notes, each of which are included elsewhere in this prospectus;

•

Cipher Mining Inc.’s (formerly GWAC) unaudited interim consolidated financial statements as of and for the six months ended June 30, 2021 (as restated), and the related notes, each of which are included elsewhere in this prospectus;

•

the historical audited financial statements of Cipher Mining Inc.’s (formerly GWAC) for the period from June 24, 2020 (inception) through December 31, 2020 (as restated) and the related notes, each of which are included elsewhere in this prospectus;

•	Cipher’s unaudited interim financial statements as of and for the six months ended July 31, 2021, and the related notes, each of which are included elsewhere in this prospectus;

•

the historical audited financial statements of Cipher for the period from January 7, 2021 (inception) through January 31, 2021 and the related notes, each of which are included elsewhere in this prospectus; and

•

other information relating to GWAC and Cipher included elsewhere in this prospectus “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information relating to GWAC and Cipher contained elsewhere in this prospectus.

Description of the Business Combination

On August 27, 2021, GWAC and Merger Sub and Cipher consummated the Business Combination pursuant to which, Merger Sub merged with and into Cipher, with Cipher surviving the Business Combination. Cipher became a wholly-owned subsidiary of GWAC and GWAC was renamed “Cipher Mining Inc.”

Upon the consummation of the Business Combination, all holders of Cipher common stock received shares of our common stock of $10.00 per share after giving effect to the Exchange Ratio, resulting in an estimated 200,000,000 million shares of our common stock to be immediately issued and outstanding to Bitfury Top HoldCo (in addition to 17,000,000 million of our common stock held by GWAC), 32,235,000 of our common stock held by the PIPE Investors and 6,000,000 of our common stock received by Bitfury Holding B.V., an affiliate of Bitfury Top HoldCo, under the Bitfury Private Placement, based on the following events contemplated by the Merger Agreement:

•	the cancellation of each issued and outstanding share of Cipher common stock; and

•	the conversion into the right to receive a number of shares of our common stock based upon the Exchange Ratio.

Other Related Events in connection with the Business Combination

In connection with the execution of the Merger Agreement, GWAC entered into: (i) the PIPE Subscription Agreements to sell to certain investors (the “PIPE Investors”), an aggregate of 32,235,000 shares of GWAC Common Stock, immediately following the Closing, for a purchase price of $10.00 per share and at an aggregate gross proceeds of $322,350,000 (the “PIPE Financing”) and (ii) the Bitfury Subscription Agreement to sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo), an aggregate of 6,000,000 shares of GWAC Common Stock, following the Closing, for a purchase price of $10.00 per share and Bitfury Top HoldCo’s payment in cash and/or forgiveness of outstanding indebtedness for aggregate gross proceeds of $60,000,000 (the “Bitfury Private Placement”).

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, GWAC is treated as the acquired company and Cipher is treated as the acquirer for financial statement reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Cipher issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Cipher. Cipher has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Cipher’s existing shareholders will have the greatest voting interest in the combined entity;

•	Cipher has the ability to nominate a majority of the members of the Board;

•	Cipher’s senior management will be the senior management of the combined entity; and

•	Cipher’s operations prior to the acquisition comprising the only ongoing operations of New Cipher.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Cipher upon consummation of the Business Combination in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events are expected to be used for general corporate purposes.

Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Cipher following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. GWAC and Cipher have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma of our common stock ownership valued at $10.00 per share as of immediately following the Closing (totals may not add up to 100% due to rounding):

	Pro Forma Combined
	Number of Shares	% Ownership
New Cipher public shares	4,345,619	1.8%
New Cipher founder Shares	4,250,000	1.7%
New Cipher private placement shares	228,000	0.1%
New Cipher shares issued to PIPE Investors / Bitfury private placement	38,235,000	15.5%
New Cipher shares issued in merger to Cipher	200,000,000	81.0%

Shares outstanding	247,058,619	100.0%

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

	Cipher (Historical)(1)	GWAC (Historical)(2)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenue	$—	$—	$—		$—
Expenses
Administrative expenses	815,088	2,032,419	—		2,847,507
Total expenses	815,088	2,032,419	—		2,847,507
Operating loss	(815,088)	(2,032,419)	—		(2,847,507)
Other income (expense)
Change in fair value of warrant liabilities	—	(76,332)	—		(76,332)
Interest expense	(2,016)	—	—		(2,016)
Interest income	—	49,769	(49,769	)(1)	—
Net loss	$(817,104)	$(2,058,982)	$(49,769)		$(2,925,855)
Income (loss) per share, basic and diluted, redeemable shares		$(0.00)
Loss per share, basic and diluted, non-redeemable shares		$(0.10)
Weighted average redeemable shares outstanding, basic and diluted	—	17,000,000	—		—
Weighted average non-redeemable shares outstanding, basic and diluted	—	4,478,000	—		—
Net income (loss) per share, basic and diluted	$(1,874.09)		$—		$(0.01)
Weighted average shares outstanding, basic and diluted	436		247,058,183	(2)	247,058,619

(1)	Represents the historical statement of operations of Cipher for the six months ended July 31, 2021.
(2)	Represents the historical statement of operations of Cipher Mining Inc.’s (formerly GWAC) for the six months ended June 30, 2021 (as restated).

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Cipher (Historical)(1)	GWAC (Historical)(2)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenue	$—	$—	$—		$—
Expenses
Administrative expenses	3,480	153,657	—		157,137
Total expenses	3,480	153,657	—		157,137
Operating loss	(3,480)	(153,657)	—		(157,137)
Other income (expense)
Change in fair value of warrant liabilities		19,284	—		19,284
Interest income	—	27,342	(27,342	)(1)	—
Net income (loss)	$(3,480)	$(107,031)	$(27,342)		$(137,853)
Income (loss) per share, basic and diluted, redeemable shares		$(0.01)
Loss per share, basic and diluted, non-redeemable shares		$(0.01)
Weighted average redeemable shares outstanding, basic and diluted		6,711,864
Weighted average non-redeemable shares outstanding, basic and diluted		4,015,186
Net income (loss) per share, basic and diluted					$(0.00)
Weighted average shares outstanding, basic and diluted			247,058,183	(2)	247,058,619

(1)	Represents the historical statement of operations of Cipher for the period from January 7, 2021 (inception) through January 31, 2021.
(2)	Represents the historical statement of operations of Cipher Mining Inc.’s (formerly GWAC) for the period from June 24, 2020 (inception) through December 31, 2020 (as restated).

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, GWAC is treated as the “acquired” company for financial reporting purposes.

Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Cipher issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, gives pro forma effect to the Business Combination as if it had been consummated on June 24, 2020, which was the earliest date either entity was formed.

The Business Combination has been reflected in the Company’s unaudited interim condensed consolidated balance sheet and condensed consolidated statement of operations as of and for the eight month period ended September 30, 2021 and was accounted for as a reverse recapitalization in accordance with US GAAP. As a result, the Company’s unaudited interim financial statements as of and for the eight months ended September 30, 2021 substantially reflect what would be presented as pro forma results of the Business Combination over that period. Therefore, no unaudited pro forma condensed combined balance sheet nor unaudited pro forma condensed combined statement of operations has been presented herein as of and for the eight month period ended September 30, 2021. The unaudited pro forma condensed combined financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus, including the Company’s unaudited interim financial statements as of and for the eight months ended September 30, 2021.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the Company’s unaudited interim financial statements as of and for the eight months ended September 30, 2021 and the related notes, each of which are included elsewhere in this prospectus;

•

Cipher Mining Inc.’s (formerly GWAC) unaudited interim consolidated financial statements as of and for the six months ended June 30, 2021 (as restated), and the related notes, each of which are included elsewhere in this prospectus;

•

the historical audited financial statements of Cipher Mining Inc.’s (formerly GWAC) for the period from June 24, 2020 (inception) through December 31, 2020 (as restated) and the related notes, each of which are included elsewhere in this prospectus;

•	Cipher’s unaudited interim financial statements as of July 31, 2021 and for the six months ended July 31, 2021, and the related notes, each of which are included elsewhere in this prospectus;

•

the historical audited financial statements of Cipher for the period from January 7, 2021 (inception) through January 31, 2021 and the related notes, each of which are included elsewhere in this prospectus; and

•

other information relating to GWAC and Cipher included elsewhere in this prospectus “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information relating to GWAC and Cipher contained elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date hereof and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Cipher’s additional paid-in capital and are assumed to be cash settled.

2.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Cipher has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

GWAC and Cipher have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

(1)	Reflects the adjustment to eliminate interest earned on balances held in the Trust Account.

(2)	Reflects the increase in the weighted average shares outstanding due to the issuance of common stock (and the maximum redemption scenario) in connection with the Business Combination.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Six Months Ended June 30, 2021
Pro forma net loss	(2,925,855)
Weighted average shares outstanding-basic and diluted	247,058,619
Net loss per share-basic and diluted(1)	(0.01)

Year Ended December 31, 2020
Pro forma net loss	(137,853)
Weighted average shares outstanding-basic and diluted	247,058,619
Net income (loss) per share-basic and diluted(1)	(0.00)
New Cipher public shares	4,345,619
New Cipher founder shares	4,250,000
New Cipher private placement shares	228,000
New Cipher shares issued to PIPE Investors / Bitfury private placement	38,235,000

Year Ended December 31, 2020
New Cipher shares issued in merger to Cipher	200,000,000
Shares outstanding	247,058,619

(1)	Outstanding options and warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.

The power and hosting arrangements and the Master Services and Supply Agreement, as described in the section titled “Business-Material Agreements” of this prospectus, are not considered within the pro forma information presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of Cipher’s financial condition and results of operations together with Cipher’s unaudited condensed financial statements and notes thereto and Cipher’s audited financial statements and notes thereto included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for Cipher’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” Cipher’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from Cipher’s forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination (the “Closing” and, such date of the consummation of the Business Combination, the “Closing Date”) and to New Cipher and its consolidated subsidiaries following the Business Combination. References to “GWAC” or “Good Works” refer to our predecessor company prior to the consummation of the Business Combination.

Overview

We are an emerging technology company that plans to operate in the Bitcoin mining ecosystem in the United States. Specifically, we plan to develop and grow a cryptocurrency mining business, specializing in Bitcoin. Our key mission is to become the leading Bitcoin mining company in the United States. As of the date of this prospectus, we have not commenced operations.

We were established by the Bitfury Group, a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. On August 27, 2021, we consummated the Business Combination with Good Works. As a stand-alone, U.S.-based cryptocurrency mining business, specializing in Bitcoin, we have begun our initial buildout phase with a set-up of cryptocurrency mining sites in four cities in the United States (three in Texas and one in Ohio). We currently anticipate beginning deployment of capacity, with power and infrastructure readiness across three of our planned cryptocurrency mining sites, in the first quarter of 2022.

In connection with our planned set-up, we entered into the Standard Power Hosting Agreement, the WindHQ Joint Venture Agreement and the Luminant Power Agreement, all of which, together, are expected to cover sites for our data centers referenced above, see “Business—Material Agreements”. Pursuant to these agreements, we expect to have access, for at least five years, to an average cost of electricity of approximately 2.7 c/kWh. We expect that this will help competitively position us to achieve our goal of becoming the leading Bitcoin mining operator in the United States.

In August through October of 2021, we entered into a series of agreements for delivery of our first miners with 27,000 Antminer S19j Pro (100 TH/s) miners from Bitmain; 60,000 MicroBT M30S, M30S+ and M30S++ miners from SuperAcme Technology (Hong Kong); and 28,000 to 56,000 Bitfury next generation miners from Bitfury Top HoldCo. On December 29, 2021, we also entered into an agreement with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, to purchase 180 units of BlockBox air-cooled containers, the modular data centers that house mining machines, which are expected to be delivered in 20 batches between May 2022 and October 2022. We expect that in the near-term the substantial majority of our capital expenditures will be devoted to the roll-out of our mining sites in Texas and Ohio and the acquisition of mining hardware.

We aim to deploy the computing power that we will create to mine Bitcoin and validate transactions on the Bitcoin network. We believe that Cipher will become an important player in the Bitcoin network due to our planned large-scale operations, best-in-class technology, market-leading power and hosting arrangements and a seasoned, dedicated senior management team.

As of the date of this prospectus, Bitfury Top HoldCo (together with Bitfury Holding) beneficially owns approximately 82.3% of our common stock with sole voting and sole dispositive power over those shares and, as a result, Bitfury Top HoldCo has the power to elect all of our directors and we are a “controlled company” under Nasdaq corporate governance standards. For additional information, see “Risk Factors—Risks Related to our Common Stock and Warrants—We are a “controlled company” within the meaning of Nasdaq listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” and “Management—Executive Officers and Directors—Controlled Company Status.”

Results of Operations and Known Trends or Future Events

In the period from January 7, 2021 (inception) to the date of this prospectus, we have neither engaged in any operations nor generated any revenues. Since inception our activities have been organizational and those necessary to prepare for the Business Combination. Following the Business Combination, our activities were focused on set-up of cryptocurrency mining data centers as part of our planned initial buildout phase, including entry into agreements with Bitmain, SuperAcme and the Bitfury Group for supply of miners and other equipment and services. For further details, see “—Contractual Obligations and Other Commitments” and “Business—Recent Business Developments”. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance). Our plan of operation for the next 12 months is to develop our initial portfolio comprised of select sites in the United States in which to construct Bitcoin mining facilities for our operations.

Factors Expected to Affect Future Results

We expect our revenue to comprise a combination of: (i) block rewards in Bitcoin, which are fixed rewards programmed into the Bitcoin software that are awarded to a miner or a group of miners for solving the cryptographic problem required to create a new block on a given blockchain and (ii) transaction fees in Bitcoin, which are flexible fees earned for verifying transactions in support of the blockchain.

Block rewards are fixed and the Bitcoin network is designed to periodically reduce them through halving. Currently the block rewards are fixed at 6.25 Bitcoin per block, and it is estimated that it will halve again to 3.125 Bitcoin in March 2024.

Bitcoin miners also collect transaction fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions; however, unlike the fixed block rewards, transaction fees may vary, depending on the consensus set within the network.

As the use of the Bitcoin network expands and the total number of Bitcoin available to mine and, thus, the block rewards, declines over time, we expect the mining incentive structure to transition to a higher reliance on transaction confirmation fees, and the transaction fees to become a larger proportion of the revenues to miners.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no current intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation. We may require additional capital to pursue certain business opportunities or respond to technological advancements, competitive dynamics or technologies, customer demands, challenges, acquisitions or unforeseen circumstances. Accordingly, we may in the future engage in equity or debt financings or enter into credit facilities for the above-mentioned or other reasons. For risks associated with this, see “Risks Factors—Risks Related to Our Limited Operating History and Early Stage of Growth—We will need to raise additional capital, which may not be available on terms acceptable to us, or at all.”

Liquidity and Capital Resources

In connection with the Business Combination, we received cash proceeds, net of issuance costs, of approximately $383.9 million. As of September 30, 2021, we had cash and cash equivalents of $282.3 million.

Summary of Critical Accounting Policies

Revenue recognition

The Company recognizes revenue under FASB ASC 606 “Revenue from Contracts with Customers.” The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration

•	Constraining estimates of variable consideration

•	The existence of a significant financing component in the contract

•	Noncash consideration

•	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Digital asset mining services

Providing computing power in digital asset transaction verification services will be an output of our ordinary activities. The provision of providing such computing power is a performance obligation. The transaction consideration we receive, if any, is noncash consideration, which we will measure at fair value on the date received. The consideration is all variable. There is no significant financing component in these transactions.

Mining pools

We will also enter into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and our enforceable right to compensation only begins when we provide computing power to the mining pool operator. In exchange for providing computing power, we will be entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which will be recorded as contra-revenue), for successfully adding a block to the blockchain. Our fractional share is based on the proportion of computing power we contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of our ordinary activities. The provision of providing such computing power is the only performance obligation in our contracts with mining pool operators. The transaction consideration we receive, if any, is noncash consideration, which we will measure at fair value on the date received, which is not materially different than the fair value at contract inception or the time we have earned the award from the pools. The consideration is all variable. Consideration is constrained from recognition until the mining pool operator successfully places a block (by being the first to solve an algorithm) and we receive confirmation of the consideration it will receive; at this time, cumulative revenue is longer probable of significant reversal, i.e., associated uncertainty is resolved.

There is no significant financing component in these transactions. There is, however, consideration payable to the customer in the form of a pool operator fee, payable only if the pool is the first to solve the equation; this fee will be deducted from the proceeds we receive and will be recorded as contra-revenue, as it does not represent a payment for a distinct good or service as described in ASC 606-10-32-25.

Certain aspects of our performance obligations, such as providing computing power, may be contracted to various third parties and there is a risk that if these parties are unable to perform or curtail their operations, our revenue and operating results may be negatively affected. See “Risk Factors—Risks Related to Our Business, Industry and Operations—If we are unable to successfully maintain our power and hosting arrangements or secure the sites for our data centers, on acceptable terms or at all or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer.” Please see “Business—Material Agreements—Power Arrangements and Hosting Arrangements” for additional information about the Company’s power arrangements.

Cryptocurrencies

Cryptocurrencies, including Bitcoin, will be included in current assets in the balance sheets. Cryptocurrencies purchased will be recorded at cost and cryptocurrencies awarded to us through our mining activities will be accounted for in connection with our revenue recognition policy disclosed above.

Cryptocurrencies will be accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, we have the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If management concludes otherwise, we are required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of cryptocurrencies made by us will be included within investing activities in the statements of cash flows, while cryptocurrencies awarded to us through our mining activities will be included as a non-cash adjustment within operating activities on the statements of cash flows. The sales of cryptocurrencies will be included within investing activities in statements of cash flows and any realized gains or losses from such sales will be included in other income (expense) in the statements of operations. We will account for our gains or losses in accordance with the first in first out (“FIFO”) method of accounting.

Impairment of long-lived assets

Management will review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used will be measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized will be measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Share-based compensation

The Company accounts for all share-based payments to employees, consultants and directors, which may include grants of stock options, stock appreciation rights, restricted stock awards, and restricted stock units (“RSUs”) to be recognized in the consolidated financial statements, based on their respective grant date fair values. As of the date of this prospectus, the Company has awarded only RSUs with service-based vesting conditions (“Service-Based RSUs”) and performance-based RSUs with market-based vesting conditions (“Performance-Based RSUs”). Compensation expense for all awards is amortized based upon a graded vesting method over the estimated requisite service period. All share-based compensation expenses are recorded in general and administrative expense in the consolidated statements of operations. Forfeitures are recorded as they occur.

The fair value of Service-Based RSUs is the closing market price of the Company’s common stock on the date of the grant. We employ a Monte Carlo simulation technique to calculate the fair value of the Performance-Based RSUs on the date granted based on the average of the future simulated outcomes. The Performance-Based RSUs contain different market-based vesting conditions that are based upon the achievement of certain market capitalization milestones. Under the Monte Carlo simulation model, a number of variables and assumptions are used including, but not limited to, the underlying price of the Company’s common stock, the expected stock price volatility over the term of the award, a correlation coefficient, and the risk-free rate. The Performance-Based RSUs awarded do not have an explicit requisite service period, therefore compensation expense is recorded over a derived service period based upon the estimated median time it will take to achieve the market capitalization milestone using a Monte Carlo simulation.

Weighted average assumptions used in the November 17, 2021 Monte Carlo valuation model for Performance-Based RSUs awarded on that date were: expected volatility of 55% and a risk-free rate of 1.60% based upon a remaining term of 10 years.

Recent accounting pronouncements issued but not yet adopted

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)” which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by the FASB, the entities who have not yet issued or made available for issuance their financial statements as of June 3, 2020 can defer the new guidance for one year. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2020, including interim periods within that annual reporting period. For us, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim reporting periods within annual reporting periods beginning January 1, 2023. Management is in the process of evaluating the impact that the adoption of this pronouncement will have on our financial statements and disclosures.

The Company entered into a series of agreements with affiliates of Luminant ET Services Company LLC (“Luminant”), including the Lease Agreement dated June 29, 2021, with amendment and restatement on July 9, 2021 (as amended and restated, the “Luminant Lease Agreement”), and the Purchase and Sale Agreement dated June 28, 2021, with amendment and restatement on July 9, 2021 (as amended and restated, the “Luminant Purchase and Sale Agreement”). The Company entered into these agreements to build the infrastructure necessary to support its planned operations. The Company determined that the Luminant Lease Agreement and the Luminant Purchase and Sale Agreement should be combined for accounting purposes under the new lease guidance (collectively, the “Combined Luminant Lease Agreement”) and that amounts exchanged under the combined contract should be allocated to the various components of the overall transaction based on relative fair values. These agreements are further discussed in “Business—Material Agreements.” Once the Combined Luminant Lease Agreement is effective and the Company has control over the applicable leased asset, the Company will record both a right-of-use asset and a corresponding lease liability in accordance with Topic 842 for each lease component.

Contractual Obligations and Other Commitments

On January 26, 2021, we entered into a one-year agreement with a service provider of financial advisory and investor relations consulting services in exchange for a monthly payment of $12,000. The agreement may be cancelled at any time during the first year with at least 60 days’ prior notice by either party. The agreement will automatically renew for a second one-year term, if not cancelled at least 30 days prior to the end of the first year. In connection with the completion of the Business Combination, in August 2021, we paid $225,000 to the service provider (including a $50,000 discretionary bonus) and agreed to increase the monthly payment to $15,000.

On February 8, 2021, Cipher also entered into a loan agreement with Bitfury Holding for a loan facility in the amount of $100,000. On August 26, 2021, Cipher amended its loan agreement with Bitfury Holding B.V. to: (i) amend the original loan facility amount of $100,000 to the actual disbursement under the loan of $7,038,038 (the “Actual Disbursement”), (ii) revise the maturity date to August 31, 2021 and (iii) amend the interest to 2.5% per annum. Cipher repaid the Actual Disbursement at the Closing on August 27, 2021 by offsetting it against the $60.0 million of cash due to it under the Bitfury Private Placement. We recorded accrued interest of $26,823 on our condensed consolidated balance sheet as of September 30, 2021, which represents all interest due to Bitfury Holding under this loan agreement.

On August 20, 2021 and on August 30, 2021, we and Bitmain Technologies Limited (“Bitmain”) entered into a Non-Fixed Price Sales and Purchase Agreement and a Supplemental Agreement to Non-Fixed Price Sales and Purchase Agreement, respectively, (together, the “Bitmain Agreement”) for us to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which are expected to be delivered in nine batches on a monthly basis between January 2022 and September 2022. The purchase price under the Bitmain Agreement is $171,135,000 (the “Total Purchase Price”) with (i) 25% of the Total Purchase Price due paid within five days of execution of the Bitmain

Agreement, (ii) 35% of the purchase price of each batch due five months prior to each delivery, and (iii) the remaining 40% of the purchase price of each batch due 15 days prior to each delivery. As of September 30, 2021, we paid total deposits of $49,656,000 for the miners.

On September 2, 2021, we entered into a Framework Agreement on Supply of Blockchain Servers with SuperAcme Technology (Hong Kong) Limited (“SuperAcme” and the “SuperAcme Agreement”) to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which are expected to be delivered in six batches on a monthly basis between July 2022 and year-end 2022. The expected final purchase price under the SuperAcme Agreement is approximately $222,400,800 with a deposit due 10 business days after the execution of the SuperAcme Agreement and advance payment due thereafter in advance of certain batches of supply being delivered and subject to additional floating price terms. Each batch of miners must be paid in full prior to delivery. As of September 30, 2021, we paid deposits of $22,240,080 for the miners.

On October 11, 2021, we entered into an agreement with Bitfury Top HoldCo B.V., made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of between 28,000 to 56,000 mining rigs, which are expected to be delivered in seven batches on a monthly basis between June 2022 and December 2022. We agreed to pay a maximum price of $6,250 per machine, with an advance payment of $10,000,000 due on or before the third business day following the execution of the agreement, and advance payments for each monthly batch due thereafter in accordance with the terms of the agreement. On October 13, 2021 we paid a deposit of $10,000,000 for the miners.

On December 29, 2021, through Cipher Mining Technologies Inc., we entered into an agreement (the “BBAC Agreement”) with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase 180 units of BlockBox air-cooled containers (each a “BBAC”), the modular data centers that house mining machines, which are expected to be delivered in 20 batches between May 2022 and October 2022. We agreed to pay a purchase price of $196,880 per BBAC. As of December 31, 2021, we paid total advance payments of $3,543,840 under the BBAC Agreement.

We are also party to several power and hosting arrangements. See “Business—Material Agreements—Power Arrangements and Hosting Arrangements” for more information.

Off-Balance Sheet Arrangements

We did not have during the period presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Change in fiscal year

Starting with the three and eight months ended September 30, 2021, we assumed GWAC’s financial calendar for Cipher with the third fiscal quarter ending September 30 and its fiscal year ending December 31. This change to the fiscal year end was approved by the Board on September 23, 2021. Cipher Mining Technology Inc.’s fiscal year previously ended on January 31.

BUSINESS

Unless the context otherwise requires, references in this prospectus to the “Company,” “Cipher,” “we,” “us” or “our” refers to Cipher Mining Technologies, Inc., prior to the consummation of the Business Combination (the “Closing” and, such date of the consummation of the Business Combination, the “Closing Date”) and to New Cipher and its consolidated subsidiaries following the Business Combination. References to “GWAC” or “Good Works” refer to our predecessor company prior to the consummation of the Business Combination.

Business Overview

We are an emerging technology company that plans to operate in the Bitcoin mining ecosystem in the United States. Specifically, we plan to develop and grow a cryptocurrency mining business, specializing in Bitcoin. Our key mission is to become the leading Bitcoin mining company in the United States. As of the date of this prospectus, we have not commenced operations.

We were established by the Bitfury Group, a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. On August 27, 2021, we consummated the Business Combination with Good Works. As a stand-alone, U.S.-based cryptocurrency mining business, specializing in Bitcoin, we have begun our initial buildout phase with a set-up of cryptocurrency mining sites in four cities in the United States (three in Texas and one in Ohio). We currently anticipate beginning deployment of capacity, with power and infrastructure readiness across three of our planned cryptocurrency mining sites, in the first quarter of 2022.

In connection with our planned set-up, we entered into the Standard Power Hosting Agreement, the WindHQ Joint Venture Agreement and the Luminant Power Agreement, all of which, together, are expected to cover sites for our data centers referenced above, see “Business—Material Agreements”. Pursuant to these agreements, we expect to have access, for at least five years, to an average cost of electricity of approximately 2.7 c/kWh. We expect that this will help competitively position us to achieve our goal of becoming the leading Bitcoin mining operator in the United States.

In August through October of 2021, we entered into a series of agreements for delivery of our first miners with 27,000 Antminer S19j Pro (100 TH/s) miners from Bitmain; 60,000 MicroBT M30S, M30S+ and M30S++ miners from SuperAcme Technology (Hong Kong); and 28,000 to 56,000 Bitfury next generation miners from Bitfury Top HoldCo. On December 29, 2021, we also entered into an agreement with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, to purchase 180 units of BlockBox air-cooled containers, the modular data centers that house mining machines, which are expected to be delivered in 20 batches between May 2022 and October 2022. We expect that in the near-term the substantial majority of our capital expenditures will be devoted to the roll-out of our mining sites in Texas and Ohio and the acquisition of mining hardware.

We aim to deploy the computing power that we will create to mine Bitcoin and validate transactions on the Bitcoin network. We believe that Cipher will become an important player in the Bitcoin network due to our planned large-scale operations, best-in-class technology, market-leading power and hosting arrangements and a seasoned, dedicated senior management team.

As of the date of this prospectus, Bitfury Top HoldCo (together with Bitfury Holding) beneficially owns approximately 82.3% of our common stock with sole voting and sole dispositive power over those shares and, as a result, Bitfury Top HoldCo has the power to elect all of our directors and we are a “controlled company” under Nasdaq corporate governance standards. For additional information, see “Risk Factors—Risks Related to our Common Stock and Warrants—We are a “controlled company” within the meaning of Nasdaq listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” and “Management—Executive Officers and Directors—Controlled Company Status.”

Our Key Strengths

We believe that we have a number of strengths that will give us a competitive advantage in the global cryptocurrency, and specifically Bitcoin, mining business, including:

Scale potential to become the leading Bitcoin mining operation in the United States

In the cryptocurrency, and specifically Bitcoin, mining business, we believe that scale can be a key factor in driving cost and margin improvements as well as providing a degree of protection against price volatility. As further discussed in “—Our Strategy” and “—Our Planned Cryptocurrency Operations—Operational Buildout Plan”, as part of our initial buildout phase, we plan to deploy approximately 445MW of electrical power. To date, we have entered into machine purchase contracts to deliver a computational power (hashrate) between approximately 14.0 EH/s and 19.5 EH/s in 2022, of which we expect to own between approximately 11.8 EH/s and 17.3 EH/s. We plan to expand deployment of energy capacity at existing or new sites as part of the follow-up phase from the second half of 2023 until 2025. For that we expect to utilize the cash flow that we expect to generate from our operations during our initial buildout phase and potentially additional sources of financing. Our aim is that by the end of 2025, we will have the potential to reach a cumulative electrical power capacity of approximately 745MW (with up to 910MW currently under contract) and corresponding hashrate of approximately 40 EH/s. For the key estimates and assumptions underlying our expectations, see “—Our Planned Cryptocurrency Operations—Operational Buildout Plan”.

Furthermore, we expect that our focus on U.S. operations will further support our potential. We believe that the United States currently provides the optimal geographic platform for the development of a cryptocurrency mining business, both in terms of its transparency and regulatory environment, including access to capital markets and the general contractual protections afforded by the U.S. legal system. As further discussed in “—Our Strategy”, we believe that this stability and transparency of the regulatory environment will allow us to establish and develop strong Bitcoin mining operations, and, in conjunction with our other strengths, will allow us to pursue our goal of becoming the leader of Bitcoin mining in the United States.

Cost leadership with reliable electricity supply and resilient business model with downside protection against drops in Bitcoin prices

For our planned buildout phases, we entered into separate power and hosting arrangements with each of Standard Power, WindHQ and Luminant to provide us with hosting and power services. For further details on those arrangements, see “Business—Material Agreements—Power Arrangements and Hosting Arrangements”. With those arrangements, we expect to have access, for at least five years, to competitive electricity costs, with an average cost of electricity of approximately 2.7 c/kWh. We also plan to utilize leading technology and mining equipment to maximize computing power output per MW, while minimizing downtime and repair costs. We anticipate that our use of different operational modes will allow us to balance between maximum output per chip and maximum efficiency to respond to varying market conditions.

The overall hashrate of the Bitcoin network is highly correlated with Bitcoin price, and any significant fall in Bitcoin price may force high-cost miners to cease their mining activities, which would typically result in a proportional decrease of the network power. As the number of blocks available for mining is set by Bitcoin protocol irrespective of the network’s hashrate or Bitcoin price increases, in periods of low Bitcoin prices, low-cost producers have the opportunity to take the market share of less-efficient participants and keep their economics resilient by mining a larger number of blocks.

The graph below shows a historic comparison between the Bitcoin price and the hashrate of the Bitcoin network:

Source: Coin Metrics, January 10, 2022

In line with our business model, we believe that our anticipated controlled power costs as well as the expected use of leading technology and reliable operations and maintenance services will provide our mining operations with high resilience against drops in Bitcoin prices. If the price of Bitcoin drops, we anticipate that we will not only be able to continue our operations despite a drop in profitability, but also that we may be able to potentially take additional market share from our competitors, as some of our competitors with higher cost bases may be forced to curtail or even shut down their operations entirely if the price of Bitcoin drops significantly. We believe that such a model can produce an asymmetric and favorable risk-return profile for potential investors as compared to a direct investment in Bitcoin.

Key management’s track record with relevant expertise and capabilities

At Cipher, we have assembled an experienced executive management team with many years of relevant experience and significant industry and technical knowledge.

Strategic adjacencies with compelling long-term opportunities

With development of cryptocurrency exchanges and similar platforms, we believe that institutional investors will increasingly want to gain exposure to Bitcoin. Accordingly, we believe that we are strategically well positioned not only to develop our cryptocurrency mining business, but also to enhance it through other long-term opportunities in the Bitcoin ecosystem. As our expected Bitcoin inventory will be freshly minted, originated within the U.S. regulatory system and not previously transacted, we believe that it may make us a particularly attractive candidate for potential partnership opportunities. Those opportunities could include, for example, potential partnerships with larger companies in technology and financial services as well as offering of mining-as-a-service.

For further information, see “Business—Our Strategy”.

Our Strategy

Our strategy is to become the leading Bitcoin mining operator in the United States. Key elements of this strategy are:

Focus on building our operations in the United States and our planned initial and second buildout phases.

We believe that the North American market, and specifically the United States, represents a particularly attractive geographic region for establishment and development of Bitcoin mining operations. Two key drivers for this are the attractive market dynamics and its stable regulatory environment. We believe that the strong cryptocurrency mining dynamics in the United States are particularly driven by the low-cost energy and reliable power infrastructure, significant institutional investor interest and an opportunity to move mining away from China, which in September 2021 declared that all digital currency-related business activities are illegal, effectively banning mining and trading in cryptocurrencies. On the regulatory side, while crypto asset regulation in the United States, as in the rest of the world, is still in the development phase (see “Business—Government Regulation”), we believe that the regulatory framework for Bitcoin in the United States is sufficiently well established and accepted. Furthermore, we believe that the U.S. digital asset ecosystem is more tightly regulated and may attract more compliance-oriented investors, which is expected to contribute to the overall stability of this ecosystem.

The following charts represent known and estimated total global Bitcoin mining capacity distributions as of July 2020. The charts do not take into account the crypto mining ban in China introduced in the summer of 2021. Due to China’s mining ban, Chinese hashrate is expected to approach zero, with mining capacity relocating out of China.

Source: Cipher, based on BitOoda, “Bitcoin Mining Hashrate and Power Analysis”, July 2020

As outlined in our “—Our Planned Cryptocurrency Operations—Operational Buildout Plan”, we aim to complete the first initial buildout phase of our operations across four cities in the United States (three in Texas and one in Ohio) by the end of the first half of 2023. We then aim to commence the second phase of our buildout, which we would expect to continue until the end of 2025. In progressing through our buildout phases, we aim to capitalize on the advantages that we expect from our power and hosting arrangements and our use of the leading technology and mining equipment to maximize computing power output per MW, while minimizing downtime and repair costs. We anticipate that our use of different operational modes will allow us to balance between maximum output per chip and maximum efficiency to respond to varying market conditions.

As part of our operations, we plan to utilize one or more third-party mining pools and have already entered into an agreement with one mining pool. We anticipate our average payments to the third-party mining pool operators to be in the range of approximately 0-1.25%. We have no immediate plans to establish our own mining pool. We intend to periodically re-evaluate this as part of our overall strategy going forward and, in the future, we may also decide to stop using mining pools.

Establish our cost leadership and maintain strong relationships with our industry partners.

We seek to structure our relationships with our equipment and service providers, power and hosting suppliers and other potential partners as long-term partnerships. We believe that such approach may create incentives for better long-term development of our operating platform as well as for our partners.

Retain flexibility in considering strategically adjacent opportunities complimentary to our business model.

As the cryptocurrency ecosystem develops and our business, including Bitcoin inventory, grows, we aim to retain certain flexibility in considering and engaging in various strategic initiatives, which may be complimentary to our mining operations in the United States. For example, we could consider initiatives such as: (i) engaging in lending out Bitcoin as an additional line of revenue; (ii) expanding our operations to mining other cryptocurrencies; (iii) engaging into strategic acquisitions or joint ventures; (iv) leveraging our expected Bitcoin holdings to enter into strategic partnerships in the fintech space; (v) engaging in asset management products; and (vi) providing mining-as-a-service, which may involve working with infrastructure investors on managed Bitcoin mining deployments and other potential projects.

Bitcoin Mining Technology

Below we list the key components of the Bitcoin mining technology which we would require to establish our operations:

ASIC chips

The ASIC chip is the key component of a mining machine and is designed specifically to maximize the rate of hashing operations. Typically, upon completion of the design and engineering sample or pilot production phase, chip developers work with a third-party manufacturer to manufacture the chips on a large scale. The production of ASIC chips typically requires highly sophisticated silicon wafers, which currently only a small number of fabrication facilities, or wafer foundries, in the world are capable of producing. For risks associated with our ASIC chip supplies, see “Risk Factors—Risks Related to Cipher’s Business and Operations Following the Business Combination—We may depend on third parties to provide us with certain critical equipment and may rely on components and raw materials that may be subject to price fluctuations or shortages, including ASIC chips that have been subject to an ongoing significant shortage.”

Servers with proven demand response features

Automatic demand response system allows cryptocurrency mining equipment to rapidly switch on and off by a command from the dispatcher in order to help balance the power grid supply and demand. This technology enables users to participate in sophisticated demand-response programs to reduce effective power price by up to 1.0-1.5 cents per kWh, which can make a significant cost difference.

Our Planned Cryptocurrency Operations

Operational Buildout Plan

We anticipate our cryptocurrency mining operations to be set-up in two phases:

•

The initial buildout phase: Until the end of the first half of 2023, we plan to set up and begin operations across four cities in the United States (three in Texas and one in Ohio). We currently anticipate beginning deployment of capacity, with power and infrastructure readiness across three of our planned cryptocurrency mining sites, in the first quarter of 2022. Until the end of the first half of 2023, we plan to deploy approximately 445MW of electrical power capacity. To date, we have entered machine purchase contracts to deliver between 14.0 EH/s and 19.5 EH/s in 2022, of which we expect to own between 11.8 EH/s and 17.3 EH/s, with the remainder going to WindHQ pursuant to the WindHQ Joint Venture Agreement. For further details, see “Business—Material Agreements—Power Arrangements and Hosting Arrangements— WindHQ”.

The following chart represents our expected estimates on infrastructure and power readiness across our sites in the first three quarters of 2022:

Source: Cipher

Bear (1) and Bear (2) as well as Chief (1) and Chief (2) indicate parts of one site Bear and Chief, respectively.

The Alborz, Bear and Chief sites are part of a joint venture with WindHQ, where WindHQ owns 51% and we own 49% of the join venture. For further details, see “Business—Material Agreements—Power Arrangements and Hosting Arrangements— WindHQ”.

•

The second buildout phase: From the second half of 2023 until the end of 2025, we plan to expand the deployment of capacity at our existing or new sites by deploying approximately 100MW of additional electrical power capacity per annum, with a cumulative additional hashrate of approximately 25 EH/s. For our second buildout phase, we expect to utilize the cash flow that we expect to generate from our operations during our initial buildout phase and potentially additional sources of financing.

Overall, we expect that upon completion of those two phases, by the end of 2025, we will have the potential to reach a cumulative electrical power capacity of approximately 745MW (with up to 910MW currently under contract) and corresponding hashrate of approximately 40 EH/s. Based on our projections and assuming the current market conditions, including the competitive landscape, and an expected overall hashrate of the Bitcoin network of approximately 791 EH/s in December 2025 (Source: BitOoda, “2021 Year End Bitcoin Hashpower Estimates”, September 2021), we estimate that our share in the overall hashrate of the Bitcoin network could amount to approximately 5% by December 2025. Our expectations and estimates are subject to a number of important assumptions, including, but not limited to, our hashrate and the network hashrate estimates, our buildout schedule and the timing and quality of the hardware we receive, including ASIC chips.

Expected Revenue Structure

We expect our revenue to comprise a combination of block rewards and transaction fees, earned for verifying transactions in support of the blockchain:

•

block rewards are rewards paid in Bitcoin that are programmed into the Bitcoin software and awarded to a miner or a group of miners for solving the cryptographic problem required to create a new block on a given blockchain; and

•	transaction fees are fees paid in Bitcoin that miners receive to confirm transactions across the network.

The graphic below shows a simplified summary of our business model and mining revenue generation:

Source: Cipher

Block rewards are fixed and the Bitcoin network is designed to periodically reduce them through halving. Most recently in May 2020, the block reward was reduced from 12.5 to 6.25 Bitcoin, and it is estimated that it will halve again to 3.125 Bitcoin in March 2024.

Bitcoin miners also collect transaction fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions, however transaction fees may vary.

As the use of the Bitcoin network expands and the total number of Bitcoin available to mine and, thus, the block rewards, declines over time, we expect the mining incentive structure to transition to a higher reliance on transaction confirmation fees, and the transaction fees to become a larger proportion of the revenues to miners. Thus, our goal is to be well positioned to command an increasing portion of the network transaction fees.

According to BitOoda, transaction fees are expected to grow and help offset declining block rewards, crossing over to exceed the block reward after the 2028 halving (Source: BitOoda, “2021 Year End Bitcoin Hashpower Estimates”, September 2021). BitOoda estimated the network hashrate of approximately 197.8 EH/s, with a block reward of 6.25 Bitcoin per block and 0.91 Bitcoin in transaction fees per block, by the end of 2021. According to BitOoda, in 2025, the network hashrate is expected to reach approximately 791 EH/s with a block reward of 3.13 Bitcoin per block and 1.82 Bitcoin in transaction fees per block. Based on these market estimates, we generally expect the percentage of revenue from transaction fees to amount to approximately 40% by 2025.

Historically, Bitcoin transaction fees have increased each time the network saw an extended period of heavy usage. With more traffic to handle, we believe that transactions with the highest fee have the greatest chance of getting included in the first available block. Transaction fees are closely related to the price of Bitcoin and, similarly to the price of Bitcoin, they historically have been subject to significant fluctuation.

As transaction fees are closely linked to the movement in the price of Bitcoin, predicting the development rates of transaction fees is difficult as it is subject to potential volatility in the price of Bitcoin. For the risks related to the value of Bitcoin, see “Risk Factors—Risks Related to Cryptocurrency Mining—Bitcoin is the only cryptocurrency that we currently plan to mine and, thus, our future success will depend in large part upon the value of Bitcoin; the value of Bitcoin and other cryptocurrencies may be subject to pricing risk and has historically been subject to wide swings.” In general, however, we believe that Bitcoin transaction fees have a strong potential to grow over the medium to long term, which is expected to be driven by wider Bitcoin adoption as well as the overall growth in Bitcoin trading activity and network traffic. Specifically, we believe that it is supported by underlying trends, such as the general rise in the number of digital wallets; potential higher acceptance rates of Bitcoin by traditional financial institutions and some sovereign nations; rising investments levels in Bitcoin from institutional investors and increasing Bitcoin trading volumes.

Subject to its strategic development plans, we may from time-to-time exchange Bitcoin for fiat currency through OTC providers or exchanges to fund our operations and growth.

Material Agreements

We entered into several key agreements that we expect will be material to our operations:

Power Arrangements and Hosting Arrangements

Luminant

On January 14, 2020, Bitfury Top HoldCo entered into a term sheet setting out the basic terms and conditions for a power purchase agreement with Luminant ET Services Company LLC (“Luminant”) for the supply of electric power to one of our planned sites in Texas (the “Luminant Agreement Term Sheet”). The parties agreed to make Cipher Mining Technologies Inc. the counterparty to the definitive power purchase agreement.

On June 23, 2021, we and Luminant signed a definitive power purchase agreement pursuant to the Luminant Agreement Term Sheet, which was subsequently amended and restated on July 9, 2021 (as amended and restated, the “Luminant Power Agreement”). The agreement provides for a take or pay arrangement, whereby, starting from the Initial Delivery Date (as defined below), Luminant shall supply, and we shall accept, a total electrical power capacity of a minimum of 200MW and up to 210MW (the “Contract Quantity”) during the Initial Term (as defined below) at a predetermined MWh rate. The agreement also provides for certain curtailment events when Luminant has a right to curtail a certain portion of the energy delivered in each contractual year.

On June 29, 2021, with amendment and restatement on July 9, 2021, we also entered into a lease agreement with Luminant’s affiliate, under which Luminant’s affiliate leases us a plot of land to set up the planned data center, ancillary infrastructure and electrical system (the “Interconnection Electric Facilities”) at the relevant site (as amended and restated, the “Luminant Lease Agreement”).

Under the Luminant Power Agreement, we are required to provide Luminant a collateral of $12,553,804 (the “Independent Collateral Amount”). Half of the Independent Collateral Amount was paid to Luminant on September 1, 2021 as the Company received notice that Luminant had commenced construction of the Interconnection Electrical Facilities. The other half will be due 15 days prior to the date on which the Interconnection Electric Facilities are completed and made operational. Such amount shall remain in place through the term of the Luminant Power Agreement. Furthermore, pursuant to the Luminant Power Agreement, if Luminant’s exposure reaches 95% of the posted Independent Collateral Amount, we are required to post additional cash collateral (in increments of $100,000) (the “Variable Collateral”) such that the sum of the Independent Collateral Amount, lien value credit (provided for in the agreement) and such additional Variable Collateral equal an amount no less than 105% of Luminant’s exposure.

The details of the construction of the Interconnection Electric Facilities, including the collateral (in addition to the Independent Collateral Amount), are set out in a separate purchase and sale agreement between us and another Luminant affiliate, Vistra Operations Company LLC (“Vistra”), which was entered into on June 28, 2021, and amended and restated on July 9, 2021 (as amended and restated, the “Luminant Purchase and Sale Agreement”). Specifically, under this agreement, we provided $3,063,020 as collateral independent of the Independent Collateral Amount. The agreement also provides that the Interconnection Electric Facilities are targeted to be completed and made operational by April 30, 2022, with an outside closing date of July 31, 2022. The Luminant Purchase and Sale Agreement provides that the Interconnection Electrical Facilities are to be sold to us upon completion of their construction for $13,159,349 to be paid in monthly installments over a five-year period and which will carry interest of 11.21% per annum. Upon conclusion of the Luminant Lease Agreement, the Interconnection Electrical Facilities are to be sold to Vistra at a price to be determined based upon bids obtained in the secondary market.

The Luminant Power Agreement provides that the parties’ respective obligations under the agreement shall become effective as of the first day of the month following (i) the date on which the Interconnection Electric Facilities are completed and made operational by Luminant, and Luminant is ready to deliver energy (which is also conditioned upon Closing), and (ii) the date the Interconnection Electric Facilities are ready to accept energy (together, the “Initial Delivery Date”) and shall continue for five years thereafter (the “Initial Term”). Subject to certain early termination exceptions, the agreement provides for a subsequent automatic annual renewal, unless either party provides written notice to the other party of its intent to terminate the agreement at least six months prior to the expiration of then current term. The Luminant Lease Agreement is effective from the date of our written note of the completion of the Business Combination (the “Effective Date”) and shall continue for five years thereafter, subject to renewal provisions aligned with the Luminant Power Agreement.

Copies of the Luminant Power Agreement, the Luminant Lease Agreement and the Luminant Purchase and Sale Agreement, along with the amendments and restatements to them, are attached as Exhibits 10.22 through 10.27 to the registration statement of which this prospectus forms a part.

Standard Power

On February 3, 2021, we entered into a term sheet providing the basic terms and conditions for a Bitcoin mining hosting agreement with turnkey infrastructure with Standard Power for the hosting of our Bitcoin mining equipment to generate computational power at the three facilities in Ohio provided for by Standard Power (the “SP Agreement Term Sheet”). On April 1, 2021, we and Standard Power signed a definitive hosting agreement pursuant to the SP Agreement Term Sheet and, subsequently on May 12, 2021, we entered into an amendment and restatement to the agreement (as amended and restated, the “Standard Power Hosting Agreement”). Under the Standard Power Hosting Agreement, we agree to provide to Standard Power Bitcoin miners with a specified energy utilization capacity of two hundred Megawatts (200 MWs), or more if agreed, necessary to generate computational power at the respective facilities (the “Miners”). We can acquire such Miners from the Bitfury Group or another supplier. Standard Power, in turn, is obligated to (i) host the Miners in specialized containers and provide the electrical power and transmission and connection equipment necessary for the mining and (ii) host, operate and manage the Miners there, in each case in accordance with the terms and conditions of the Standard Power Hosting Agreement.

The Standard Power Hosting Agreement provides that Standard Power shall provide an electric power infrastructure, including containers, necessary to operate Miners with a specified energy utilization capacity of initially at least forty Megawatts (40 MWs) at the facility in Ohio in accordance with the specifications and power availability date set out in the availability schedule. The power availability date for the first forty

Megawatts (40 MWs) of the required power was expected in December 15, 2021; however, due to infrastructure supply delays it is now expected to materialize in the second quarter of 2022. We currently do not expect this delay to significantly impact the planned roll-out of the relevant site.

Thereafter, Standard Power shall provide the hosting capacity, housing and equipment for Miners with the specified energy utilization capacities that will be delivered to the facilities in accordance with the availability schedule, as may be amended and supplemented. Standard Power also undertakes to be responsible for the proper installation and the costs of work for hosting the Miners in the specialized containers in each facility and for the proper care and maintenance of the Miners, the facilities and the containers in which the Miners are installed. The Standard Power Hosting Agreement provides that Standard Power shall purchase these specialized containers from Bitfury Top HoldCo’s affiliate or from another supplier.

Under the Standard Power Hosting Agreement, we are obligated to pay (i) the Hosting Fee, which is comprised of the (a) Base Hosting Fee and the Infrastructure Fee and (b) the Bitcoin Profits Sharing Fee, subject to the applicable Hosting Fee Cap, and (ii) Operational Service Fee (all terms are defined in the Standard Power Hosting Agreement). The Bitcoin Profits Sharing Fee amounts to fifteen percent (15.00%) of the Bitcoin Profits (generally defined as Bitcoins mined at the respective facilities under the Standard Power Hosting Agreement minus all the operating reasonable expenses for the respective period) throughout the initial term of five (5) years.

The Standard Power Hosting Agreement also provides that we are required to provide Standard Power either with an acceptable form of credit guarantee or a security deposit in cash equal to three (3) months aggregate Base Hosting Fee and Infrastructure Fee paid at least fourteen (14) days before the date first Miners have been delivered to the facility.

The Standard Power Hosting Agreement provides for the initial term of five (5) years with automatic five (5) year renewal provisions.

A copy of the Standard Power Hosting Agreement is attached as Exhibit 10.28 to the registration statement of which this prospectus forms a part.

WindHQ

On January 11, 2021, Bitfury Top HoldCo entered into a non-binding letter of intent providing the basic terms and conditions to enter into a joint venture to build, equip and operate one or more data centers (“Data Centers”) with WindHQ LLC (“WindHQ JV Letter of Intent”). Bitfury Top HoldCo assigned the WindHQ JV Letter of Intent to Cipher on February 19, 2021. On June 10, 2021, we and WindHQ signed a binding definitive framework agreement with respect to the construction, build-out, deployment and operation of the Data Centers in the United States (the “WindHQ Joint Venture Agreement”).

The WindHQ Joint Venture Agreement provides that the parties shall collaborate to fund the construction and build-out of certain specified Data Centers at locations already identified by the parties (“Initial Data Centers”). Each Initial Data Center will be owned by a separate limited liability company (each, an “Initial Data Center LLC”), and WindHQ will own 51% of the initial membership interests of each Initial Data Center LLC and we will 49% of the initial membership interests of each Initial Data Center LLC.

The WindHQ Joint Venture Agreement includes a development schedule for additional electrical power capacity through the joint identification, procurement, development and operation of additional Data Centers (“Future Data Centers”) totaling (including the Initial Data Centers) 110MW by December 31, 2022, 210MW by December 31, 2023, 340MW by December 31, 2024, and 500MW by December 31, 2026. Each Future Data Center will be owned by a separate limited liability company (each, a “Future Data Center LLC”, and collectively with the Initial Data Center LLCs, the “Data Center LLCs”), and WindHQ will own at least 51% of the initial membership interests of each Future Data Center LLC and we will own a maximum of 49% of the initial membership interests of each Future Data Center LLC. Furthermore, under the WindHQ Joint Venture Agreement, WindHQ is required to use commercially reasonable efforts to procure energy for Future Data Centers at the most favorable pricing then available. Similarly, we are required to use commercially reasonable efforts to procure the applicable equipment needed for the Future Data Centers at the most favorable pricing then available.

Under the WindHQ Joint Venture Agreement, WindHQ agrees to provide a series of services to each of the Data Centers, including but not limited to: (i) the design and engineering of each of the Data Centers; (ii) the procurement of energy equipment and others related services such as logistics for each of the Data Centers; and (iii) the construction work for each of the Data Centers. Furthermore, we are required to support and monitor (remotely) the operations of the hardware at each Data Center (particularly the mining servers) as required under the WindHQ Joint Venture Agreement.

A development fee equal to 2% of capital expenditures in respect of the initial development of each Data Center shall be paid 50% to WindHQ and 50% to us. Furthermore, a fee equal to 2% of the gross revenues of each of the Data Centers will be payable monthly based on the immediately prior month gross revenue of such Data Center, 50% to WindHQ and 50% to us.

For each Data Center, WindHQ and we will cooperate to prepare a financial model incorporating the relevant economic factors of such Data Center, including a determination of a target projected return for any expansion projects for such Data Center (such return, the “Economic Threshold” for such Data Center), and both WindHQ and we will provide the initial funding required for each Data Center on a pro rata basis in accordance with our respective ownership interests in the applicable Data Center LLC. Either WindHQ or we may propose expansion projects to be undertaken by a Data Center LLC (“Expansion Projects”). For any Expansion Project with a projected return expected to equal or exceed the Economic Threshold for the applicable Data Center, WindHQ and we will fund such Expansion Project through the subscription for additional membership interests in the applicable Data Center LLC. If the projected return for an Expansion Project is less than the Economic Threshold for the applicable Data Center and either WindHQ or we do not approve of the applicable Data Center LLC undertaking such Expansion Project, then WindHQ (if WindHQ proposed the Expansion Project) or we (if we proposed the Expansion Project) may form a separate limited liability company to pursue the Expansion Project, and the applicable Initial Data Center LLC shall enter into a shared facilities agreement with such separate limited liability company that provides such limited liability company with the rights necessary to proceed with such Expansion Project at the applicable Data Center.

In the absence of any material breaches by either party, the WindHQ Joint Venture Agreement may only be terminated by mutual written consent of both parties. A copy of the WindHQ Joint Venture Agreement is attached as Exhibit 10.29 to the registration statement of which this prospectus forms a part.

Master Services and Supply Agreement

In connection with the Business Combination, Bitfury Top HoldCo and Cipher entered into the Master Services and Supply Agreement on August 26, 2021. The initial term of the agreement is 84 months, with automatic 12-month renewals thereafter (unless either party provides sufficient notice of non-renewal). Pursuant to this agreement, Cipher can request and Bitfury Top HoldCo is required to use commercially reasonable efforts to provide, or procure the provision of, certain equipment and/or services, such as construction, engineering and operations, in each case as may be required to launch and maintain Cipher’s mining centers in the United States.

Specifically, under the terms of the Master Services and Supply Agreement, Cipher can request and Bitfury Top HoldCo is required to: (i) use commercially reasonable efforts to manufacture (or procure the manufacture by its suppliers and/or subcontractors) and supply to Cipher the quantity, specification and type of equipment (including modular data centers, servers, ASIC chips and miners); and (ii) provide certain project management and quality control, engineering, procurement, construction, commissioning, operations, maintenance and other related services as outlined in the Master Services and Supply Agreement.

Additionally, the Master Services and Supply Agreement provides that, subject to certain de minimis thresholds, Bitfury Top HoldCo agrees not to compete with Cipher in the Bitcoin mining business in the United States.

The Master Services and Supply Agreement is not exclusive to Bitfury Top HoldCo or any of its affiliates, and Cipher may retain any other parties to manufacture and deliver any equipment or perform any of the services required. The Master Services and Supply Agreement does not set out precise types, specifications, quantities or timings of any equipment or services deliveries. If Cipher decides to order any equipment under the Master Services and Supply Agreement, it will set out the relevant type, specifications, quantity and timing for delivery of equipment in individual purchase orders. Similarly, Cipher will request the relevant services under individual statements of work. Cipher is not obligated to order any equipment or services from Bitfury under the Master Services and Supply Agreement. The agreement does not provide for any minimum level or volume of services or any minimum quantity or type of equipment (including ASIC chips or miners) that Cipher would be required to order. If an order is made, the timeframes for any particular deliveries are to be set out in the relevant individual purchase orders or statements of work.

The Master Services and Supply Agreement provides that Cipher can use: (i) subject to certain notice requirements, a right of first refusal regarding the purchase of chips that Bitfury Top HoldCo makes available to the market in future; and (ii) “most-favored nation pricing” protection in relation to any services (with reference to the United States prices) and/or equipment (with reference to the worldwide prices) that it may decide to order from Bitfury Top HoldCo.

In addition to the Master Services and Supply Agreement, Cipher and Bitfury Holding also entered into a fee side letter, which sets out the basic pricing framework applicable under the Master Services and Supply Agreement for any services. Under the side letter, monthly fees for any potential future services, if any, would be determined by reference to two groups of services, which may be provided under the Master Services and Supply Agreement: (i) Bitfury Top HoldCo’s “onsite” services fee would be calculated on a straight cost +5% basis (plus applicable duties and taxes); and (ii) Bitfury Top HoldCo’s “remote services” would be calculated on a ratchet basis applying a management fee of $1000/MW up to 445MW (capped at $200,000/month) and $450USD/MW above 445MW (plus applicable duties and taxes).

The Master Services and Supply Agreement and the fee side letter to the Master Services and Supply Agreement are attached as Exhibit 10.1 and Exhibit 10.30, respectively, to the registration statement of which this prospectus forms a part. In October and December 2021, as a part of the Master Services and Supply Agreement, we entered into agreements with Bitfury Top HoldCo and Bitfury USA Inc. to purchase mining rigs and some additional equipment. For further details, see “—Recent Business Developments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments.”

Bitfury Top HoldCo is our controlling shareholder. The Master Services and Supply Agreement will constitute a related-party transaction. For further details, see “Certain Relationships and Related Person Transactions—Cipher’s Related Party Transaction—Master Services and Supply Agreement”. Bitfury Top HoldCo is entitled to appoint a majority of the members of the Board, and it has the power to determine the decisions to be taken at New Cipher’s shareholder meetings on matters of New Cipher’s management that require the prior authorization of our shareholders, including in respect of related party transactions, such as the Master Services and Supply Agreement, corporate restructurings and the date of payment of dividends and other capital distributions. Thus, the decisions of Bitfury Top HoldCo as our controlling shareholder on these matters, including its decisions with respect to its or our performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of New Cipher stockholders. For further details, see “Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.”

Recent Business Developments

In August 2021, we and Bitmain entered into agreement for us to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which are expected to be delivered in nine batches on a monthly basis between January 2022 and September 2022. In September 2021, we entered into a framework agreement with SuperAcme Technology (Hong Kong) Limited to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which are expected to be delivered in six batches on a monthly basis between July 2022 and year-end 2022.

In October 2021, we entered into an agreement with Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of between 28,000 to 56,000 mining rigs, which are expected to be delivered in seven batches on a monthly basis between June 2022 and December 2022. On December 29, 2021, we also entered into an agreement with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase 180 units of BlockBox air-cooled containers, the modular data centers that house mining machines, which are expected to be delivered in 20 batches between May 2022 and October 2022. For further details on these agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments.”

Competition

Bitcoin is mined all over the world by a variety of miners, including individuals, public and private companies and mining pools. There is also a possibility that, in the future, foreign governments may decide to subsidize or in some other way support certain large-scale cryptocurrency mining projects, see “Risk Factors—Risks Related to Regulatory Framework—Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use certain cryptocurrencies or to exchange them for fiat currency”. Thus, we expect to compete against a number of companies and entities operating both within the United States and abroad. Equally important, as Bitcoin price increases, additional miners may be drawn into the market. The corollary would mean that as Bitcoin price decreases, miners that are less cost-efficient may be driven out of the market.

Blockchain and Bitcoin Industry Overview

Our business model centers on cryptocurrency mining operations and, specifically, Bitcoin mining.

Blockchain, Cryptocurrencies and Other Digital Assets

A blockchain is a decentralized, distributed ledger. Unlike a centralized database whereby an entire database, or full copies of that database, remains in the control of one person or entity stored on a computer that is controlled or owned by that same person or entity, a blockchain ledger typically has partial copies of itself across various computers or participants (“nodes”) in the network. Each new block requires a method of consensus between nodes of the network in order for the block to post to the ledger and become permanent. There are various methods being developed for executing a consensus.

Currently, the most popular application of blockchain is cryptocurrency. Cryptocurrencies are currencies that are not backed by a central bank or a national, supra-national or quasi-national organization and are not typically backed by hard assets or other credit. Cryptocurrencies are typically used as a medium of exchange, similar to fiat currencies like the U.S. Dollar, that is transacted through and recorded on a blockchain.

In addition to cryptocurrencies, there are other assets, such as contracts or other information that reside on a blockchain that represent a form of ownership. Examples may include insurance contracts, deeds, wills, health data or securities. Together with cryptocurrencies, these other assets, which also include virtual currencies, digital coins and tokens, and other blockchain assets, make up a class of assets called “Digital Assets”. The value of Digital Assets is determined by the value that various market participants place on them through their transactions, for example, via peer-to-peer transactions, e-commerce or exchanges.

Bitcoin

Bitcoin is the oldest and most commonly used cryptocurrency today. Bitcoin was invented in 2008 by an unknown person under the pseudonym Satoshi Nakamoto, and launched in 2009 as a medium of exchange. As of the date of this prospectus, Bitcoin is the world’s most valuable cryptocurrency by market capitalization.

As described in the original white paper by Nakamoto, Bitcoin is a decentralized, peer-to-peer version of electronic cash that allows online payments to be sent from one party to another without going through a financial institution. Upon verification by computers (“miners”) serving the Bitcoin network, authenticated transactions are forever added to a public ledger (“chain”) for all to view. Without the need for a trusted third party to determine which transactions are authentic, Bitcoin allows any two willing market participants to transact, thereby minimizing transaction costs, reducing the minimum practical transaction size, and enabling the ability to make non-reversible payments for non-reversible services.

Sending Bitcoin

When Bitcoins are sent, the transactions are broadcasted to all nodes in the Bitcoin network. Each node bundles a collection of transactions into an encrypted block and applies computation power to decipher the code (“hash”) to the encrypted block, which requires verification that all transactions within the block are valid. Once the node cracks the code, that code is sent to all other miners who can easily verify that the hash is indeed correct. And when enough nodes agree that the hash is correct, the block is added to the existing chain and miners move on to work on the next block by utilizing the hash of the accepted block as the previous hash.

The verification is necessary because, unlike physical cash that can only be held by one party at a time, cryptocurrency is a digital file that could be fraudulently copied and sent to multiple recipients if there are no safeguards in place. To address this double-spending problem, the public ledger in the Bitcoin network keeps track of user balances and a complete history of every transaction executed among Bitcoin network participants, all the while keeping participants anonymous.

Bitcoin Parameters

When Bitcoin was created, the inventor limited its supply to 21 million coins. 1 Bitcoin is equal to 100 million satoshi, which is the smallest unit of Bitcoin. This supply limitation ensures that Bitcoin remains scarce, and the divisibility enables small-sized transactions even in a rising Bitcoin price environment.

Bitcoin Distribution

As of the date of this prospectus, there were approximately 19 million coins in circulation. To distribute Bitcoins into circulation and incentivize miners for expending time and computation power to find solutions to encrypted blocks, the Bitcoin network rewards the miner who finds the right hash with Bitcoins.

The following chart shows the estimated Bitcoin supply schedule:

Source: Coin Metrics; Bitcoin market data, January 9, 2022; 18.9MM BTC as of January 9, 2022 (approx. 88%), expected 19.9MM BTC by 2024 (approx. 94%), expected 21MM BTC by 2141 (approx. 100%)

The number of Bitcoin rewards is reduced by 50% for every 210,000 blocks mined, and given that a block is added to the ledger approximately every 10 minutes (time for the Bitcoin system to mine a new block), the “halving event” takes place roughly once every 4 years until all 21 million Bitcoins have been “unearthed”. Currently, each block mined rewards 6.25 Bitcoins and the next halving is expected to occur on March 2024, at which point each block mined would only reward 3.125 Bitcoins.

Transaction Fees

When a user decides to send Bitcoin to a recipient, the transaction is first broadcasted to a memory pool before being included in a block. Because each block can only contain up to 1 megabyte of transaction information, it is in this memory pool that miners can pick and choose which transactions to bundle into the next block and verify. During periods of heavy network usage, there can oftentimes be more transactions awaiting confirmation than there is space in a block. Consequently, not all attempted transactions will be verified immediately and some transactions can take up to a day or longer to verify.

In such situations where there are more transactions in the memory pool than there is space on the next block, users compete for miners’ computation power by adding fees (“tips”) onto their transactions in the hope that miners would prioritize their transactions. Due to the 1 megabyte limitation, miners tend to favor smaller transactions that are easier to validate. Larger “tips” are required to incentivize miners to mine larger transactions. When the network congestion eases, the miners then turn their focus upon the remaining transactions.

Wallet

Bitcoins are held in Bitcoin wallets, which is a software program for storing Bitcoins. Each wallet is assigned a unique address. When users transact directly, using wallets, or indirectly, through exchanges, Bitcoins are moved from one wallet address to another after the transaction has been verified by miners.

Bitcoin Mining

The term “mining” is used to define a process whereby the blockchain consensus is formed. The Bitcoin consensus process, for example, entails solving complex mathematical problems using custom-designed computers. However, many more public and private blockchains are being developed with different algorithms or consensus models, which can use different hardware and methods for performing the function of adding blocks to their blockchains.

Hashing

To mine Bitcoin, computers solve difficult mathematical problems to verify transactions in support of the blockchain. As an incentive to expend time, power and other resources to mine Bitcoin, miners are rewarded in Bitcoin and transaction fees. Each computation is a hash, and the speed at which these problems can be solved at is measured in hash rate. Initially, miners used general purpose chips such as Central Processing Units (“CPUs”) and Graphics Processing Units (“GPUs”) to complete calculations.

In recent years, however, ASIC chips have replaced GPUs in order to improve speeds. As miners across the world compete to solve these computations at the fastest hash rate, miners are rewarded in proportion to their processing contribution of the overall network. Due to this dynamic, low-cost energy sources and the most powerful ASIC chips are in high demand and can be difficult to obtain, requiring miners to become more sophisticated and better capitalized to compete in the future.

Energy Price

As computers continuously compute and verify each block of transactions, they require a reliable and large amount of electricity. Given how electricity costs account for a significant proportion of a miner’s operating expenses, having the lowest possible electricity price may provide a company with a significant advantage over its peers.

Cooling

Bitcoin is mined by chips housed in data centers. Due to the amount of energy that computers expend in order to solve complex computations, advanced cooling systems are needed to prevent the computers from overheating. Some miners achieve this by placing their hardware in cold climate locations or underground. Others resort to traditional fan cooling systems. Yet another solution is to submerse computers in non-conductive, cooling liquid.

Mining pools

A “mining pool” is the pooling of resources by miners, which allows miners to combine their processing power over a network, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to the miner’s “hashing” capacity they contribute to the pool mining power, used to generate each block. Mining pools emerged partly in response to the growing difficulty and available hashing power that competes to place a block on the bitcoin blockchain. As additional miners competed for the limited supply of blocks, individuals found that they were working for months without finding a block and receiving any reward for their mining efforts.

The mining pool operator provides a service that coordinates the computing power of the independent mining enterprise. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards for successful algorithm solutions in-proportion to the individual hash rate that each participant contributed to a given successful mining transaction. Pool fees are typically deducted from amounts the pool miners may otherwise earn.

Government Regulation

We will operate in a complex and rapidly evolving regulatory environment and expect to be subject to a wide range of laws and regulations enacted by U.S. federal, state and local governments, governmental agencies and regulatory authorities, including the SEC, the Commodity Futures Trading Commission, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, as well as similar entities in other countries. Other regulatory bodies, governmental or semi-governmental, have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business.

Regulations may substantially change in the future and it is presently not possible to know how regulations will apply to our businesses, or when they will be effective. As the regulatory and legal environment evolves, we may become subject to new laws and further regulation by the SEC and other agencies, which may affect our mining and other activities. For instance, various bills have also been proposed in the U.S. Congress related to our business, which may be adopted and have an impact on us. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see “Risk Factors—Risks Related to Regulatory Framework”.

Furthermore, as we may strategically expand our operations into new areas, see “Business—Our Strategy—Retain flexibility in considering strategically adjacent opportunities complimentary to our business model”, we may become subject to additional regulatory requirements.

Intellectual Property

We plan to use specific hardware and software for our cryptocurrency mining operations. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, we intend to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We do expect to rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we may in the future develop certain proprietary software applications for purposes of our cryptocurrency mining operation.

Legal proceedings

We are not a party to any material pending legal proceedings. From time to time, we may be subject to legal proceedings and claims arising in the ordinary course of business.

Employees

As of the date of this prospectus, we had nine full-time employees and officers. Tyler Page has acted as Chief Executive Officer of Cipher Mining Technologies Inc. since its inception and as Chief Executive Officer of New Cipher since August 27, 2021. Edward Farrell acted as Chief Financial Officer of Cipher Mining Technologies Inc. since late January 2021 and as Chief Financial Officer of New Cipher since August 27, 2021. William Iwaschuk and Patrick Kelly have acted, respectively, as Chief Legal Officer and Chief Operating Officer of Cipher Mining Technologies Inc. from March 2021 and as Chief Legal Officer and Chief Operating Officer, respectively, of New Cipher since August 27, 2021. Christopher Kessling has acted as Vice President of New Cipher since August 2021. In November 2021, among others, Chris Totin and Michael Brown joined New Cipher as Chief Construction Officer and Deputy General Counsel / Corporate Secretary, respectively.

MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages as of December 31, 2021, and positions of the individuals serving as directors and executive officers of our company:

Name	Age	Title
Tyler Page	45	Chief Executive Officer and Director
Edward Farrell	61	Chief Financial Officer
Patrick Kelly	43	Chief Operating Officer
William Iwaschuk	46	Chief Legal Officer
Cary Grossman	67	Director
Caitlin Long	52	Director
James Newsome	62	Director
Wesley (Bo) Williams	45	Director
Holly Morrow Evans	46	Director
Robert Dykes	72	Director

Executive Officers

Tyler Page. Since the Closing, Mr. Page has served as New Cipher’s Chief Executive Officer and as a member of the Board. From 2020 to 2021, Mr. Page served as Head of Business Development for digital asset infrastructure at Bitfury Holding, where he was responsible for business development and strategic planning work of the Bitfury Group. Since the inception of Cipher, Mr. Page solely focused on preparation for the Business Combination and set-up of Cipher’s planned operations following the Business Combination; however, Mr. Page remained employed by Bitfury Holding, an entity wholly owned by Bitfury Top HoldCo. Mr. Page ceased all his responsibilities under his contract with Bitfury Holding in March 2021 and, upon the Closing, Mr. Page will terminate his contract with Bitfury Holding.

He brings more than 20 years of experience in institutional finance and fintech, including as a member of the Management Committee and Head of Client Strategies at New York Digital Investment Group (NYDIG), from 2017 to 2019, and as Head of Institutional Sales at Stone Ridge, from 2016 to 2019. Previously, he served as Global Head of Business Development for Fund Solutions at Guggenheim Partners in New York and London, as well as in various roles in derivatives teams at Goldman Sachs and Lehman Brothers. He began his career as an attorney at Davis Polk & Wardwell LLP. He holds a J.D. from the University of Michigan Law School and a B.A. from the University of Virginia.

Edward Farrell. Since the Closing, Mr. Farrell has serves as New Cipher’s Chief Financial Officer. Prior to Cipher, from 2003 to 2018, Mr. Farrell held several senior positions at AllianceBernstein, L.P., including Controller, Chief Accounting Officer and Chief Financial Officer. Mr. Farrell brings more than 35 years of financial administration and leadership experience in the financial services industry, including his prior positions at Nomura Securities International and Salomon Brothers. Ed started his career at PricewaterhouseCoopers LLP. Mr. Farrell currently serves on the board of directors Arbor Realty Trust, Inc. where he is a member to both their Audit and Corporate Governance Committees. He received his B.B.A. in Business Administration from St. Bonaventure University.

Patrick Kelly. Since the Closing, Mr. Kelly has served as New Cipher’s Chief Operating Officer. Prior to Cipher, from 2012 to 2019, Mr. Kelly served as Chief Operating Officer at Stone Ridge Asset Management, LLC. Between 2012 and 2018, he also held several directorship positions with several trusts of Stone Ridge Asset Management. From 2009 to 2012, Mr. Kelly served as Chief Operating Officer of Quantitative Strategies at Magnetar Capital. Prior to that, he served as Head of Portfolio Valuation at D. E. Shaw & Co. Mr. Kelly is a Chartered Financial Analyst (CFA) and received his B.S. in Finance from DePaul University.

William Iwaschuk. Since the Closing, Mr. Iwaschuk has served as New Cipher’s Chief Legal Officer. Prior to Cipher, from 2014 to 2020, Mr. Iwaschuk held senior positions at Tower Research Capital LLC, including serving as General Counsel and Secretary (2016-2020) and Counsel (2014-2016). From 2013 to 2014, Mr. Iwaschuk was a Partner in the Investment Management Group of Morgan, Lewis & Bockius LLP in New York. Mr. Iwaschuk also previously served as a Vice-President in the legal department at Goldman Sachs & Co. from 2005 until 2012. Mr. Iwaschuk started his career as an equity derivatives associate at Davis Polk & Wardwell LLP in New York. Mr. Iwaschuk holds an LL.B. and a B.A. from The University of British Columbia.

Non-Employee Directors

Cary Grossman. Since the Closing, Mr. Grossman has served as a member of the Board. Mr. Grossman co-founded GWAC in 2020 and served as its President and a member of its board of directors since June 2020. Since February 5, 2021, Mr. Grossman also served as President, Chief Financial Officer and a member of the board of directors of Good Works II Acquisition Corp. Mr. Grossman is a veteran corporate finance professional with a combination of executive management, investment banking and public accounting experience. In 2010, Mr. Grossman co-founded Shoreline Capital Advisors, Inc., an advisory firm focused on providing financial advisory services to middle companies. Prior to Shoreline Capital Advisors, from 1991 to 2002, Mr. Grossman co-founded and was the CEO of another investment banking firm, McFarland, Grossman & Company. Earlier in his career, he practiced public accounting for 15 years. Mr. Grossman also held a number of executive positions, including; President of XFit, Inc. from 2019 to 2020, Chief Financial Officer of Blaze Metals, LLC from 2007 to 2010; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Gentium, S.P.A. from 2004 to 2006; Chief Executive Officer of ERP Environmental Services, Inc. and Chief Financial Officer of U.S. Liquids, Inc. from 2001 to 2003. He also co-founded Pentacon, Inc. (NYSE: JIT) and served as a board member and Executive Chairman from 1998 until 2002, and as a director of Metalico (NYSE: MEA) from 2014 until 2015 and INX Inc. (Nasdaq: INXI) from 2004 until 2011. Mr. Grossman is a Certified Public Accountant and earned a B.B.A. in Business Administration from the University of Texas. We believe that Mr. Grossman is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.

Caitlin Long. Since the Closing, Ms. Long has served as a member of the Board. Ms. Long has extensive experience in both traditional financial services and cryptocurrencies. She is the Chairman and Chief Executive Officer of Avanti Financial Group, Inc., a chartered bank that she founded in 2020 to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. Ms. Long has been active in Bitcoin since 2012. Beginning in 2017 she helped lead the charge in her native state of Wyoming to enact more than 20 blockchain-enabling laws during consecutive legislative sessions, and she was appointed by two Wyoming Governors to serve on related legislative committees from 2018 to 2020. She worked at investment banks in New York and Zurich from 1994 to 2016, where she held senior roles as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long earned a B.A. from the University of Wyoming and a joint J.D./ M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government. We believe that Ms. Long is well qualified to serve on our board of directors due to her extensive digital asset experience, her legal and regulatory expertise, and her prior experience working with public companies.

James Newsome. Since the Closing, Mr. Newsome has served as a member of the Board. Mr. Newsome served on the advisory board of Bitfury Top HoldCo from 2015 until 2021. Mr. New as president of the New York Mercantile Exchange from August of 2004 until it was acquired by the CME Group in 2009. He subsequently served on the board of CME Group from 2009 until 2011. Mr. Newsome has also previously served on the board of directors of the Dubai Mercantile Exchange and is a former director of the National Futures Association. From 1998 until 2004, Mr. Newsome held various senior roles at the U.S. Commodity Futures Trading Commission (“CFTC”) from Commissioner (1998 to 2000) to a Chairman of CFTC (2000 to 2004). As a Chairman of CFTC, Mr. Newsome guided the regulation of the nation’s futures markets and led the CFTC’s regulatory implementation of the Commodity Futures Modernization Act of 2000. He also served as one of four members of the President’s Working Group for Financial Markets, along with the Secretary of the Treasury and the Chairmen of the Federal Reserve and the SEC. Mr. Newsome is also presently a founding partner of Delta Strategy Group, a full-service government affairs firm based in Washington, D.C. He earned a B.S. in Economics from the University of Florida and a Ph.D. in Economics from Mississippi State University. We believe that Mr. Newsome is well qualified to serve on our board of directors due to his extensive corporate finance and management experience.

Wesley Williams. Since the Closing, Mr. Williams has served as a member of the Board. Mr. Williams brings over 20 years of experience in corporate finance. From 2017, he has served as Portfolio Manager, Chief Operating Officer, and a member of the Board of Managers of Gallatin Loan Management, a high yield credit investment management firm. In 2021, Mr. Williams became head of Gallatin’s successor JV entity, Aquarian Credit Partners. From 2013 until 2016, Mr. Williams was a founding partner of Hildene Leveraged Credit, until its sale to affiliates of Fortress Investment Group. From 2010 through 2012, he worked as a turnaround Operating Partner, Interim CFO, and Shareholder Representative for Goldman Sachs portfolio companies. From 2006 until 2008, Mr. Williams worked as a Vice President of specialty finance and leveraged credit at Marathon Asset Management, a high yield credit investment manager. From 1999 through 2005, Mr. Williams also held various roles in the Investment Banking and Merchant Banking Divisions of Goldman Sachs. He holds an AB in Sociology from Harvard College and an MBA from Harvard Business School. We believe that Mr. Williams is well qualified to serve on our board of directors due to his extensive corporate finance and overall management experience.

Holly Morrow Evans. Since the Closing, Mrs. Evans has served as a member of the Board. Prior to Cipher, Mrs. Evans served in consulting and advisory capacity at Hakluyt and Company from 2015 till present. From 2007 to 2013, she was a senior adviser for ExxonMobil. She also served as director on the National Security Council from 2005 to 2007 and as China advisor to the office of vice president from 2003 to 2005. Mrs. Evans holds a B.A. in Political Science from Georgetown and an M.A. in Asian Studies from Harvard University. We believe that Mrs. Evans is well qualified to serve on our board of directors due to her extensive advisory experience.

Robert Dykes. Since the Closing, Mr. Dykes has served as a member of the Board. Prior to Cipher, Mr. Dykes served as Director of Bitfury Group Limited (UK) from 2014 until 2020 and was on the advisory board of Bitfury Top HoldCo from 2020 until 2021. From 2008 to 2013, Mr. Dykes served as the Chief Financial Officer, Executive Vice President and Principal Accounting Officer of VeriFone Systems, Inc., company specializing in retail credit card payment systems. He has more than 30 years of operational management experience, and an established reputation in building world-class organizations. He served as the Chief Financial Officer and Executive Vice President, Business Operations of Juniper Networks Inc., from 2005 to 2007. Mr. Dykes served as the Chief Financial Officer of Flextronics International Ltd., from 1997 to 2004. From 1988 to 1997, Mr. Dykes served as the Executive Vice President of Worldwide Operations and Chief Financial Officer of Symantec Corporation. Mr. Dykes holds a Bachelor of Commerce and Administration Degree from Victoria University in Wellington, New Zealand. We believe that Mr. Dykes is well qualified to serve on our board of directors due to his extensive corporate finance and management experience and his overall public company experience.

Family Relationships

There are no family relationships among our directors and executive officers.

Controlled Company Status

As of the date of this prospectus, Bitfury Top HoldCo (together with Bitfury Holding) beneficially owns approximately 82.3% of our common stock with sole voting and sole dispositive power over those shares, and, as a result, Bitfury Top HoldCo has the power to elect all of our directors. Therefore, we are a “controlled company” under Nasdaq corporate governance standards. As a controlled company, we have the right to elect not to comply with the corporate governance rules of Nasdaq requiring: (i) a majority of independent directors on the Board, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee.

Nevertheless, we voluntarily elected to comply with the Nasdaq corporate governance requirement that a majority of the Board and human resources (i.e., compensation) and nominating and corporate governance committees consist of independent directors.

Corporate Governance

Composition of the Board of Directors

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence

As a result of our common stock being listed on Nasdaq, we are required to comply with the applicable rules of such exchange in determining whether a director is independent. The board of directors undertook a review of the independence of the individuals named above and has determined that six of seven qualify as “independent” as defined under the applicable Nasdaq rules.

Committees of the Board of Directors

The Board directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. New Cipher has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a written charter.

In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Copies of New Cipher’s committee charters are posted on its website, https://investors.ciphermining.com, as required by the applicable SEC and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee

Our audit committee will consists of Cary Grossman, Wesley Williams and Robert Dykes, with Robert Dykes serving as the chair of the committee. The Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of New Cipher’s audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that Robert Dykes qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq rules. In making this determination, the Board has considered Robert Dykes formal education and previous and current experience in financial and accounting roles. Both New Cipher’s independent registered public accounting firm and management will periodically meet privately with New Cipher’s audit committee.

The audit committee’s responsibilities will include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing New Cipher’s independent registered public accounting firm;

•	discussing with New Cipher’s independent registered public accounting firm their independence from management;

•	reviewing with New Cipher’s independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by New Cipher’s independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and New Cipher’s independent registered public accounting firm the interim and annual financial statements that New Cipher’s files with the SEC;

•	reviewing and monitoring New Cipher’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. New Cipher will comply with future requirements to the extent they become applicable to New Cipher.

Compensation Committee

Our compensation committee consists of Holly Morrow Evans, Wesley Williams and Cary Grossman, with Cary Grossman serving as the chair of the committee. Holly Morrow Evans, Wesley Williams and Cary Grossman are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined that Holly Morrow Evans, Wesley Williams and Cary Grossman are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.

The compensation committee’s responsibilities will include, among other things:

•	reviewing and setting or making recommendations to the Board regarding the compensation of New Cipher’s executive officers;

•	making recommendations to the Board regarding the compensation of the Board;

•	reviewing and approving or making recommendations to the Board regarding New Cipher’s incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

The composition and function of the compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. New Cipher will comply with future requirements to the extent they become applicable to New Cipher.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Caitlin Long, Holly Morrow Evans and Robert Dykes. The Board has determined that Caitlin Long, Holly Morrow Evans and Robert Dykes are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a nominating and corporate committee.

The functions of the nominating and corporate governance committee are expected to include:

•	identifying and recommending candidates for membership on the Board;

•	recommending directors to serve on the Board committees;

•	reviewing and recommending to the Board any changes to our corporate governance principles;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of the Board; and

•	advising the Board on corporate governance matters.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. New Cipher will comply with future requirements to the extent they become applicable to New Cipher.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, https://investors.ciphermining.com. The reference to our website address in this prospectus does not include or incorporate by reference the information on that website into this prospectus. We intend to disclose future amendments to certain provisions of this code of ethics, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on the Board.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

•	Rodney Tyler Page, Chief Executive Officer;

•	Edward Farrell, Chief Financial Officer;

•	Patrick Kelly, Chief Operating Officer; and

•	William Iwaschuk, Chief Legal Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Total ($)
Rodney Tyler Page	2021	225,000	95,350,066	95,575,066
Chief Executive Officer
Edward Farrell	2021	150,000	7,634,074	7,784,074
Chief Financial Officer
Patrick Kelly	2021	150,000	7,634,074	7,784,074
Chief Operating Officer
William Iwaschuk	2021	150,000	7,634,074	7,784,074
Chief Legal Officer

(1)

Amounts reflect the actual base salaries paid to each named executive officer in respect of fiscal year 2021, which reflect that we began paying our named executive officers base salaries on April 1, 2021.

(2)

Amounts reflect the full grant-date fair value of restricted stock unit, or RSU, awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The RSUs granted to Mr. Page are subject to both service-based and performance-based vesting conditions. As required pursuant to SEC disclosure rules, the grant-date fair values of these awards included in the table above for Mr. Page were computed based on the probable outcomes of the performance conditions as of the applicable grant date. Assuming maximum achievement of the performance conditions, the value of the RSUs granted to Mr. Page, as of the grant date, is $104,101,001. The RSUs granted to the other named executive officers were subject to service-based vesting conditions only. For information regarding the assumptions used to calculate the value of all RSU awards made to named executive officers see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies—Share-based compensation.”

Elements of Our Executive Compensation Program

Base Salary

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The base salaries for each of our named executive officers for fiscal year 2021 were as follows: Mr. Page—$300,000; and Messrs. Farrell, Kelly and Iwaschuk—$200,000. The actual salaries paid to each named executive officer for fiscal year 2021 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”

2021 Bonuses

Our named executive officers were not eligible to earn, and were not paid, bonuses in respect of fiscal year 2021. Beginning in 2022, pursuant to each of the named executive officer’s respective employment agreement, each will be eligible to earn a discretionary cash bonus under the Company’s applicable annual cash bonus program.

Equity Compensation

We maintain the Incentive Award Plan, a description of which is set forth below, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

Pursuant to the Incentive Award Plan, effective November 17, 2021, we granted RSUs to each of our named executive officers, the details of which are described below.

Mr. Page received a grant of 5,676,946 restricted stock units which are fully vested upon grant. In addition, Mr. Page received a grant of 7,096,183 restricted stock units, 2,838,473 of which are subject to service-based vesting (the “Service-Based RSUs”) and 4,257,710 of which are subject to performance-based vesting (the “Performance-Based RSUs”). The Service-Based RSUs vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to Mr. Page’s continuous service on the applicable vesting date; provided, that if Mr. Page’s employment is terminated by the Company without “cause,” by Mr. Page for “good reason” (as such terms are defined in Mr. Page’s employment agreement with the Company) or due to his death or permanent disability, all unvested Service-Based RSUs will vest in full. In addition, in the event of a “change in control” (as defined in the Incentive Award Plan), any unvested Service-Based RSUs will vest subject to Mr. Page’s continuous service to the Company through such change in control. One-third of the Performance-Based RSUs will vest upon the Company achieving a market capitalization equal to or exceeding $5 billion, $7.5 billion and $10 billion, in each case over a 30-day lookback period and subject to Mr. Page’s continuous service through the end of the applicable 30-day period. In addition, if the $10 billion market capitalization milestone is achieved and Mr. Page remains in continuous service through such achievement, any then-unvested Service-Based RSUs will vest. In the event of a change in control and Mr. Page’s continuous service through such change in control, the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in such change in control will be used to determine whether any of the market capitalization milestones are achieved (without regard to the 30-day lookback period). Any Performance-Based RSUs that do not vest prior to Mr. Page’s termination of service or, if earlier, in connection with a change in control will be forfeited for no consideration.

Messrs. Farrell, Kelly and Iwaschuk each received a grant of 936,696 restricted stock units which are subject to service-based vesting. The restricted stock units will vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to the named executive officer’s continuous service on the applicable vesting date; provided, that if the named executive officer’s employment is terminated by the Company without “cause,” by the named executive officer for “good reason” (as such terms are defined in the respective named executive officer’s employment agreement with the Company) or due to his death or permanent disability, all unvested restricted stock units will vest in full. In addition, in the event of a change in control, any unvested restricted stock units will vest subject to the named executive officer’s continuous service to the Company through such change in control.

Other than the November 2021 grant of RSUs to each of our named executive officers as described above, the named executive officers do not currently hold any other outstanding equity awards in respect of the Company.

Other Elements of Compensation

Retirement Plans. We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not provide matching contributions in the 401(k) plan. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.

Employee Benefits and Perquisites. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life and accidental death & dismemberment insurance.

No tax gross-ups. We generally do not provide tax gross-ups to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Rodney Tyler Page	11/17/2021	2,838,473	(2)	13,142,130	4,257,710	(3)	19,713,197
Edward Farrell	11/17/2021	936,696	(4)	4,336,902	—		—
Patrick Kelly	11/17/2021	936,696	(4)	4,336,902	—		—
William Iwaschuk	11/17/2021	936,696	(4)	4,336,902	—		—

(1)	Amounts are calculated by multiplying the number of RSUs showing in the table by $4.63, the closing market price of our stock on December 31, 2021.
(2)	Represents all of the Service-Based RSUs granted to Mr. Page as described in the narrative disclosure above.
(3)	Represents all of the Performance-Based RSUs granted to Mr. Page as described in the narrative disclosure above.
(4)	Represents the RSUs that were granted to each of Messrs. Farrell, Kelly and Iwaschuk and are subject to service-based vesting as described in the narrative above.

Executive Compensation Arrangements

Employment Agreements

On May 11, 2021, we entered into employment agreements with each of our named executive officers (the “Executive Employment Agreements”). Each Executive Employment Agreement will remain in effect through

May 11, 2025, and thereafter will automatically renew annually unless either party gives notice of non-renewal. The Executive Employment Agreements provide for an annual base salary of $300,000 for Mr. Page and $200,000 for Messrs. Farrell, Kelly and Iwaschuk. Beginning in 2022, each named executive officer will be eligible to earn a discretionary cash bonus under any of our bonus plan then in effect, subject to the named executive officer’s continued employment through the payment date. The Executive Employment Agreements also provide for each named executive officer’s eligibility to participate in the Incentive Award Plan, subject to the terms of such plan and any award agreement thereunder.

The Executive Employment Agreements provide that if the named executive officer’s employment is terminated by us without Cause, or the executive officer resigns for Good Reason (in each case as defined in the named executive officer’s Executive Employment Agreement), or we elect not to renew the employment term, in each case, subject to the named executive officer’s execution and non-revocation of a release of claims and continued compliance with the restrictive covenants to which he is bound, the named executive officer will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary, paid in equal installments for a period of twelve months (or, if such termination occurs within twelve (12) months following a Change in Control (as defined in the Incentive Award Plan), such payment shall be paid in a lump sum), (ii) a pro-rated annual bonus (to the extent the named executive officer would have been entitled to such bonus for the year in which the termination occurs), based on actual performance and (iii) payment of our share of the premiums for participation in our health plans pursuant to COBRA for the twelve-month period following termination.

Pursuant to the Executive Employment Agreements, each named executive officer is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including one-year post-employment non- competition and employee and customer non-solicitation covenants which take effect only after the Closing.

Incentive Award Plan

In connection with the Business Combination, the Board adopted, and our stockholders approved, the Incentive Award Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

Purpose of the Incentive Award Plan

The purpose of the Incentive Award Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to Cipher and its participating subsidiaries by providing these individuals with equity ownership opportunities. We believe that the Incentive Award Plan enhances such employees’ sense of participation in performance, aligns their interests with those of stockholders, and is a necessary and powerful incentive and retention tool that benefits stockholders.

Summary of the Incentive Award Plan

This section summarizes certain principal features of the Incentive Award Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Award Plan.

Eligibility and Administration

Cipher’s employees, consultants and directors, and employees and consultants of any of Cipher’s subsidiaries, are eligible to receive awards under the Incentive Award Plan. The basis for participation in the Incentive Award Plan by eligible persons is the selection by such persons for participation by the plan administrator (or its proper delegate) in its discretion. The Incentive Award Plan is generally administered by the Board, which may delegate its duties and responsibilities to committees of the Board and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under the Incentive Award Plan, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Incentive Award Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Incentive Award Plan, including any vesting and vesting acceleration conditions. The plan administrator may also institute and determine the terms and conditions of an “exchange program,” which could provide for the surrender or cancellation, transfer, or reduction or increase of exercise price, of outstanding awards, subject to the limitations provided for in the Incentive Award Plan.

Limitation on Awards and Shares Available

The number of shares initially available for issuance under awards granted pursuant to the Incentive Award Plan was 19,869,312 shares of our common stock and was increased to 27,347,694 on January 1, 2022. The number of shares initially available for issuance will be increased on January 1 of each calendar year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (a) 3% of the shares of our common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as determined by the Board. No more than 19,869,312 shares of our common stock may be issued upon the exercise of incentive stock options under the Incentive Award Plan. Shares issued under the Incentive Award Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares.

If an award under the Incentive Award Plan expires, lapses or is terminated, exchanged for cash, surrendered to an exchange program, repurchased, cancelled without having been fully exercised or forfeited, any shares subject to such award will, as applicable, become or again be available for new grants under the Incentive Award Plan.

Awards

The Incentive Award Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs; restricted stock; dividend equivalents; restricted stock units, or RSUs; stock appreciation rights, or SARs; and other stock or cash-based awards. Certain awards under the Incentive Award Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Award Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

Stock options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. Unless otherwise determined by the plan administrator and except with respect to certain substitute options granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders). Unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions. ISOs generally may be granted only to Cipher’s employees and employees of Cipher’s subsidiary corporations, if any.

SARs. SARs entitle their holder, upon exercise, to receive from Cipher an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

Restricted stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

Other stock or cash-based awards. Other stock or cash-based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Performance Awards

Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; marketing initiatives; and other measures of performance selected by the Board or its applicable committee, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to Cipher’s performance or the performance of its subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Provisions of the Incentive Award Plan Relating to Director Compensation

The Incentive Award Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Incentive Award Plan’s limitations. The plan administrator may establish the terms, conditions and amounts of all such non-employee director compensation in its discretion and in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any calendar year may not exceed $750,000, increased to $1,000,000 of a non-employee director’s initial service as a non-employee director. The plan administrator may make exceptions to these limits for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Certain Transactions

In connection with certain transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Incentive Award Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available, replacing awards with other rights or property and/or terminating awards under the Incentive Award Plan.

For purposes of the Incentive Award Plan, a “change in control” means and includes each of the following:

•

a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than Cipher or its subsidiaries or any employee benefit plan maintained by Cipher or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Cipher’s securities possessing more than 50% of the total combined voting power of Cipher’s securities outstanding immediately after such acquisition; or

•

during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new directors (other than a director designated by a person who shall have entered into an agreement with Cipher to effect a change in control transaction) whose election by the Board or nomination for election by Cipher’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

•

the consummation by Cipher (whether directly or indirectly) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of Cipher’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

•

which results in Cipher’s voting securities outstanding immediately before the transaction continuing to represent either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the company or owns, directly or indirectly, all or substantially all of Cipher’s assets or otherwise succeeds to Cipher’s business, directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be treated as beneficially owning 50% or more of the combined voting power of the successor entity solely as a result of the voting power held in Cipher prior to the consummation of the transaction.

Foreign Participants, Claw-back Provisions, Transferability and Participant Payments

With respect to foreign participants, the plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards will be subject to the provisions of any claw-back policy that may be implemented by Cipher to the extent set forth in such claw-back policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Incentive Award Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Incentive Award Plan and exercise price obligations arising in connection with the exercise of stock options under the Incentive Award Plan, the plan administrator may, in its discretion, accept cash, wire transfer, or check, shares of our common stock that meet specified conditions (a market sell order) or such other consideration as it deems suitable or any combination of the foregoing.

Plan Amendment and Termination

The Board may amend or terminate the Incentive Award Plan at any time; however, except in connection with certain changes in Cipher’s capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Incentive Award Plan. The plan administrator will have the authority, without the approval of Cipher’s stockholders, to amend any outstanding option or SAR to reduce its exercise or base price per share. No award may be granted pursuant to the Incentive Award Plan after the earlier of (i) the tenth anniversary of the date on which the Board adopts the Incentive Award Plan and (ii) the earliest date as of which all awards granted under the Incentive Award Plan have been satisfied in full or terminated and no shares approved for insurance under the Incentive Award Plan remain available to be granted under new awards.

Securities Laws

The Incentive Award Plan is intended to conform to all provisions of the Securities Act, the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Exchange Act Rule 16b-3. The Incentive Award Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Director Compensation

The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended

December 31, 2021. Mr. Page is not included in the table below, as he is employed as our Chief Executive Officer and receives no compensation for his service as a director. The compensation received by Mr. Page as an employee is shown in “Executive Compensation-Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Cary Grossman	41,667	100,000	141,667
Caitlin Long	37,500	100,000	137,500
James Newsome	50,000	100,000	150,000
Wesley (Bo) Williams	40,000	100,000	140,000
Holly Morrow Evans	39,167	100,000	139,167
Robert Dykes	42,500	100,000	142,500

(1)

Amounts reflect the portion of the annual cash retainers that the non-employee directors earned for their service in respect of 2021 under our non-employee director compensation policy, which became effective as of November 10, 2021.

(2)

Amounts reflect the full grant-date fair value of stock awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For information regarding the assumptions used to calculate the value of all stock awards made to our directors see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies—Share-based compensation.”

Effective as of November 10, 2021, our board of directors adopted a non-employee director compensation policy, pursuant to which each non-employee director is entitled to a $100,000 annual cash retainer, except for the lead independent director who is entitled to a $150,000 annual cash retainer. The chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee will be entitled to an additional annual cash retainer of $20,000, $15,000, and $12,500, respectively and any non-employee director serving as a member of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee (other than the chairs of the respective committees) are entitled to an additional annual retainer of $10,000, $10,000 and $7,500, respectively. The cash fees are paid to non-employee directors quarterly in arrears and will be pro-rated for any quarter of partial service. In addition to such cash compensation, each non-employee director who served on our board of directors as of the effective date of the non-employee director compensation policy received a one-time initial grant of restricted stock units with a grant date value of $100,000 on November 17, 2021. At each annual meeting of our stockholders, non-employee directors who serve on the board as of the annual meeting and will continue to serve on the board following the annual meeting will receive an equity award of restricted stock units that has a grant date value of $100,000. If a non-employee director is elected to our board for the first time at an annual meeting after the effective date of the non-employee director compensation policy, the non-employee director will receive an equity award of restricted stock units that has a grant date value of $100,000. If a non-employee director is initially elected to the board on a date other than the annual meeting, the non-employee director will receive, on the date of such non-employee director’s initial election or appointment, an initial equity award of restricted stock units that has a grant date value of $100,000, multiplied by a fraction, the numerator of which is 365 minus the number of days from the most recent annual meeting to the non-employee director’s start date and the denominator of which is 365. The equity awards granted to non-employee directors will be fully vested on the grant date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Pre-Business Combination GWAC Related Party Transactions

In July 2020, certain of GWAC’s initial stockholders purchased 4,312,500 founder shares for an aggregate purchase price of $25,000 (of which 62,500 shares were forfeited by the Sponsor). In August 2020, certain of GWAC’s initial stockholders forfeited 1,355,000 founder shares and the Anchor Investors purchased 1,355,000 founder shares for an aggregate purchase price of approximately $7,855, or approximately $0.006 per share. In October 2020, The Sponsor forfeited an aggregate of 562,500 founder shares for no consideration, and GW Sponsor 2, LLC, an entity managed by GWAC’s management, purchased from GWAC 562,500 shares for a purchase price of $163,125.

The Anchor Investors purchased an aggregate of 228,000 private placement units at a price of $10.00 per unit ($2,280,000 in the aggregate) in a private placement that closed simultaneously with the closing of GWAC’s initial public offering. The private placement units are identical to the units sold in GWAC’s initial public offering except that the private placement warrants included in the private placement units: (i) will not be redeemable by GWAC and (ii) may be exercised for cash or on a cashless basis, in each case so long as they are held by the initial purchasers or any of their permitted transferees. If the private placement warrants are held by holders other than the initial purchasers or any of their permitted transferees, the private placement warrants will be redeemable by GWAC and exercisable by the holders on the same basis as the warrants included in the units sold in GWAC’s initial public offering.

In connection with GWAC’s initial public offering, GWAC entered into an Administrative Services Agreement, which agreement was amended in February 2021, pursuant to which GWAC pays Shoreline Capital Advisors, Inc., an affiliate of one of GWAC’s officers, a total of $10,000 per month for office space, utilities, secretarial support and other administrative and consulting services. Accordingly, upon completion of the Business Combination, Shoreline Capital Advisors, Inc. was paid a total of $210,000 ($10,000 per month) and was entitled to be reimbursed for any out-of-pocket expenses.

The Sponsor, executive officers and directors, or any of their respective affiliates, were reimbursed for out-of-pocket expenses incurred in connection with activities on GWAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

GWAC engaged I-Bankers as an advisor in connection with GWAC’s business combination. Accordingly, upon completion of the Business Combination, I-Bankers was paid for such services an amount equal to, in the aggregate, $7,650,000 or 4.5% of the gross proceeds of GWAC’s IPO, including the proceeds from the partial exercise of the over-allotment option.

Master Services and Supply Agreement

At the Closing, Bitfury Top HoldCo and Cipher entered into the Master Services and Supply Agreement. The initial term of the agreement is 84 months, with automatic 12-month renewals thereafter (unless either party provides sufficient notice of non-renewal). Pursuant to this agreement, Cipher can order, and Bitfury Top HoldCo is required to use commercially reasonable efforts to provide, certain construction, engineering, operations and other services and equipment required to launch and maintain Cipher’s mining centers in the United States. For a detailed description of the agreement, see “Business-Material Agreements-Master Services and Supply Agreement” and for the risks related to this agreement, see “Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.” and “Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our counterparty under the Master Services and Supply Agreement and is a holding company with limited assets.”

On October 11, 2021, we entered into an agreement with Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase a total of between 28,000 to 56,000 mining rigs, which are expected to be delivered in seven batches on a monthly basis between June 2022 and December 2022. We agreed to pay a maximum price of $6,250 per machine, with an advance payment of $10,000,000 due on or before the third business day following the execution of the agreement. On October 13, 2021 we paid a deposit of $10,000,000 for the miners.

On October 21, 2021, as subsequently amended on January 5, 2022, we entered into an agreement with Bitfury USA Inc., a subsidiary of Bitfury Top HoldCo, made under, and as a part of, the Master Services and Supply Agreement, to purchase 20 units of BlockBox air-cooled containers. We agreed to pay a purchase price of $190,824 per container. The delivery of those the containers is currently expected to begin in the first quarter of 2022.

On December 29, 2021, through Cipher Mining Technologies Inc., we also entered into the BBAC Agreement with Bitfury USA Inc. to purchase 180 units of BlockBox air-cooled containers, which are expected to be delivered in 20 batches between May 2022 and October 2022. We agreed to pay a purchase price of $196,880 per BBAC. As of December 31, 2021, we paid a total advance payments of $3,543,840 under the BBAC Agreement. For further details, see “—Recent Business Developments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Other Commitments.”

Bitfury Top HoldCo has been and will remain Cipher’s controlling shareholder following the Business Combination. Bitfury Top HoldCo is entitled to appoint a majority of the members of the Board, and it has the power to determine the decisions to be taken at New Cipher’s shareholder meetings on matters of New Cipher’s management that require the prior authorization of New Cipher’s shareholders, including in respect of related party transactions, such as the Master Services and Supply Agreement. Thus, the decisions of Bitfury Top HoldCo as the controlling shareholder of New Cipher on these matters, including its decisions with respect to its or New Cipher’s performance under the Master Services and Supply Agreement, may be contrary to the expectations or preferences of our common stock holders. For further details, see “Risk Factors—Risks Related to our Common Stock and Warrants—Bitfury Top HoldCo is our controlling shareholder and, as such, may be able to control our strategic direction and exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation.”

Delta Strategy Group

On November 30, 2021, we entered into an agreement with Delta Strategy Group (the “Delta Agreement”). James Newsome, a member of the Board, is the founding partner of Delta Strategy Group. Under the Delta Agreement, Delta Strategy Group is expected to provide us with consulting and advisory services related to regulatory strategy and advocacy work in the U.S. digital asset space. The Delta Agreement provides for a monthly retainer of $5,000 and coverage of reasonable expenses associated with performance of the services. The Delta Agreement is valid for one year with renewal on an annual basis.

Director and Officer Indemnification

The Governing Documents provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. In connection with Closing, Cipher entered into indemnification agreements for each post-Closing director and executive officer of New Cipher.

Policies and Procedures for Related Person Transactions

Effective upon the Closing, the Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which New Cipher or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of New Cipher’s executive officers or directors;

•	any person who is known by New Cipher to be the beneficial owner of more than 5% of New Cipher voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in- law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of New Cipher’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of New Cipher’s voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

New Cipher has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 1, 2022 for:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of New Cipher’s current executive officers and directors; and

•	all executive officers and directors of New Cipher, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of common stock is based on 250,174,253 shares of our common stock outstanding as of January 1, 2022.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
5% Stockholders and Affiliated Entities:
Bitfury Top HoldCo(1)	206,000,000		82.3%
GW Sponsor 2, LLC(2)	562,500		*
Directors and Named Executive Officers:
Tyler Page	3,155,614		1.26%
Edward Farrell	130,258		*
Patrick Kelly	156,322		*
William Iwaschuk	135,402		*
Cary Grossman(2)	769,769		*
Caitlin Long	12,269		*
James Newsome	12,269		*
Wesley (Bo) Williams	12,269		*
Holly Morrow Evans	12,269		*
Robert Dykes	12,269		*
All Directors and Named Executive Officers as a group (10 individuals)	4,408,710	(3)	1.76%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of (i) 6,000,000 shares of common stock held by Bitfury Holding and (ii) 200,000,000 shares of common stock held by Bitfury Top HoldCo. Bitfury Top HoldCo is the sole owner of Bitfury Holding. As a result, Bitfury Top HoldCo may be deemed to share beneficial ownership the shares of common stock held by Bitfury Holding. Valerijs Vavilovs is the sole owner of V3 Holding Limited (“V3”), which is the majority owner of Bitfury Group Limited (“BGL”). BGL is the sole owner of Bitfury Top HoldCo. As a result of the foregoing relationships, each of Mr. Vavilovs, V3 and BGL may be deemed to share beneficial ownership of the common stock beneficially owned by Bitfury Top Holdco. The business address of Bitfury Top HoldCo, Bitfury Holding and Mr. Vavilovs is Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands, the business address of V3 is 4th Floor Harbour Place, 103 South Church Street,

PO Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands, BS1 6EG, the business address of BGL is 6th Floor One London Wall, London, United Kingdom EC2Y 5EB.
(2)

Consists of (i) 207,269 shares of common stock held directly by Cary Grossman and (ii) 562,500 shares of common stock held by GW Sponsor 2, LLC (the “Sponsor”). The Sponsor is controlled by Mr. Grossman. Mr. Grossman has sole voting and dispositive power with respect to the securities disclosed above. The business address of the Sponsor and for Cary Grossman is 4265 San Felipe, Suite 603, Houston, TX 77027.

(3)	Including shares held by GW Sponsor 2, LLC, which is controlled by Cary Grossman.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock or warrants being offered for resale by this prospectus, which consists of:

•	up to 17,075,205 PIPE Shares;

•	up to 1,525,000 shares of Initial Stockholder Shares;

•	up to 757,500 shares of common stock held by the Sponsor;

•	up to 562,500 shares of common stock held by GW Sponsor 2, LLC;

•	up to 563,500 shares of common stock held by the Anchor Investors;

•	up to 6,000,000 shares of common stock held by Bitfury Holding B.V; and

•	up to 228,000 Private Placement Shares;

•	up to 114,000 shares of common stock issuable upon the exercise of GWAC Private Placement Warrants; and

•	up to 114,000 GWAC Private Placement Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. Unless stated otherwise, when we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of common stock reserved for issuance upon the exercise of options to purchase common stock and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.

The following table is prepared based on information provided to us by the Selling Securityholders. The following table sets forth, as of January 14, 2022, the names of the Selling Securityholders, and the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus. The table does not include the issuance by us of up to 816,000 shares of common stock upon the exercise of outstanding Warrants, which is covered by this prospectus, but reflects up to 114,000 shares of common stock issuable upon the exercise of GWAC Private Placement Warrants.

On September 24, 2021, we filed a registration statement with the SEC on Form S-1 (File no. 333-259786) (the “2021 S-1 Registration Statement”) to register for resale by the selling securityholders named herein up to 42,035,500 shares of common stock of the Company. The 2021 S-1 Registration Statement was declared effective on October 8, 2021, and 15,323,795 of those shares were sold thereunder.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares.

	Shares of Common Stock
Name of Selling Stockholder	Number Beneficially Owned Prior to Offering	Number Being Registered Hereby(*)	Number Beneficially Owned After this Offering	Percentage Owned After Offering(**)
Alexander Morcos	500,000	500,000	—	—
American Committee for Shaare Zedek Hospital in Jerusalem, Inc.	2,500	2,500	—	—
Athanor International Master Fund, LP(1).	250,300	250,300	—	—
Athanor Master Fund, LP(1).	749,700	749,700	—	—
Ballet Theatre Foundation, Inc.	250,000	250,000	—	—
Bitfury Holding B.V.(2)	6,000,000	6,000,000	—	—
Cary Grossman	195,000	195,000	—	—
CC Arb West, LLC(3).	99,235	99,235	—	—
CC Arbitrage, Ltd.(3)	22,526	22,526	—	—
David Pauker	47,500	47,500	—	—
Divenire Holding	200,000	200,000	—	—
Douglas Wurth	195,000	195,000	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee(4)	161,293	161,293	—	—
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee(5)	69,091	69,091	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(6)	2,055,014	2,055,014	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(7)	247,347	247,347	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(8)	220,492	220,492	—	—
Fred S. Zeidman	195,000	195,000	—	—
Gray’s Creek Capital Partners Fund I, LP(9)	200,000	200,000	—	—
GW Sponsor 2, LLC(10)	562,500	562,500	—	—
Harris County Hospital District Foundation	2,500	2,500	—	—
I-B Good Works, LLC(11)	757,500	757,500	—	—
Iridian Raven Fund, LP(12)	129,000	129,000	—	—
James M McCrory	180,101	180,101	—	—
John J. Lendrum III	47,500	47,500	—	—
KC Cipher SPV, LLC(13)	333,500	333,500	—	—
Magnetar Financial LLC(14)	254,875	254,875	—	—
Memorial Hermann Foundation	47,500	47,500	—	—
Morgan Stanley Investment Management Inc.(15)	9,165,506	9,165,506	—	—
Paolo E. Floriani	35,000	35,000	—	—
Paul Fratamico	47,500	47,500	—	—
Peridian Fund, L.P(16)	197,875	197,875	—	—
Polar Multi-Strategy Master Fund(17)	197,875	197,875	—	—
Shelley Leonard	160,000	160,000	—	—
Social Accountability International, Inc.	125,000	125,000	—	—
Stichting Juridisch Eigendom Mint Tower Arbitrage Fund(18)	551,975	551,975	—	—
Suhas and Felicitie Daftuar	500,000	500,000	—	—
Tahira Rehmatullah	47,500	47,500	—	—
The Children’s Aid Society	125,000	125,000	—	—
The National World War II Museum, Inc.	2,500	2,500	—	—
The University of Texas Foundation, Inc.	175,000	175,000	—	—
The Washington University	10,000	10,000	—	—
Ulter GW LLC(19)	1,500,000	1,500,000	—	—
University of St. Thomas	10,000	10,000	—	—

TOTAL	26,825,705	26,825,705

	Private Placement Warrants to Purchase Common Stock
Name of Selling Stockholder	Number Beneficially Owned Prior to Offering	Number Being Registered Hereby	Number Beneficially Owned After this Offering	Percentage Owned After Offering
Magnetar Financial LLC(14)	28,500	28,500	—	—
Stichting Juridisch Eigendom Mint Tower Arbitrage Fund(18)	28,500	28,500	—	—
Peridian Fund, L.P.(16)	28,500	28,500	—	—
Polar Multi-Strategy Master Fund(17)	28,500	28,500	—	—

TOTAL	114,000	114,000	—	—

(*)

The amounts set forth in this column are the number of shares of common stock that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Securityholder may own beneficially or otherwise.

(**)	The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 250,174,253 shares of common stock outstanding.
(1)

The general partner of Athanor Master Fund, LP (“AMF”) is Athanor Capital Partners, LP (“GP”) and the general partner of Athanor International Master Fund, LP (“AIMF”) is Athanor International Fund GP, LP (“GP”). The GPs together are controlled by Parvinder Thiara, who has ultimate voting and investment control over the shares held by AMF and AIMF and, accordingly, may be deemed to have beneficial ownership of such shares. The business address of AMF and AIMF is c/o Mourant Ozannes Corporate Services, 94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

(2)

Bitfury Top HoldCo is the sole owner of Bitfury Holding B.V. (“Bitfury Holding”). As a result, Bitfury Top HoldCo may be deemed to share beneficial ownership the shares of common stock held by Bitfury Holding. Valerijs Vavilovs is the sole owner of V3 Holding Limited (“V3”), which is the majority owner of Bitfury Group Limited (“BGL”). BGL is the sole owner of Bitfury Top HoldCo. As a result of the foregoing relationships, each of Mr. Vavilovs, V3 and BGL may be deemed to share beneficial ownership of the common stock beneficially owned by Bitfury Top Holdco. The business address of Bitfury Top HoldCo, Bitfury Holding and Mr. Vavilovs is Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands, the business address of V3 is 4th Floor Harbour Place, 103 South Church Street, PO Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands, BS1 6EG, the business address of BGL is 6th Floor One London Wall, London, United Kingdom EC2Y 5EB.

(3)

Castle Creek Arbitrage LLC is the investment manager acting with sole discretionary authority for the selling stockholder. Allan Weine has sole voting and investment discretion of Castle Creek Arbitrage LLC. Castle Creek Arbitrage LLC and Allan Weine both disclaim beneficial ownership of the securities owned by the selling stockholders. The business address of the foregoing individual and entities is 190 South Lasalle Street Suite 3050 Chicago, IL 60603.

(4)

Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(5)

Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(6)

Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(7)

Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(8)

Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(9)

Gray’s Creek Capital Partners Fund I, LP is managed by Gray’s Creek Capital Advisors, LLC and Gray’s Creek Capital Partners, GP. Jason R. Little and Gerrit B. Parker are the natural persons who have voting or investment control over the shares held by Gray’s Creek Capital Advisors, LLC and Gray’s Creek Capital Partners, GP, and thus have voting or investment control over the securities being offered. The business address of the foregoing individuals and entities is 500 Post Road East, Suite 233 Westport, CT 06880.

(10)	GW Sponsor 2, LLC is controlled by Cary Grossman. Mr. Grossman has sole voting and dispositive power with respect to the securities held be GW Sponsor 2, LLC.
(11)

Shelley Leonard is a managing member of I-B Good Works, LLC and may be deemed to be the beneficial owner of the common stock held by I-B Good Works, LLC. Shelley Leonard disclaims beneficial ownership of such securities except to the extent of any pecuniary interests therein. The business address of Shelley Leonard is 1208 Shady Lane N., Keller, Texas 76248.

(12)

Iridian Asset Management LLC (“Iridian Asset Management”) is the investment manager of Iridian Raven Fund, LP and has voting and investment power over the securities being registered for resale. Harold Levy and David Cohen exercise control over Iridian Asset Management and share voting investment power over the shares, and disclaim beneficial ownership of such shares. The business address of the foregoing entities and individuals is 276 Post Road West, Westport, CT 06880.

(13)

Brian Rathjen is a managing member of KC Cipher SPV, LLC and may be deemed to be the beneficial owner of the common stock held by KC Cipher SPV, LLC. Brian Rathjen disclaims beneficial ownership of such securities except to the extent of any pecuniary interests therein. The business address of the foregoing individual and entity is 39 Broadway, Suite 1640, New York, NY 10005.

(14)

Includes 28,500 shares of common stock issuable upon the exercise of GWAC Private Placement Warrants. The registered holders of the referenced securities to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each Purpose Alternative Credit Fund—F LLC, Purpose Alternative Credit Fund—T LLC, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd., Magnetar SC Fund Ltd., and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”) is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares and warrants shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL.

(15)

Morgan Stanley Investment Management Inc. is the investment adviser or investment sub-adviser of each of Morgan Stanley Insight Fund, Morgan Stanley Investment Funds-Counterpoint Global Fund, Johnson & Johnson Pension and Savings Plans Master Trust, Morgan Stanley Institutional Fund Inc-Counterpoint Global Portfolio, Morgan Stanley Investment Funds-US Insight Fund, Morgan Stanley Variable Insurance Fund Inc.-Discovery Portfolio, Morgan Stanley Institutional Fund Trust-Discovery Portfolio, Lawrencium Atoll Investments Limited, Brighthouse Funds Trust I-Morgan Stanley Discovery Portfolio, Inception Trust, Morgan Stanley Institutional Fund, Inc.-Inception Portfolio, EQ Advisors Trust-EQ/Morgan Stanley Small Cap Growth Portfolio, and Bell Atlantic Master Trust (collectively, the “MS Funds”) and holds voting and dispositive power with respect to shares of record held by each of the MS Funds. The address of each of the MS Funds is 522 Fifth Avenue, New York, NY 10036.

(16)

Includes 28,500 shares of common stock issuable upon the exercise of GWAC Private Placement Warrants. Voting and investment power over the interests held by Peridian Fund, L.P. (“Peridian”) resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Peridian. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the interests held by Peridian. The address of the foregoing individual and entities is c/o 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2.

(17)

Includes 28,500 shares of common stock issuable upon the exercise of GWAC Private Placement Warrants. Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc.

(“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, ON M5J 0E6.
(18)

Includes 28,500 shares of common stock issuable upon the exercise of GWAC Private Placement Warrants. Voting and investment power over the assets held by Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“MTAF”) resides with its investment manager, Mint Tower Capital Management B.V.. Ramon Heusen, Joris Paulus Hoedemaekers, Marcel Voogel and Wilrik Fokko Sinia are the directors of Mint Tower Capital Management B.V. and may be deemed to be the beneficial owner of the interests held by MTAF. Ramon Heusen, Joris Paulus Hoedemaekers, Marcel Voogel, Wilrik Fokko Sinia and Mint Tower Capital Management B.V., however, disclaim any beneficial ownership of the assets held by MTAF. The business address of the foregoing entities is Beursplein 5, 1012 JW Amsterdam, The Netherlands.

(19)

EVC Fintech Management LLC is the investment manager acting with sole discretionary authority for the selling securityholder. Roman Sobachevskiy has sole voting and investment discretion of EVC Fintech Management LLC. EVC Fintech Management LLC and Roman Sobachevskiy both disclaim beneficial ownership of the securities owned by the selling securityholder. The business address of the foregoing individual and entities is 16192 Coastal Highway, Lewes, DE 19958.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the amended and restated certificate of incorporation (for purposes of this section, the “Certificate of Incorporation”), the amended and restated bylaws (for purposes of this section, the “Bylaws” and together with the Certificate of Incorporation, the “Governing Documents”) and the Warrant-related documents described herein which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capitalization

General

We are authorized to issue 510,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.001 per share and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of the date of this prospectus, there are 250,174,253 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary describes all material provisions of our capital stock. We urge you to read the Certificate of Incorporation and the Bylaws (copies of which are exhibits to the registration statement of which this prospectus is a part).

New Cipher Common Stock

Voting rights. Each outstanding share of our common stock shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders of New Cipher for their vote. Except as otherwise required by law, holders of our common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of New Cipher Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation.

Dividend rights. Subject to preferences that may apply to any shares of New Cipher Preferred Stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if the Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.

Rights upon liquidation. Upon New Cipher’s liquidation, dissolution, or winding-up, the assets legally available for distribution to New Cipher shareholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of New Cipher Preferred Stock.

Other rights. No holder of shares of our common stock will be entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the New Cipher Common Stock. The rights, preferences and privileges of holders of the our common stock will be subject to those of the holders of any shares of the New Cipher Preferred Stock that New Cipher may issue in the future.

Preferred Stock

New Cipher Preferred Stock may be issued from time to time in one or more series. The Board is expressly authorized, subject to any limitations prescribed by the laws of the State of Delaware, to provide, out of unissued shares of New Cipher Preferred Stock that have not been designated as to series, with respect to each series, to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, of each such series and any qualifications, limitations or restrictions thereof, and, subject to the rights of such series, to thereafter increase (but not above the total number of authorized shares of the New Cipher Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The issuance of New Cipher Preferred Stock could have the effect of decreasing the trading price of New Cipher Common Stock, restricting dividends on the capital stock of New Cipher, diluting the voting power of the New Cipher Common Stock, impairing the liquidation rights of the capital stock of New Cipher, or delaying or preventing a change in control of New Cipher.

Election of Directors and Vacancies

Subject to the rights of any series of New Cipher Preferred Stock then outstanding to elect additional directors under specified circumstances, the directors on the Board will initially consist of seven (7) directors, and be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. The initial term of office of the Class I directors will expire at New Cipher’s first annual meeting of shareholders following the consummation of the Business Combination, the initial term of office of the Class II directors shall expire at the New Cipher’s second annual meeting of shareholders following the initial classification of the Board and the initial term of office of the Class III directors shall expire at New Cipher’s third annual meeting of shareholders following the initial classification of the Board. At each annual meeting of shareholders following the initial classification of the Board, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of New Cipher shareholders after their election.

Under the Bylaws, except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Each director of New Cipher shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Subject to the rights of holders of any series of New Cipher Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth below.

Subject to the rights of any series of New Cipher Preferred Stock then outstanding, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the shareholders.

Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of shareholders at which the term of office for the class in which the vacancy was created or occurred or, in the case of newly created directorships, the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal.

If and for so long as the holders of any series of New Cipher Preferred Stock have the special right to elect additional directors, the then otherwise total authorized number of directors of New Cipher shall automatically be increased by such specified number of directors, and the holders of such New Cipher Preferred Stock will be entitled to elect the additional directors so provided for or fixed pursuant to the terms of the series of New Cipher Preferred Stock. Each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, or removal.

Quorum

Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, New Cipher may transact any business that might have been transacted at the original meeting. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting.

Anti-takeover Effects of the Governing Documents

The Governing Documents contain provisions that may delay, defer or discourage another party from acquiring control of New Cipher. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of New Cipher to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

As indicated above, the Certificate of Incorporation provides that the Board will be divided into three classes of directors, with each class of directors being elected by the New Cipher stockholders every three years. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the our common stock (or warrants) remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of New Cipher Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of New Cipher by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of New Cipher Preferred Stock, Special Meetings of the stockholders of New Cipher, for any purpose or purposes, may be called only by (i) a majority of the Board, (ii) the chairperson of the board of directors, (iii) the chief executive officer or (iv) the President, and stockholders of New Cipher may not take action by written consent in lieu of a meeting. Notice of all meetings of stockholders shall be given in writing stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting. Such notice shall also set forth the purpose or purposes for which the meeting is called.

Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice. The Bylaws also provide that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

The Bylaws provide advance notice procedures for stockholders seeking to bring business before a New Cipher annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice, including disclosure of the proposing stockholders’ agreements, arrangements and understandings made in connection with such a proposal or nomination. These provisions may preclude stockholders from bringing matters before New Cipher’s annual meeting of stockholders or from making nominations for directors at New Cipher’s annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New Cipher. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

New Cipher may amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, subject to the rights of any outstanding series of New Cipher Preferred Stock, but in addition to any vote of the holders of any class or series of the stock of New Cipher required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of New Cipher entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal certain provisions of the Certificate of Incorporation.

The Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Proposed Bylaws. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of New Cipher required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of New Cipher entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1. the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2. the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3. the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, New Cipher does not opt out of Section 203 of the DGCL and therefore is subject to Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to New Cipher or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) New Cipher is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) New Cipher may indemnify its other employees and agents as set forth in the DGCL; (iii) New Cipher is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.

New Cipher has entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of New Cipher for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between New Cipher and each of its directors and executive officers may be sufficiently broad to permit indemnification of New Cipher’s directors and executive officers for liabilities arising under the Securities Act. New Cipher currently carries liability insurance for its directors and officers.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless New Cipher consents in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of New Cipher; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of New Cipher to New Cipher or the New Cipher’s stockholders; (iii) any action asserting a claim against New Cipher arising pursuant to any provision of the DGCL, the Governing Documents or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of the Governing Documents; or (v) any action governed by the internal affairs doctrine.

In addition, the Bylaws require that, unless New Cipher consents in writing to the selection of an alternative forum, the federal district courts of United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of New Cipher Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on October 19, 2021, provided in each case that New Cipher has an effective registration statement under the Securities Act covering the New Cipher Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of New Cipher Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The Public Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants for Cash

Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the New Cipher Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the New Cipher Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those New Cipher Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the shares of New Cipher

Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise:

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to New Cipher if New Cipher does not need the cash from the exercise of the Warrants. If we call the Warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person and any of its affiliates or any other person subject to aggregation with such person for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which such person is or may be deemed to be a part, would beneficially own (within the meaning of Section 13 of the Exchange Act) (or to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder would result in a higher ownership percentage, such higher percentage would be) in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of outstanding shares of New Cipher Common Stock is increased by a capitalization or share dividend payable in shares of New Cipher Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of New Cipher Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of New Cipher Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of New Cipher Common Stock equal to the product of (i) the number of shares of New Cipher Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of New Cipher Common Stock) and (ii) one minus the quotient of (x) the price per share of New Cipher Common Stock paid in such rights offering and (y) the historical fair market value.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of New Cipher Common Stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of New Cipher Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of New Cipher Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of shares of New Cipher Common Stock in connection with the Business Combination or (d) to satisfy the redemption rights of the holders of New Cipher Common Stock in connection with the shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our New Cipher Common Stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of New Cipher Common Stock, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Cipher Common Stock in respect of such event.

If the number of outstanding shares of New Cipher Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of share of New Cipher Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of New Cipher Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of New Cipher Common Stock.

Whenever the number of shares of New Cipher Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Cipher Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of New Cipher Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of New Cipher Common Stock (other than those described above or that solely affects the par value of such shares of New Cipher Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of New Cipher Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of New Cipher Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of New Cipher Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of New Cipher Common Stock in such a transaction is payable in the form of shares in the successor entity that are not listed for trading on a national securities exchange or are not quoted in an established over-the-counter market, or will not be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of New Cipher Common Stock and any voting rights until they exercise their Warrants and receive shares of New Cipher Common Stock. After the issuance of New Cipher Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares of New Cipher Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of New Cipher Common Stock to be issued to the holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the shares of New Cipher Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the Closing Date (except in limited circumstances) and they will not be redeemable by us, so long as they are held by their initial holders or their permitted transferees. The initial holders of the Private Placement Warrants, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the initial holders or their permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

Except as described above regarding redemption procedures and cashless exercise in respect of the Public Warrants, if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of New Cipher Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Cipher Common Stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the shares of New Cipher Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Transfer Agent and Warrant Agent

The transfer agent for New Cipher Common Stock and warrant agent for the Public Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company. We may designate a new or additional transfer agent for such shares and warrants, and we will provide you with notice of such action and of any change in the office through which any such agent will act.

Listing of Common Stock and Warrants

Our common stock and the Public Warrants are listed on Nasdaq under the trading symbols “CIFR” and “CIFRW,” respectively.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•

block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their employees, partners, members or stockholders;

•	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	by pledge to secure debts and other obligation;

•	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;

•	through agents;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant; and

•	through a combination of any of these methods or any other method permitted by applicable law.

The Selling Securityholders may effect the distribution of our common stock and warrants from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our common stock or warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We and the Selling Securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our common stock and warrants, including liabilities under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock and warrants. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of common stock and warrants through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling security holder;

•	the number of common stock and warrants being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price;

•	the estimated net proceeds to us from the sale of the common stock and warrants;

•	any delayed delivery arrangements; and

•	other material terms of the offering.

In addition, upon being notified by a Selling Securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell common stock and warrants, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Securityholders (or their affiliates) in the ordinary course of business. The Selling Securityholders may also use underwriters or other third parties with whom such selling stockholders have a material relationship. The Selling Securityholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

There can be no assurances that the Selling Securityholders will sell, nor are the Selling Securityholders required to sell, any or all of the common stock and warrants offered under this prospectus.

In connection with the sale of shares of our common stock or warrants or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock or warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our common stock or warrants offered by them will be the purchase price of such shares of our common stock or warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock and warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock or warrants by bidding for or purchasing shares of common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Under the Amended and Restated Registration Rights Agreement, we have agreed to indemnify the applicable Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Under the Amended and Restated Registration Rights Agreement, we have agreed to use our best efforts to maintain the effectiveness of this registration statement with respect to any securities registered hereunder pursuant to such agreement until (i) all such securities have been sold, transferred, disposed of or exchanged under this registration statement; or, if earlier, (ii) one hundred eighty (180) days from the effectiveness of this Registration Statement. Under the Subscription Agreements, we have agreed to maintain the effectiveness of this registration statement with respect to the PIPE Shares until the earliest of (i) the third anniversary of the effectiveness of this registration statement; (ii) the date on which the PIPE Investor ceases to hold any PIPE Shares; or (iii) on the first date on which each PIPE Investor is able to sell all of its PIPE Shares under Rule 144 within 90 days without limitation as to the amount of such securities that may be sold. Under the Amended and Restated Warrant Agreement, we have agreed to use our best efforts to maintain the effectiveness of this registration statement in respect of the shares of common stock issuable upon the exercise of the public warrants and the private placement warrants until the expiration or redemption of such warrants.

Selling Securityholders may use this prospectus in connection with resales of shares of our common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our common stock or warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our common stock or warrants.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of common stock or warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of common stock or warrants pursuant to the distribution effected through this registration statement.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted our common stock or warrants that were acquired from us in an unregistered, private sale (“restricted securities”) for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Cipher at the time of, or at any time during the three months preceding, a sale and (ii) New Cipher is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as New Cipher was required to file reports) preceding the sale.

Persons who have beneficially owned restricted securities for at least six months but who are affiliates of New Cipher at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of our common stock then outstanding; or

•	the average weekly reported trading volume of the our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Cipher under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New Cipher.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our affiliates will be able to sell their shares of common stock and warrants, and any shares of common stock received upon exercise of the warrants, as applicable, pursuant to Rule 144 without registration beginning May 15, 2022. Absent registration under the Securities Act, our affiliates will not be permitted to sell their control securities under Rule 144 earlier than one year after the initial filing date of the Form S-4.

We are no longer a shell company, and as a result, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of restricted securities and control securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The financial statements for Cipher Mining Inc. (formerly Good Works Acquisition Corp.) as of December 31, 2020, as restated, and for the period from June 24, 2020 (inception) through December 31, 2020, as restated, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Cipher Mining Technologies Inc. as of January 31, 2021 and for the period from January 7, 2021 (inception) until January 31, 2021, included in this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein, which contains an explanatory paragraph as to Cipher’s ability to continue as a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://investors.ciphermining.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

CIPHER MINING INC. UNAUDITED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2021 AND FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2021

CIPHER MINING INC. (FORMERLY GOOD WORKS ACQUISITION CORP.) UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2021 AND FOR THE SIX MONTHS ENDED JUNE 30, 2021

CIPHER MINING INC. (FORMERLY GOOD WORKS ACQUISITION CORP.) AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM JUNE 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

CIPHER MINING TECHNOLOGIES INC. UNAUDITED INTERIM FINANCIAL STATEMENTS AS OF JULY 31, 2021 AND FOR THE SIX MONTHS ENDED JULY 31, 2021

CIPHER MINING TECHNOLOGIES INC. AUDITED FINANCIAL STATEMENTS AS OF JANUARY 31, 2021 AND FOR THE PERIOD FROM JANUARY 7, 2021 (INCEPTION) THROUGH JANUARY 31, 2021

CIPHER MINING INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	January 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$282,276,578	$—
Prepaid expenses	15,348,809	—

Total current assets	297,625,387	—
Property and equipment, net	130,451	1,637
Deposits on equipment	74,345,874	—
Deferred offering costs	—	171,450
Deferred investment costs	174,250	—
Security deposits	9,381,172	—

Total assets	$381,657,134	$173,087

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$127,878	$1,919
Accrued legal costs	1,202,293	171,450
Accrued expenses	76,923	3,198

Total current liabilities	1,407,094	176,567
Warrant liability	271,320	—

Total liabilities	1,678,414	176,567

Commitments and contingencies (Note 9)
Stockholders’ equity (deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding as of September 30, 2021 and January 31, 2021	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 246,381,119 shares issued and outstanding as of September 30, 2021, and 200,000,000 shares authorized and subscribed as of January 31, 2021	246,381	200,000
Subscription receivable	(1,690,351)	(5)
Additional paid-in capital	384,508,122	(199,995)
Accumulated deficit	(3,085,432)	(3,480)

Total stockholders’ equity (deficit)	379,978,720	(3,480)

Total liabilities and stockholders’ equity (deficit)	$381,657,134	$173,087

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2021	Eight Months Ended September 30, 2021
Costs and expenses
General and administrative	$2,282,256	$2,941,700
Depreciation	891	1,423

Total costs and expenses	2,283,147	2,943,123

Operating loss	(2,283,147)	(2,943,123)

Other expense
Interest income	775	775
Interest expense	(26,119)	(26,912)
Change in fair value of warrant liability	(112,692)	(112,692)

Total other expense	(138,036)	(138,829)

Net loss	$(2,421,183)	$(3,081,952)

Basic and diluted net loss per share	$(0.01)	$(0.01)

Basic and diluted weighted average number of shares outstanding	217,644,991	206,708,013

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

Three Months Ended September 30, 2021

	Common Stock					Total
	Shares	Amount	Subscription Receivable	Additional Paid-in Capital	Accumulated deficit	Stockholders’ Equity (Deficit)
Balance as of June 30, 2021	500	$1	$—	$4	$(664,249)	$(664,244)
Retroactive application of recapitalization	199,999,500	199,999	—	(199,999)	—	—

Balance as of June 30, 2021, after effect of reverse acquisition	200,000,000	200,000	—	(199,995)	(664,249)	(664,244)
Business Combination, net of redemptions and equity issuance costs of $41.0 million	46,381,119	46,381	(1,690,351)	384,708,117	—	383,064,147
Net loss	—	—	—	—	(2,421,183)	(2,421,183)

Balance as of September 30, 2021	246,381,119	$246,381	$(1,690,351)	$384,508,122	$(3,085,432)	$379,978,720

Eight Months Ended September 30, 2021

	Common Stock					Total
	Shares	Amount	Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
Balance as of January 31, 2021, as previously reported	500	$1	$(5)	$4	$(3,480)	$(3,480)
Retroactive application of recapitalization	199,999,500	199,999	—	(199,999)	—	—

Balance as of January 31, 2021, after effect of reverse acquisition	200,000,000	200,000	(5)	(199,995)	(3,480)	(3,480)
Cash received for common stock subscribed	—	—	5	—	—	5
Business Combination, net of redemptions and equity issuance costs of $41.0 million	46,381,119	46,381	(1,690,351)	384,708,117	—	383,064,147
Net loss	—	—	—	—	(3,081,952)	(3,081,952)

Balance as of September 30, 2021	246,381,119	$246,381	$(1,690,351)	$384,508,122	$(3,085,432)	$379,978,720

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

Eight Months Ended September 30, 2021
Cash flows from operating activities
Net loss	$(3,081,952)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,423
Change in fair value of warrant liability	112,692
Changes in assets and liabilities:
Prepaid expenses	(14,915,623)
Security deposits	(9,381,172)
Accounts payable	86,986
Accrued legal costs	3,600
Accrued expenses	73,725

Net cash used in operating activities	(27,100,321)

Cash flows from investing activities
Deposits on equipment	(74,345,874)
Purchases of property and equipment	(130,237)

Net cash used in investing activities	(74,476,111)

Cash flows from financing activities
Proceeds from borrowings on related party loan	7,038,038
Repayments under related party loan	(7,038,038)
Proceeds from the issuance of common stock	5
Business Combination, net of issuance costs paid	383,853,005

Net cash provided by financing activities	383,853,010

Net increase in cash and cash equivalents	282,276,578
Cash and cash equivalents, beginning of the period	—

Cash and cash equivalents, end of the period	$282,276,578

Supplemental disclosure of cash flow information
Cash paid for interest	$89
Cash paid for income taxes, net	$—
Supplemental disclosure of noncash investing and financing activities
Business Combination costs included in accrued legal costs	$1,024,443
Business Combination costs included in accounts payable	$38,973
Net assets assumed from GWAC in the Business Combination	$433,186
Non-cash fair value of private warrants	$261,060
Deferred investment costs included in accrued legal costs	$174,250

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. ORGANIZATION AND BUSINESS

Organization

On August 27, 2021 (the “Closing Date”), Good Works Acquisition Corp. (“GWAC”), a special purpose acquisition company, consummated the Agreement and Plan of Merger dated as of March 4, 2021 (the “Merger Agreement”), by and among GWAC, Currency Merger Sub, Inc. (“Merger Sub”), a wholly-owned direct subsidiary of GWAC, and Cipher Mining Technologies Inc. (“Cipher”).

Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Cipher, the separate corporate existence of Merger Sub ceasing and Cipher being the surviving corporation and a wholly-owned subsidiary of GWAC (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Following the Business Combination, the combined company was named Cipher Mining Inc. (“Cipher Mining” or the “Company”). The Company comprises all of GWAC’s and Cipher’s operations.

Business

The Company is an emerging technology company that operates in the Bitcoin mining ecosystem in the United States. Specifically, the Company plans to develop and grow a cryptocurrency mining business, specializing in Bitcoin. As a stand-alone, U.S.-based cryptocurrency mining business, the Company plans to begin its initial buildout phase with a set-up of cryptocurrency mining facilities (or sites) in at least four cities in the United States (three in Texas and one in Ohio).

Cipher was established on January 7, 2021, in Delaware, by Bitfury Top Holdco B.V. and its subsidiaries (“Bitfury Top Holdco” and, with its subsidiaries, the “Bitfury Group”), a global full-service blockchain and technology specialist and one of the leading private infrastructure providers in the blockchain ecosystem. Upon completion of the Business Combination (as defined above), Bitfury Top HoldCo (together with Bitfury Holding B.V., a subsidiary of Bitfury Top HoldCo, and referred to herein as “Bitfury Holding”) beneficially owned approximately 83.4% of the Company’s common stock with sole voting and sole dispositive power over those shares and, as a result, the Bitfury Group has control of the Company as defined in Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation.”

Risks and uncertainties

Limited business history and capital resources

As of January 31, 2021, and continuing until the consummation of the Business Combination on the Closing Date when the Company received net transaction proceeds of $383.9 million, there was substantial doubt about Cipher’s ability to continue as a going concern. Following the Business Combination, management believes that the substantial doubt was alleviated and its existing financial resources are sufficient to meet its operating and capital requirements for at least 12 months from the date these financial statements are issued.

Having been incorporated on January 7, 2021, there is no historical financial information about the Company upon which to base an evaluation of its performance and the Company has not generated any revenues from its business to date. There is no guarantee that the Company will be successful in its business plans. The business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. Management of the Company has no current intention of entering into a merger or acquisition within

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

the next twelve months and has a specific business plan and timetable to complete the Company’s 12-month plan of operation. The Company may require additional capital to pursue certain business opportunities or respond to technological advancements, competitive dynamics or technologies, customer demands, challenges, acquisitions or unforeseen circumstances. Additionally, the Company has incurred and expects to continue to incur significant costs related to becoming a public company. Accordingly, the Company may in the future engage in equity or debt financings or enter into credit facilities for the above-mentioned or other reasons; however, the Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all. If the Company raises additional funds through equity financing, its existing stockholders could experience significant dilution. Furthermore, any debt financing obtained by the Company in the future could involve restrictive covenants relating to the Company’s capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities. If the Company is unable to obtain adequate financing on terms that are satisfactory to the Company, when the Company requires it, the Company’s ability to continue to grow or support the business and to respond to business challenges could be significantly limited.

COVID-19

The impact of the coronavirus (“COVID-19”) outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as determined by the FASB and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

The Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP (the “Reverse Recapitalization”). Under this method of accounting, GWAC is treated as the acquired company and Cipher is treated as the acquirer for financial statement reporting purposes.

Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Cipher issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC are stated at historical cost, with no goodwill or other intangible assets recorded, see Note 3.

Cipher was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Cipher’s existing shareholder has the greatest voting interest in the Company;

•	the majority of the members of the board of directors of the Company are primarily composed of individuals associated with Cipher;

•	Cipher’s senior management is the senior management of the Company; and

•	Cipher’s operations prior to the Reverse Recapitalization comprise the only ongoing operations of the Company after the consummation of the Business Combination.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The consolidated assets, liabilities and results of operations prior to the Reverse Recapitalization are those of Cipher. The shares and corresponding capital amounts and losses per share prior to the Business Combination have been retroactively restated based on shares reflecting the exchange ratio established in the Business Combination, see Note 3.

The unaudited condensed consolidated financial statements include the accounts of the Company and its controlled subsidiary, Cipher. All intercompany transactions and balances have been eliminated.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Estimates made by the Company include, but are not limited to, those related to valuation of the warrant liability, among others. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Unaudited interim condensed consolidated financial statements

The unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, the interim condensed consolidated financial statements reflect all adjustments, which consist of only normal recurring adjustments necessary for the fair presentation of the balances and results for the periods presented. These unaudited interim condensed consolidated financial statement results are not necessarily indicative of results to be expected for the full fiscal year or any future period.

Change in fiscal year

Starting with the three and eight months ended September 30, 2021, the Company assumed GWAC’s financial calendar for the combined entity with the Company’s third fiscal quarter ending September 30 and its fiscal year ending December 31. This change to the fiscal year end was approved by Cipher Mining’s board of directors (“Board”) on September 23, 2021. Cipher’s fiscal year previously ended on January 31.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. The Company’s cash equivalents consist of funds held in a money market account. The Company had $101.0 million and nil in cash equivalents as of September 30, 2021 and January 31, 2021, respectively.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on these deposits.

Fair value of financial instruments

The Company’s financial assets and liabilities are accounted for in accordance with ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 – Observable inputs, such as quoted prices in active markets for identical assets and liabilities.

Level 2 – Inputs other than Level 1 inputs that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the instrument’s anticipated life.

Level 3 – Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair values requires more judgement. Accordingly, the degree of judgement exercised by

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

management in determining fair value is greatest for instruments categorized as Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Deferred offering and deferred investment costs

Deferred offering costs consist of legal fees incurred as of the balance sheet date that were directly related to the Business Combination and were allocated as offering costs to the proceeds received and substantially charged to shareholders’ equity upon the consummation of the Business Combination, see Note 3.

Deferred investment costs consist of legal fees incurred through the balance sheet date that are directly related to the formation of a joint venture and which will be capitalized as part of the Company’s total investment in the joint venture upon consummation of the joint venture agreement, see Note 9.

Property and equipment

Property and equipment consists primarily of construction-in-progress at one of the Company’s planned sites in Texas and computer equipment and is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which is generally three years for computer-related assets. Construction-in-progress is not depreciated until the assets are placed into service.

Property and equipment, net consisted of the following:

	September 30, 2021	January 31, 2021
Computer equipment	$23,761	$1,642
Construction-in-progress	108,118	—
Less: accumulated depreciation	(1,427)	(5)

Property and equipment, net	$130,451	$1,637

Impairment of long-lived assets

Management will review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used will be measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized will be measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Common stock warrants

Upon the consummation of the Business Combination, the Company assumed common stock warrants that were originally issued in GWAC’s initial public offering (the “Public Warrants”), as well as warrants that were issued in a private placement that closed concurrently with GWAC’s initial public offering (the “Private Placement Warrants”). See Note 11 for additional information on the Public and Private Placement Warrants.

The Company is capitalized as a single class of common stock, accordingly, a qualifying cash tender offer of more than 50% of the Common Stock will always result in a change-in-control, and in accordance with ASC 815-40-55-3, this would not preclude permanent equity classification of the Public Warrants; therefore, the Public Warrants are equity classified.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Private Placement Warrants are accounted for as a liability under ASC 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” as they are a freestanding financial instrument that require the Company to transfer assets upon exercise. The Company recorded the Private Placement Warrants as a liability in the unaudited condensed consolidated balance sheet at fair value on the Closing Date, with subsequent changes in the respective fair values recognized in the change in fair value of warrant liability within the unaudited condensed consolidated statements of operations at each reporting date. The Private Placement Warrants were valued using a Black-Scholes option-pricing model as described in Note 4.

Revenue recognition

The Company recognizes revenue under FASB ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration

•	Constraining estimates of variable consideration

•	The existence of a significant financing component in the contract

•	Noncash consideration

•	Consideration payable to a customer

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Digital asset mining services

Providing computing power in digital asset transaction verification services will be an output of the Company’s ordinary activities. The provision of providing such computing power is a performance obligation. The transaction consideration the Company receives, if any, is noncash consideration, which the Company will measure at fair value on the date received. The consideration is all variable. There is no significant financing component in these transactions.

Mining pools

The Company will also enter into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company will be entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which will be recorded as contra-revenue), for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company will measure at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Consideration is constrained from recognition until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive; at this time, cumulative revenue is no longer probable of significant reversal, i.e., associated uncertainty is resolved.

There is no significant financing component in these transactions. There is, however, consideration payable to the customer in the form of a pool operator fee, payable only if the pool is the first to solve the equation; this fee will be deducted from the proceeds received by the Company and will be recorded as contra-revenue, as it does not represent a payment for a distinct good or service as described in ASC 606-10-32-25.

Certain aspects of the Company’s performance obligations, such as providing computing power, may be contracted to various third parties and there is a risk that if these parties are unable to perform or curtail their operations, the Company’s revenue and operating results may be affected. Please see Note 9 for additional information about the Company’s power arrangements.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Cryptocurrencies

Cryptocurrencies, including Bitcoin, will be included in current assets in the balance sheets. Cryptocurrencies purchased will be recorded at cost and cryptocurrencies awarded to the Company through its mining activities will be accounted for in connection with the Company’s revenue recognition policy disclosed above.

Cryptocurrencies will be accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of cryptocurrencies made by the Company will be included within investing activities in the statements of cash flows, while cryptocurrencies awarded to the Company through its mining activities will be included as a non-cash adjustment within operating activities on the statements of cash flows. The sales of cryptocurrencies will be included within investing activities in statements of cash flows and any realized gains or losses from such sales will be included in other income (expense) in the statements of operations. The Company will account for its gains or losses in accordance with the first in first out (“FIFO”) method of accounting.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021 or January 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021 and January 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent accounting pronouncements issued but not yet adopted

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)” which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

guidance requires lessees to recognize almost all their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by the FASB, the entities who have not yet issued or made available for issuance their financial statements as of June 3, 2020 can defer the new guidance for one year. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is in the process of evaluating the impact that the adoption of this pronouncement will have on the Company’s financial statements and disclosures.

The Company entered into a series of agreements with affiliates of Luminant ET Services Company LLC (“Luminant”), including the Lease Agreement dated June 29, 2021, with amendment and restatement on July 9, 2021 (as amended and restated, the “Luminant Lease Agreement”). Once the Luminant Lease Agreement is effective and the Company has control over the applicable leased asset, the Company will record both a right-of-use asset and a corresponding lease liability in accordance with Topic 842 for each lease component.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). This ASU reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. This ASU provides guidance for a modification or an exchange of a freestanding equity-classified written call option that is not within the scope of another Topic. It specifically addresses: (1) how an entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange; (2) how an entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange; and (3) how an entity should recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange. This ASU will be effective for all entities for fiscal years beginning after December 15, 2021. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted, including adoption in an interim period. The adoption of ASU 2021-04 is not expected to have a material impact on the Company’s financial statements or disclosures.

NOTE 3. BUSINESS COMBINATION

As discussed in Note 1, on August 27, 2021, GWAC, Merger Sub and Cipher consummated the Business Combination (the “Closing”), with Cipher surviving the Merger as a wholly-owned subsidiary of Cipher Mining.

At the effective time of the Merger (the “Effective Time”), and subject to the terms and conditions of the Merger Agreement, each share of Cipher common stock was canceled and converted into the right to receive 400,000 shares (the “Exchange Ratio”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

Upon the Closing, the Company’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 510,000,000 shares, $0.001 par value per share, of which, 500,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as preferred stock (“Preferred Stock”). The holder of each share of Common Stock is entitled to one vote.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In connection with the execution of the Merger Agreement, GWAC also entered into: (i) subscription agreements to sell to certain investors (the “PIPE Investors”), an aggregate of 32,235,000 shares of Common Stock, immediately following the Closing, for a purchase price of $10.00 per share and aggregate gross proceeds of $322.4 million (the “PIPE Financing”) and (ii) a subscription agreement with Bitfury Top HoldCo to sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo) an aggregate of 6,000,000 shares of Common Stock following the Closing, for a purchase price of $10.00 per share and Bitfury Top HoldCo’s payment in cash and/or forgiveness of outstanding indebtedness for aggregate gross proceeds of $60.0 million (the “Bitfury Private Placement”), of which $1.7 million was recorded in subscriptions receivable as of September 30, 2021 and was received by the Company in early October 2021.

Upon the consummation of the Business Combination, all holders of Cipher common stock received shares of our Common Stock of $10.00 per share after giving effect to the Exchange Ratio, resulting in 200,000,000 shares of our Common Stock to be immediately issued and outstanding to Bitfury Top HoldCo (in addition to 8,146,119 shares of our Common Stock held by GWAC), 32,235,000 shares of our Common Stock held by the PIPE Investors and 6,000,000 shares of our Common Stock received by Bitfury Holding under the Bitfury Private Placement, based on the following events contemplated by the Merger Agreement:

•	the cancellation of each issued and outstanding share of Cipher common stock; and

•	the conversion into the right to receive a number of shares of our Common Stock based upon the Exchange Ratio.

The following table reconciles the elements of the Business Combination to the unaudited statement of cash flows and the unaudited statement of stockholders’ equity (deficit) for the eight months ended September 30, 2021.

Recapitalization
Cash – GWAC trust and cash, net of redemptions	$43,197,478
Cash – PIPE Financing	322,350,000
Cash, subscription receivable and/or debt forgiveness –Bitfury Private Placement	60,000,000
Add: Non-cash net assets assumed from GWAC	433,186
Less: Subscription receivable – Bitfury Private Placement	(1,690,351)
Less: Fair value of private warrants	(261,060)
Less: Transaction costs and advisory fees allocated to equity	(40,965,106)

Net Business Combination	383,064,147
Less: Non-cash net assets assumed from GWAC	(433,186)
Less: Transaction costs and advisory fees allocated to warrants	(102,432)
Add: Fair value of private warrants	261,060
Add: Accrued transaction costs and advisor fees	1,063,416

Net cash contributions from Business Combination	$383,853,005

The Company recorded transaction costs and advisory fees allocated to the Private Placement Warrants as a component of change in fair value of warrant liability in the unaudited statements of operations.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The number of shares of Common Stock issued immediately following the consummation of the Business Combination was as follows:

Common stock of GWAC, net of redemptions	4,345,619
GWAC founder shares	3,572,500
GWAC private placement shares	228,000
Shares issued in PIPE Financing	32,235,000
Shares issued in the Bitfury Private Placement	6,000,000

Business Combination, PIPE Financing and Bitfury Private Placement shares – Common Stock	46,381,119
Cipher common shares issued in Business Combination (1)	200,000,000

Shares outstanding	246,381,119

(1)	The number of Cipher common shares outstanding immediately prior to the Business Combination was 500 shares converted at the Exchange Ratio.

NOTE 4. FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurement on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measured as of September 30, 2021
	Level 1	Level 2	Level 3	Total
Assets included in:
Cash and cash equivalents
Money market securities	$101,000,775	$—	$—	$101,000,775

	$101,000,775	$—	$—	$101,000,775

Liabilities included in:
Warrant liability	$—	$—	$271,320	$271,320

	$—	$—	$271,320	$271,320

Fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses approximate the recorded value due to the short-term nature of these items. The Company’s Private Placement Warrants are classified within Level 3 of the fair value hierarchy because the fair value is based on significant inputs that are unobservable in the market

The valuation of the Private Placement Warrants uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company engaged a valuation firm to determine the fair value of the Private Placement Warrants using a Black-Scholes option-pricing model and the quoted price of the Company’s common stock. The following table presents significant assumptions utilized in the valuations of the Private Placement Warrants:

	As of August 26, 2021	As of September 30, 2021
Risk-free rate	0.84%	0.95%
Dividend yield rate	0.00%	0.00%
Volatility	21.6%	29.0%
Contractual term (in years)	5.00	4.91
Exercise price	$11.50	$11.50

The following table presents changes in the fair value of the Private Placement Warrants for the three and eight months ended September 30, 2021:

	Three Months Ended September 30, 2021	Eight Months Ended September 30, 2021
Balance, beginning of period	$—	$—
Assumed in Business Combination	261,060	261,060
Change in fair value	10,260	10,260

Balance, end of period	$271,320	$271,320

NOTE 5. PREPAID EXPENSES

As of September 30, 2021, the Company had $15.3 million of prepaid expenses on its unaudited condensed consolidated balance sheet, which was almost entirely related to prepaid insurance as less than $0.1 million related to other prepaid expenses. There were no prepaid expenses as of January 31, 2021.

NOTE 6. DEPOSITS ON EQUIPMENT

As of September 30, 2021, the Company had outstanding executed purchase agreements for the purchase of (1) 27,000 Antminer S19j Pro (100 TH/s) miners from Bitmain Technologies Limited (“Bitmain”) and (2) 60,000 MicroBT M30S, M30S+ and M30S++ miners from SuperAcme Technology (Hong Kong) Limited (“SuperAcme”), all of which are to be delivered in monthly batches from January 2022 through December 2022. The purchase agreement commitments, deposits paid and expected delivery timing (remaining balances are payable in advance of shipping) are summarized below:

Vendor	Agreement Date	Purchase Commitment	Deposits Paid	Expected Shipping
Bitmain Technologies Limited	August 20, 2021 and August 30, 2021	$171,135,000	$49,656,000	January 2022 - September 2022
SuperAcme Technology (Hong Kong)*	September 2, 2021	222,400,800	22,240,080	July 2022 - December 2022
Various vendors for other contracts and costs		5,959,351	2,449,784

Total		$399,495,151	$74,345,864

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

*

Pursuant to the Company’s agreements with Bitmain and SuperAcme, the Company is responsible for all logistics costs related to transportation, packaging for transportation and insurance related to the delivery of the miners.

NOTE 7. SECURITY DEPOSITS

Security deposits consisted of the following:

September 30, 2021
Luminant Purchase and Sale Agreement collateral (see Note 9)	$3,063,020
Luminant Power Purchase Agreement Independent Collateral Amount (see Note 9)	6,276,902
Other deposits	41,250

Total security deposits	$9,381,172

NOTE 8. RELATED PARTY TRANSACTIONS

Accounts payable, related party

The chief executive officer (“CEO”) and chief financial officer of the Company purchased several computers and funded other operating expenses of the Company and were subsequently reimbursed by an affiliate of Bitfury Top HoldCo. Additionally, the affiliate of Bitfury Top HoldCo also paid a consulting fee to the Company’s CEO for several months prior to the CEO being hired on a full-time basis by the Company. These amounts totaled $47,475 and were recorded as a related party accounts payable line item on the Company’s balance sheets until they were reclassified to the related party loan on August 26, 2021(see further discussion below).

Related party loan

The Company entered into a loan agreement with an affiliate of Bitfury Top HoldCo (the “Lender”) for an initial amount of $0.1 million on February 8, 2021. The interest rate under the loan was initially set at 0.3% and the Lender approved multiple increases to the outstanding loan balance, as well as paid vendors directly on behalf of the Company. On August 26, 2021, the loan agreement was amended by the parties to amend the interest rate per annum to 2.5%, to revise the maturity date to August 31, 2021, and to update the total amount disbursed under the loan to approximately $7.0 million, which included the reclassified accounts payable related party balance of $47,475. The $7.0 million outstanding loan balance was repaid by the Company at the Closing on August 27, 2021 by offsetting it against the $60.0 million of cash due under the Bitfury Private Placement. The Company has recorded accrued interest of $26,823 on its condensed consolidated balance sheet as of September 30, 2021, which represents all interest due to the Lender under this loan agreement at the revised interest rate of 2.5%.

Subscription receivable

On January 7, 2021, the Company received a letter for a subscription for 500 shares (200,000,000 shares converted at the Exchange Ratio) of its Common Stock from Bitfury Top HoldCo in exchange for a future payment of $5, which was recorded as a subscription receivable on the balance sheet as of January 31, 2021. The Company received payment for the subscribed shares on February 24, 2021.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As noted above in Note 3, related to the Bitfury Private Placement, there was a $1.7 million subscription receivable recorded on the condensed consolidated balance sheet as of September 30, 2021, which was received by the Company on October 4, 2021.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Commitments

In the normal course of business, the Company enters into contracts that contain a variety of indemnifications with its employees, licensors, suppliers and service providers. The Company’s maximum exposure under these arrangements, if any, is unknown as of September 30, 2021. The Company does not anticipate recognizing any significant losses relating to these arrangements.

Power and hosting arrangements

The Company is party to several power and hosting arrangements as described below.

Luminant power arrangement

On June 23, 2021, the Company entered into a definitive power purchase agreement, which was subsequently amended and restated on July 9, 2021, with Luminant for the supply of electric power at a predetermined power price to a site in Texas for a term of five years with a subsequent automatic annual renewal provision (as amended and restated, the “Luminant Power Agreement”).

The Luminant Lease Agreement leases the Company a plot of land where the planned data center, ancillary infrastructure and electrical system (the “Interconnection Electrical Facilities” or “substation”) will be set up for the Texas site.

Under the Luminant Power Agreement, the Company is required to provide Luminant with collateral of approximately $12.6 million (the “Independent Collateral Amount”). Half of the Independent Collateral Amount was paid to Luminant on September 1, 2021 and is recorded in security deposits on the condensed consolidated balance sheet as of September 30, 2021, as the Company received notice that Luminant had commenced construction of the Interconnection Electrical Facilities. The other half will be due 15 days prior to the date on which the Interconnection Electrical Facilities are completed and made operational. The Independent Collateral Amount will remain in place throughout the term of the Luminant Power Agreement. Details of the construction of the Interconnection Electrical Facilities, including collateral arrangements that are in addition to the Independent Collateral Amount, are set out in the Luminant Purchase and Sale Agreement. Under the Luminant Purchase and Sale Agreement, the Company provided approximately $3.1 million as collateral separate from the Independent Collateral Amount, which is recorded in security deposits, along with the Independent Collateral Amount, on the unaudited condensed consolidated balance sheet as of September 30, 2021.

The Luminant Lease Agreement is effective from the date of the Company’s notification of the Effective Date of the Business Combination, which was August 27, 2021, and shall continue for five years following completion of

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

the substation, subject to renewal provisions aligned with the Luminant Power Agreement. Financing for use of the land and substation is provided by Luminant affiliates, with monthly installments of principal and interest due over a five-year period starting upon transfer of legal title of the substation to the Company (estimated total undiscounted principal payments of $13.1 million). At the end of the lease term for the Interconnection Electrical Facilities, the substation will be sold back to Luminant’s affiliate, Vistra Operations Company, LLC at a price to be determined based upon bids obtained in the secondary market.

Standard Power hosting agreement

Under the Standard Power Hosting Agreement entered into on February 3, 2021 by the Company and 500 N 4th Street LLC, doing business as Standard Power (“Standard Power”), the Company agrees to provide Standard Power with Bitcoin miners with a specified energy utilization capacity necessary to generate computational power at three Ohio facilities (the “Miners”). Standard Power, in turn, is obligated to (i) host the Miners in specialized containers and provide the electrical power and transmission and connection equipment necessary for the mining and (ii) host, operate and manage the Miners there, in each case in accordance with the terms and conditions of the Standard Power Hosting Agreement.

The Standard Power Hosting Agreement provides that Standard Power shall provide an electric power infrastructure, including containers, necessary to operate Miners with a specified energy utilization capacity at facility 1 in Ohio in accordance with the specifications and power availability date set out in the availability schedule.

Thereafter, Standard Power shall provide the hosting capacity, housing and equipment for Miners with the specified energy utilization capacities that will be delivered to the facilities in accordance with the availability schedule, as may be amended and supplemented. Standard Power also undertakes to be responsible for the proper installation and the costs of work for hosting the Miners in the specialized containers in each facility and for the proper care and maintenance of the Miners, the facilities and the containers in which the Miners are installed.

Under the Standard Power Hosting Agreement, the Company is obligated to pay a hosting fee and an operational service fee. The Company’s payment obligations under the Standard Power Hosting Agreement become effective on a pro rata basis according to the number of Miners in operation in accordance with the terms of this agreement. The Standard Power Hosting Agreement provides for a term of five years with automatic five-year renewal provisions.

WindHQ power arrangement and joint venture

On June 10, 2021, the Company and WindHQ, LLC (“WindHQ”) signed a binding definitive framework agreement with respect to the construction, build-out, deployment and operation of one or more data centers (“Data Centers”) in the United States (the “WindHQ Joint Venture Agreement”).

The WindHQ Joint Venture Agreement provides that the parties shall collaborate to fund the construction and build-out of certain specified Data Centers at locations already identified by the parties (“Initial Data Centers”). Each Initial Data Center will be owned by a separate limited liability company (each, an “Initial Data Center LLC”), and WindHQ and the Company will each own 51% and 49%, respectively, of the initial membership interests of each Initial Data Center LLC.

The WindHQ Joint Venture Agreement includes a development schedule for additional electrical power capacity through the joint identification, procurement, development and operation of additional Data Centers (“Future

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Data Centers”). Each Future Data Center will be owned by a separate limited liability company (each, a “Future Data Center LLC”, and collectively with the Initial Data Center LLCs, the “Data Center LLCs”), and WindHQ will own at least 51% of the initial membership interests of each Future Data Center LLC and the Company will own a maximum of 49% of the initial membership interests of each Future Data Center LLC. Furthermore, under the WindHQ Joint Venture Agreement, WindHQ is required to procure energy for Future Data Centers at the most favorable pricing then available. Similarly, the Company is required to procure the applicable equipment needed for the Future Data Centers at the most favorable pricing then available.

Under the WindHQ Joint Venture Agreement, WindHQ agrees to provide a series of services to each of the Data Centers, including but not limited to: (i) the design and engineering of each of the Data Centers; (ii) the procurement of energy equipment and others related services such as logistics for each of the Data Centers; and (iii) the construction work for each of the Data Centers. The Company, on the other hand, is required to support and monitor (remotely) the operations of the hardware at each Data Center (particularly the mining servers).

A development fee equal to 2% of capital expenditures in respect of the initial development of each Data Center shall be paid 50% to WindHQ and 50% to the Company. Furthermore, a fee equal to 2% of the gross revenues of each of the Data Center LLCs will be payable monthly, based on the immediately prior month gross revenue of such Data Center, 50% to WindHQ and 50% to the Company.

The WindHQ Joint Venture Agreement also provides that for each Data Center, WindHQ and the Company will cooperate to prepare a financial model incorporating the relevant economic factors of such Data Center, and both WindHQ and the Company will provide the initial funding required for each Data Center on a pro rata basis in accordance with the parties’ respective ownership interests in the applicable Data Center.

The arrangement with WindHQ is still in the planning phase and has nominal operations and working capital. Currently, it is not anticipated by management of the Company that the Company’s investment in any of the individual Data Center LLCs will meet the definition of a variable interest entity in accordance with ASC 810, “Consolidation” and the Company will not have a controlling voting interest in any of the Data Center LLCs. No agreements for the Data Centers have been executed between the parties, however, based upon the Company’s expectation that they will have significant influence over the operations and major decisions of the Data Center LLCs, the Company’s 49% ownership in each individual Data Center LLC will be separately accounted for under the equity method of accounting, as the Company does not expect to exercise control over the Data Center LLCs.

NOTE 10. STOCKHOLDERS’ EQUITY (DEFICIT)

As of September 30, 2021, 510,000,000 shares with a par value of $0.001 per share are authorized, of which, 500,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as Preferred Stock.

Common Stock

Holders of each share of Common Stock are entitled to dividends when, as and if declared by the Board. As of September 30, 2021, the Company had not declared any dividends. The holder of each share of Common Stock is entitled to one vote. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any outstanding series of Preferred Stock.

Cipher

As of January 31, 2021, 5,000 common shares of Cipher were authorized with a par value of $0.001 per share, and 500 units were subscribed, which were issued subsequent to January 31, 2021, as discussed above in Note 8.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In connection with the Business Combination, the 500 common shares of Cipher were converted into 200,000,000 shares of the Company’s Common Stock.

NOTE 11. WARRANTS

The Company assumed the Public and Private Placement Warrants, as mentioned above in Note 2, upon consummation of the Business Combination. The Public and Private Placement Warrants entitle the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment. There were 8,500,000 Public Warrants and 114,000 Private Placement Warrants outstanding both as of the Closing Date of the Business Combination and as of September 30, 2021. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants.

Public Warrants

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

•	Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption;

•

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Private Placement Warrants

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 12. EQUITY-BASED COMPENSATION

Upon Closing of the Business Combination, the Board approved the Cipher Mining Inc. Incentive Award Plan (the “Incentive Award Plan”). The Incentive Award Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, restricted stock units, stock appreciation rights, and other stock or cash-based awards to employees, consultants and directors.

Initially, up to 19,869,312 shares of Common Stock are available for issuance under awards granted pursuant to the Incentive Award Plan. In addition, the number of shares of Common Stock available for issuance under the Incentive Equity Plan will be increased on January 1 of each calendar year beginning in 2022 and ending in 2031 by an amount equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares determined by the Board. As of September 30, 2021, 19,869,312 shares of Common Stock are available for issuance under the Equity Incentive Plan.

NOTE 13. NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss allocable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share adjusts net loss and net loss per common share for the effect of all potentially dilutive shares of the Company’s Common Stock. Basic net loss per common share is the same as dilutive net loss per common share for the three and eight months ended September 30, 2021, as the inclusion of all potential common shares would have been antidilutive. Public and private warrants that were sold by GWAC in its initial public offering or concurrent with its initial public offering, respectively, and assumed by the Company as of the Effective Date of the Business Combination are the only potentially dilutive securities that have been outstanding for the Company during the three and eight months ended September 30, 2021.

The following table presents the common shares that are excluded from the computation of diluted net loss per common share as of the periods presented because including them would have been antidilutive.

September 30, 2021
Public Warrants	8,500,000
Private Placement Warrants	114,000

8,614,000

NOTE 14. SUBSEQUENT EVENTS

On October 11, 2021, the Company entered into an agreement with Bitfury Top HoldCo, made under and as a part of the Master Services and Supply Agreement between the Company and Bitfury Top HoldCo, dated as of

CIPHER MINING INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

August 26, 2021, to purchase a total of between 28,000 to 56,000 mining rigs, which shall be delivered in seven batches on a monthly basis between June 2022 and December 2022. We agreed to pay a maximum price per machine and to make an advance payment of $10.0 million that was paid to Bitfury Top HoldCo on October 13, 2021 (the “Pre-payment”) following the execution of the agreement and advance payments thereafter for each monthly batch due in accordance with the terms of the agreement.

On November 9, 2021, the Company paid an additional deposit amount of $11.4 million to Bitmain pursuant to the executed purchase agreement with Bitmain further detailed in Note 6 above.

On November 10, 2021, the Board approved grants of restricted stock units under the Incentive Award Plan to Tyler Page, the Company’s Chief Executive Officer, and Edward Farrell, the Company’s Chief Financial Officer, which grants are to be effective November 12, 2021. The material terms of the restricted stock unit grants are described below.

Mr. Page received a grant of 5,676,946 restricted stock units which are fully vested upon grant. In addition, Mr. Page received a grant of 7,096,183 restricted stock units, 2,838,473 of which are subject to service-based vesting (the “Service-Based RSUs”) and 4,257,710 of which are subject to performance-based vesting (the “Performance-Based RSUs”). The Service-Based RSUs vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to Mr. Page’s continuous service on the applicable vesting date; provided, that if Mr. Page’s employment is terminated by the Company without “cause,” by Mr. Page for “good reason” (as such terms are defined in Mr. Page’s employment agreement with the Company) or due to his death or permanent disability, all unvested Service-Based RSUs will vest in full. In addition, in the event of a “change in control” (as defined in the Incentive Award Plan), any unvested Service-Based RSUs will vest subject to Mr. Page’s continuous service to the Company through such change in control. One-third of the Performance-Based RSUs will vest upon the Company achieving a market capitalization equal to or exceeding $5 billion, $7.5 billion and $10 billion, in each case over a 30-day lookback period and subject to Mr. Page’s continuous service through the end of the applicable 30-day period. In addition, if the $10 billion market capitalization milestone is achieved and Mr. Page remains in continuous service through such achievement, any then-unvested Service-Based RSUs will vest. In the event of a change in control and Mr. Page’s continuous service through such change in control, the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in such change in control will be used to determine whether any of the market capitalization milestones are achieved (without regard to the 30-day lookback period). Any Performance-Based RSUs that do not vest prior to Mr. Page’s termination of service or, if earlier, in connection with a change in control will be forfeited for no consideration.

Mr. Farrell received a grant of 936,696 restricted stock units which are subject to service-based vesting. Mr. Farrell’s restricted stock units will vest in equal installments on each of January 1, 2022, January 1, 2023, January 1, 2024 and January 1, 2025, subject to Mr. Farrell s continuous service on the applicable vesting date; provided, that if Mr. Farrell’s employment is terminated by the Company without “cause,” by Mr. Farrell for “good reason” (as such terms are defined in Mr. Farrell’s employment agreement with the Company) or due to his death or permanent disability, all unvested restricted stock units will vest in full. In addition, in the event of a change in control, any unvested restricted stock units will vest subject to Mr. Farrell’s continuous service to the Company through such change in control.

CIPHER MINING INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Restated) (Unaudited)
Assets
Cash	$127,722	$1,276,364
Prepaid expenses	247,593	297,371

Total current assets	375,315	1,573,735
Cash and securities held in Trust Account	170,032,591	170,027,342

Total Assets	$170,407,906	$171,601,077

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$918,867	$129,388

Total current liabilities	918,867	129,388

Warrant liability	199,402	123,070

Total Liabilities	1,118,269	252,458

Commitments
Common stock subject to possible redemption, $0.001 par value, 17,000,000 and 17,000,000 shares at June 30,2021 and December 31, 2020, respectively, at redemption value	170,000,000	170,000,000
Stockholders’ Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,478,000 and 4,478,000 shares of common stock issued and outstanding at June 30, 2021 and December 31, 2020, excluding 17,000,000 and 17,000,000 shares, respectively, subject to possible redemption	4,478	4,478
Additional paid-in capital	1,451,172	1,451,172
Accumulated Deficit	(2,166,013)	(107,031)

Total stockholders’ equity	(710,363)	1,348,619

Total Liabilities and Stockholders’ Equity	$170,407,906	$171,601,077

See accompanying notes to unaudited condensed consolidated financial statements.

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three and Six Months Ended June 30, 2021

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
	(As Restated)		(As Restated)
Operating expenses	$230,534	$2,000	$462,987	$2,000
Business combination expenses	859,590	—	1,569,432	—

Loss from operations	(1,090,124)	(2,000)	(2,032,419)	(2,000)

Other income (expense)
Interest income	12,113	—	49,769	—
Change in warrant liability	34,540	—	(76,332)	—

Total other income (expense)	46,653	—	(26,563)	—

Net loss	$(1,043,471)	$(2,000)	$(2,058,982)	$(2,000)

Basic and diluted weighted average redeemable common shares outstanding	17,000,000	—	17,000,000	—

Basic and diluted net loss per redeemable common share	$(0.05)	$—	$(0.10)	$—

Basic and diluted weighted average non-redeemable common shares outstanding	4,478,000	—	4,478,000	—

Basic and diluted net loss per non-redeemable common share	$(0.05)	$—	$(0.10)	$—

See accompanying notes to unaudited condensed consolidated financial statements.

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Six Months Ended June 30, 2021

(Restated)

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2020	4,478,000	$4,478	$1,451,172	$(107,031)	$1,348,619
Net loss	—	—	—	(1,015,511)	(1,015,511)
Balance - March 31, 2021	4,478,000	4,478	1,451,172	(1,122,542)	333,108

Net loss	—	—	—	(1,043,471)	(1,043,471)
Balance - June 30, 2021	$4,478,000	$4,478	$1,451,172	$(2,166,013)	$(710,363)

(1)

Cipher Mining Inc. (formerly known as Good Works Acquisition Corp.) was formed on June 24, 2020. The Founders Shares were not issued until July 2020. As a result, a comparative consolidated statement of changes in stockholder’s equity for the period ended June 2020 is not applicable. See accompanying notes to unaudited condensed consolidated financial statements.

See accompanying notes to unaudited condensed consolidated financial statements.

CIPHER MINING INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2021

(Unaudited)

	For the six months ended June 30,
	2021	2020
	(As Restated)
Cash flows from operating activities:
Net loss	$(2,058,982)	$(2,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Change in warrant liability	76,332	0
Interest earned on cash and marketable securities held in Trust Account	(5,249)	0
Changes in operating assets and liabilities:
Prepaid expenses	49,778	$(23,000)
Accounts payable and accrued expenses	789,479	50,000

Net cash (used in) provided by operating activities	(1,148,642)	25,000

Net change in cash	(1,148,642)	25,000
Cash, beginning of the period	1,276,364	0

Cash, end of period	$127,722	$25,000

See accompanying notes to unaudited condensed consolidated financial statements.

Cipher Mining Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Description of Organization and Business Operations

Cipher Mining Inc. (formerly known as Good Works Acquisition Corp. until August 27, 2021) (the “Company”) was incorporated in Delaware on June 24, 2020. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from June 24, 2020 (inception) through June 30, 2021 relates to the Company’s formation and initial public offering (“Public Offering” or “IPO”), and since completion of the IPO, getting ready to consummate a Business Combination since the finding of their target company. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non- operating income in the form of interest income from the proceeds derived from the Public Offering and placed in the Trust Account (defined below). The Company has selected December 31 as its fiscal year end.

Initial Public Offering

On October 22, 2020, the Company completed the sale of 15,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $150,000,000 which is described in Note 3.

Simultaneous with the closing of the IPO, the Company completed the sale of 228,000 Private Units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain funds and accounts managed by Magnetar Financial LLC, Mint Tower Capital Management B.V., Periscope Capital Inc., and Polar Asset Management Partners Inc. (collectively, the “Anchor Investors”), generating gross proceeds of $2,228,000, which is described in Note 4.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 2,250,000 additional units to cover over-allotments (the “Over- Allotment Units”), if any. On October 26, 2020, the underwriters purchased an additional 1,500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option, generating proceeds of $15,000,000. On November 17, 2020, the underwriters purchased an additional 500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option, generating additional gross proceeds of $5,000,000.

On November 17, 2020 the underwriters canceled the remainder of the Over-Allotment Option. In connection with the cancellation of the remainder of the Over-Allotment Option, on November 17, 2020, the Company cancelled an aggregate of 62,500 shares of common stock issued to I-B Good Works LLC, the Company’s sponsor (“Sponsor”).

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of the Private Units, although substantially all of the net proceeds are

Note 1 – Description of Organization and Business Operations – (Cont.)

intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Management agreed that an amount equal to at least $10.00 per Unit sold in the Public Offering will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. In the event of a complete liquidation of the Company, the Trust Account could be further reduced by up to $100,000 for expenses of the liquidation). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Public Shares subject to redemption are recorded at redemption value and classified as temporary equity in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 immediately before or after such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, an affiliate of I-Bankers Securities, Inc.(“I-Bankers Securities”), the representative of the underwriters for the Company’s Public Offering, and the Company’s management and directors have agreed to vote their Founder Shares and any Public Shares purchased during or after the Public Offering (a) in favor of approving a Business Combination and (b) not to convert any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Note 1 – Description of Organization and Business Operations – (Cont.)

Sponsor and the Company’s management and Directors have agreed (a) to waive their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has 21 months from the closing of the Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In order to protect the amounts held in the Trust Account, Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On March 5, 2021, the Company (or “Good Works”) entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Currency Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (“Cipher”).

The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Good Works and Cipher.

The Business Combination

The Merger Agreement provides for, among other things, the following transactions at the closing: (i) Merger Sub will merge with and into Cipher, with Cipher as the surviving company in the merger and, after

Note 1 – Description of Organization and Business Operations – (Cont.)

giving effect to such merger, continuing as a wholly-owned subsidiary of Good Works (the “Merger”) and, in connection with the Merger, (ii) Good Works will change its name to Cipher Mining Inc. The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination”.

The Business Combination is expected to close in the second quarter of 2021, following the receipt of the required approval by Good Works stockholders and the fulfillment (or waiver) of other customary closing conditions.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Merger Agreement, each share of Cipher common stock, par value $0.001 issued and outstanding shall be converted into the right to receive four hundred thousand (400,000) shares of Good Works common stock, par value $0.001 (“Good Works Common Stock”); provided that the exchange ratio shall be adjusted as needed to ensure the aggregate Merger consideration received by the sole stockholder of Cipher equals two hundred million (200,000,000) shares of Good Works Common Stock (at a value of ten dollars ($10.00) per share).

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including with respect to the operations of Good Works and Cipher and that each of the parties have undertaken to procure approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, Good Works has agreed to adopt an equity incentive plan as described in the Merger Agreement.

Conditions to Each Party’s Obligations

The obligation of Good Works and Cipher to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) the approval of Good Works stockholders, (iii) the approval of Cipher’s stockholders and (iv) the Registration Statement (as defined below) becoming effective.

In addition, the obligation of Good Works to consummate the Business Combination is subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Cipher being true and correct to the standards applicable to such representations and warranties and each of the covenants of Cipher having been performed or complied with in all material respect, (ii) the delivery to Good Works of evidence of satisfactory Tail Insurance (as defined in the Merger Agreement) to be bound as of the closing, and (iii) delivery of all ancillary agreements required to be executed and delivered by Cipher or its sole stockholder and (iv) no Material Adverse Effect (as defined in the Merger Agreement) shall have occurred.

The obligation of Cipher to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Good Works and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of Good Works having been performed or complied with in all material respects, (ii) the aggregate cash proceeds from Good Works trust account, together with the proceeds from the PIPE Financing (as defined below), equaling no less than $400,000,000 (after deducting any amounts paid to Good Works stockholders that exercise their redemption rights in connection with the Business Combination and net of unpaid transaction expenses incurred or subject to reimbursement by Good Works), (iii) Good Works total outstanding Indebtedness (as defined in the Merger Agreement) shall be less than twenty-five million dollars ($25,000,000.00), and (iv) the approval by Nasdaq of Good Works listing application in connection with the Business Combination.

Note 1 – Description of Organization and Business Operations – (Cont.)

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Good Works and Cipher, (ii) by Good Works if there is any breach of the representations and warranties of Cipher or if Cipher Mining fails to perform any covenant or agreement set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) termination by Cipher if there is any breach of the representations and warranties of Good Works or if Good Works fails to perform any covenant or agreement set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either Good Works or Cipher if the Business Combination is not consummated within six months of signing of the Merger Agreement, (v) by either Good Works or Cipher if certain required approvals are not obtained by Good Works stockholders after the conclusion of a meeting of Good Works stockholders held for such purpose at which such stockholders voted on such approvals, and (vi) termination by Good Works if Cipher’s sole stockholder does not deliver to Good Works a written consent approving the Business Combination within ten business days of the Consent Solicitation Statement (as defined in the Merger Agreement) being disseminated.

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of Willful Breach (as defined in the Merger Agreement).

Good Works Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, Good Works, and I-B Good Works, LLC (the “Sponsor”) and certain other stockholders of Good Works entered into an Acquiror Support Agreement (the “Acquiror Support Agreement”) pursuant to which the parties agreed to, among other things, (i) vote at any meeting of the stockholders of Good Works all of its shares of Good Works Common Stock held of record or thereafter acquired in favor of the Proposals (as defined in the Merger Agreement), (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Acquiror Support Agreement.

Cipher Support Agreement

Concurrently with the execution of the Merger Agreement, the sole stockholder of Cipher representing the requisite votes necessary to approve the Business Combination entered into support agreements (the “Company Support Agreement”) with Good Works and Cipher, pursuant to which such holder agreed to (i) vote at any meeting of the stockholders of Cipher all of its Cipher Common Stock held of record or thereafter acquired in favor of the Proposals (as defined in the Merger Agreement) and appoint Good Works as such holder’s proxy, (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the Company Support Agreement.

Restrictive Covenant Agreements

Concurrently with the execution of the Merger Agreement, Bitfury Top Holdco B.V. (“Bitfury”), Cipher’s sole stockholder, and Good Works entered into a Restrictive Covenant Agreement pursuant to which Bitfury agreed, during the term of the agreement and subject to the parameters and limitations set forth in the agreement,

Note 1 – Description of Organization and Business Operations – (Cont.)

not to hire or solicit Cipher Mining Inc.’s employees, not to compete with Cipher Mining Inc. and not to disparage Cipher Mining Inc. The agreement will terminate upon the earlier of seven years from the date of its execution or the termination of the Master Services and Supply Agreement (the “MSSA”) between Bitfury Holding B.V. (“BHBV”) and Cipher. Concurrently with the execution of the Merger Agreement, BHBV and Good Works entered into a Restrictive Covenant Agreement pursuant to which BHBV agreed, during the term of the agreement and subject to the parameters and limitations set forth in the agreement, not to hire or solicit Cipher Mining Inc.’s employees, not to compete with Cipher Mining Inc. and not to disparage Cipher Mining Inc.. The agreement will terminate upon the earlier of seven years from the date of its execution or the termination of the MSSA.

PIPE Financing (Private Placement)

Concurrently with the execution of the Merger Agreement, Good Works entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Good Works agreed to issue and sell to such investors, immediately following the Closing (as defined in the Merger Agreement), an aggregate of 37,500,000 shares of Good Works Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $375,000,000 (the “PIPE Financing”).

The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Good Works will grant the investors in the PIPE Financing certain customary registration rights.

Bitfury Private Placement

Concurrently with the execution of the Merger Agreement and the execution of the Subscription Agreements with the PIPE Investors, Bitfury agreed to subscribe for and purchase, and Good Works agreed to issue and sell to Bitfury, concurrent with the Closing (as defined in the Merger Agreement), an aggregate of 5,000,000 shares of Good Works Common Stock in exchange for a benefit-in-kind commitment as payment for such shares (the “Bitfury Private Placement”) pursuant to a subscription agreement with Good Works (the “Bitfury Subscription Agreement”). Bitfury agreed to cause BHBV to discount the Service Fees (as that term is defined in the MSSA) charged by BHBV under the MSSA as follows: that the first $200,000,000 of Service Fees payable by Cipher to BHBV under the MSSA described above shall be subject to a discount of 25%, to be applied at the point of invoicing and shown as a separate line item on each relevant invoice. For the avoidance of doubt, when the aggregate value of such discount reaches $50,000,000, such discount shall automatically cease to apply. Such discount shall constitute BHBV’s benefit-in-kind commitment as payment on behalf of its parent entity, for the issuance of the 5,000,000 shares of Good Works Common Stock pursuant to the Bitfury Private Placement.

Lock-Ups

The Sponsor, certain holders of Good Works Common Stock, and Bitfury, Cipher’s sole stockholder immediately prior to the closing of the Business Combination, will enter into lock-up agreements (the “Lock-Up Agreements”) and be subject to post-closing lock-ups with respect to their shares of Good Works Common Stock (but excluding any Private Placement Units, which are units that were issued in a private placement to Good Works’ anchor investors simultaneously with the closing of its initial public offering; each unit consists of one share of Common Stock and one-half of one warrant and were purchased at a price of $10.00 per Private Placement Unit and excluding any shares of Good Works Common Stock issued to Bitfury in the Bitfury Private Placement, which are subject to a separate lock-up restriction, as described in the Bitfury Subscription Agreement); provided that the term of the Lock-Up shall be two years and the Lock-up will allow certain amounts of the shares to be publicly sold after 180 days, subject, in each case, to customary terms and conditions.

Note 1 – Description of Organization and Business Operations – (Cont.)

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Sponsor, certain stockholders of Good Works, and Bitfury (collectively, the “Holders”) will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with Good Works pursuant to which, among other things, the parties thereto will be granted certain customary registrant rights with respect to shares of Good Works Common Stock.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

At June 30, 2021, the Company had cash of $127,722 and a working capital deficit of $(543,552). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation (Restated)

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the financial position as of March 31, 2021 and the results of operations and cash flows for the period presented and should be read in conjunction with the Company’s final prospectus for its Initial Public Offering as filed with the SEC on October 20, 2020, the Company’s annual report on Form 10-K as filed with the SEC on February 17, 2021, the Company’s amended annual report on Form 10-K/A as filed with the SEC on May 7, 2021, the Company’s second amended annual report on Form 10-K/A as filed with the SEC on June 14, 2021, and the Company’s third amended annual report on Form 10-K/A as filed with the SEC on January 21, 2022, as well as the Company’s Current Reports on Form 8-K, as filed with the SEC on March 5, 18, and 30, 2021. The interim results for the period ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

As described in Note 3—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the three and six months ended June 30, 2021 (the “Affected Period”), is restated in this Quarterly Report on Form 10-Q/A (Amendment No. 1) (this “Quarterly Report”) to correct the misapplication of accounting guidance related to the Company’s Public Shares in the Company’s previously issued unaudited condensed consolidated financial statements for such period. The restated financial statements are indicated as “Restated” in the unaudited condensed consolidated financial statements and accompanying notes, as applicable. See Note 3—Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of

Note 2 – Summary of Significant Accounting Policies – (Cont.)

certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 or December 31, 2020.

Investment Held in Trust Account

Investment held in Trust Account consist of United States Treasury securities with a maturity of 180 days or less. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is

Note 2 – Summary of Significant Accounting Policies – (Cont.)

other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the consolidated statement of operations. Interest income is recognized when earned.

Fair Value Measurements (Restated)

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —	Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Note 2 – Summary of Significant Accounting Policies – (Cont.)

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed consolidated balance sheet as of June 30, 2021 and the balance sheet as of December 31, 2020. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of June 30, 2021 and December 31, 2020 due to the short maturities of such instruments.

	Fair Value Measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets:
U.S. Money Market held in Trust Account	$170,032,591	$—	$—	$170,032,591

	$170,032,591	$—	$—	$170,032,591

	Fair Value Measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Private stock warrant liabilities	$—	$—	$199,402	$199,402

	$—	$—	$199,402	$199,402

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
U.S. Money Market held in Trust Account	$203	$—	$—	$203
U.S. Treasury Securities held in Trust Account	170,027,139	—	—	170,027,139

	$170,027,342	$—	$—	$170,027,342

Liabilities:
Private stock warrant liabilities	$—	$—	$123,070	$123,070

	$—	$—	$123,070	$123,070

The Private Warrants are accounted for as liabilities pursuant to ASC 815-40 and are measured at fair value as of each reporting period. Changes in the fair value of the Private Warrants are recorded in the statement of operations each period.

Note 2 – Summary of Significant Accounting Policies – (Cont.)

As of June 30, 2021 and December 31, 2020 the estimated fair value of the Private Warrants was determined using a Black Sholes valuation model using Level 3 inputs. Significant inputs to the valuation are as follows:

	As of December 31, 2020	As of June 30 2021
Exercise price	$11.50	$11.50
Stock price	9.95	9.95
Volatility	18.40%	23.8%
Probability of completing a business combination	88.30%	90%
Term	5.42	5.17
Risk-free rate	0.42%	0.90%
Dividend yield	0.00%	0.00%

The following table presents a summary of the changes in the fair value of the Private Warrants, a Level 3 liability, measured on a recurring basis.

Warrant liabilities at January 1, 2021	$123,070
Change in fair value of warrant liabilities	110,872

Warrant liabilities at March 31, 2021	$233,942
Change in fair value of warrant liabilities	(34,540)

Warrant liabilities at June 30, 2021	$199,402

The non-cash loss on revaluation of the Private Warrants is included in change in warrant liability on the statement of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 114,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with our private placement was initially and subsequently remeasured at fair value using the Black Sholes method.

Note 2 – Summary of Significant Accounting Policies – (Cont.)

Common Stock Subject to Possible Redemption

The Company accounts for common stock subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. Our common stock feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021, 17,000,000 shares of common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Offering Costs

Offering costs consisted of legal, accounting, and underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the common stock issued were charged against the carrying value of the Public Shares upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be immaterial for the six month period ended June 30, 2021 and for the period from June 24, 2020 (inception) to December 31, 2020.

Net Loss Per Common Share (Restated)

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of redeemable and non-redeemable common stock outstanding for the respective period.

Note 2 – Summary of Significant Accounting Policies – (Cont.)

The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 7,614,000 shares of common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for three and six months ended June 30, 2021. Accretion associated with the redeemable common stock is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share of redeemable and non-redeemable common stock:

	For the Three Months		For the Six Months
	ended June 30, 2021		ended June 30, 2021
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net loss per share:
Numerator:
Allocation of net loss	$(825,915)	$(217,556)	$(1,629,700)	$(429,282)
Denominator:
Basic and diluted weighted average shares outstanding	17,000,000	4,478,000	17,000,000	4,478,000

Basic and diluted net loss per share	$(0.05)	$(0.05)	$(0.10)	$(0.10)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Restatement of Financial Statements

The Company concluded it should restate its previously issued financial statements by amending its Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2021, to classify all Public Shares in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Public Shares in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Public Shares, the Company also revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable common stock as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480.

Note 3 – Restatement of Financial Statements – (Cont.)

Impact of the Restatement

The Company’s statement of stockholders’ equity has been restated to reflect the changes to the impacted stockholders’ equity accounts described above.

	As Previously Reported	Adjustment	As Restated
Balance - December 31, 2020 (Restated)	$5,000,010	$(3,651,391)	$1,348,619
Net loss (Restated)	(1,015,510)	(1)	(1,015,511)
Change in value of common stock subject to possible redemption (Restated)	(3,651,392)	3,651,392	—
Balance as of March 31, 2021	$333,108	$—	$333,108
Net loss (Restated)	(1,043,471)	—	(1,043,471)
Balance as of June 30, 2021	$(710,363)	$—	$(710,363)

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the period from January 1, 2021 through June 30, 2021:

For the Period from January 1, 2021 through June 30, 2021
	As Previously Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Change in value of common stock subject to possible redemption (restated)	$3,651,391	$(3,651,391)	$—

The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per share is presented below for the three and six months ended June 30, 2021:

	Earnings Per Share for Common Stock
	As Previously Reported(1)	Adjustment	As Restated
For the Three Months Ended June 30, 2021
Net loss	$(1,043,472)	$1	$(1,043,471)
Basic and Diluted weighted-average redeemable common shares outstanding	17,000,000	—	17,000,000
Basic and Diluted net loss per redeemable common share	$(0.00)	$(0.05)	$(0.05)
Basic and Diluted weighted-average non-redeemable common shares outstanding	4,478,000	—	4,478,000
Basic and Diluted net loss per non-redeemable common shares	$(0.23)	$0.18	$(0.05)

Note 3 – Restatement of Financial Statements – (Cont.)

	Earnings Per Share for Common Stock
	As Previously Reported(1)	Adjustment	As Restated
For the Six Months Ended June 30, 2021
Net loss	$(2,058,982)	$—	$(2,058,982)
Basic and Diluted weighted-average redeemable common shares outstanding	16,818,439	181,561	17,000,000
Basic and Diluted net loss per redeemable common share	$(0.00)	$(0.10)	$(0.10)
Basic and Diluted weighted-average non-redeemable common shares outstanding	4,659,492	(181,492)	4,478,000
Basic and Diluted net loss per non-redeemable common shares	$(0.44)	$0.34	$(0.10)

(1) - The weighted average shares outstanding was calculated based on the two-class method, where the earnings per share was determined based on redeemable and non-redeemable common stock. The Company revised its earnings per share calculation to allocate net losses by the weighted average shares of redeemable and non-redeemable common stock outstanding for the respective period.

Note 4 – Initial Public Offering

Pursuant to the IPO on October 22, 2020, the Company sold 15,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

The underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 2,250,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any. On October 26, 2020, the underwriters partially exercised the over-allotment option by purchasing 1,500,000 Units (the “Over-Allotment Units”), and on November 17, 2020, the underwriters exercised a final over-allotment option and purchased an additional 500,000 Over-Allotment Units, generating aggregate of gross proceeds of $20,000,000.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $170,000,000 ($10.00 per Unit) has been placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Note 5 – Private Placement

On October 22, 2020, simultaneously with the closing of the Public Offering, the Anchor Investors purchased an aggregate of 228,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,280,000, in a private placement that occurred simultaneously with the closing of the Public Offering. Each Private Unit consists of one share of common stock (“Private Share”) and one-half of one warrant (“Private Warrant”). Each whole Private Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. The proceeds from the Private Units were added to the proceeds from the Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

Note 6 – Related Party Transactions

Founder Shares

In July 2020, Sponsor, and our officers and directors (collectively, the “Founders”) purchased an aggregate of 4,312,500 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. In August 2020, certain of our initial stockholders forfeited 1,355,000 Founder Shares and the Anchor Investors purchased 1,355,000 Founder Shares for an aggregate purchase price of approximately $7,855, or approximately $0.006 per share. In October 2020, Sponsor forfeited an aggregate of 562,500 founder shares for no consideration, and GW Sponsor 2, LLC, an entity managed by Management, purchased from the Company 562,500 shares for a purchase price of $163,125. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Founders and Anchor Investors will collectively own 20% of the Company’s issued and outstanding shares after the Public Offering (assuming the Founders or Anchor Investors do not purchase any Public Shares in the Public Offering). On November 17, 2020, the underwriters canceled the remainder of the Over-Allotment Option. In connection with the cancellation of the remainder of the Over-Allotment Option, the Company cancelled an aggregate of 62,500 shares of common stock issued to Sponsor.

Of the Founder Shares, several of the Founders were holding an aggregate of 750,000 shares which they had agreed to contribute to a not-for-profit organization that is mutually acceptable to them and the Company’s board of directors within six months after the Public Offering or such shares will be forfeited and cancelled. In February 2021, all of the 750,000 shares were transferred to not-for-profit organizations that were approved by the board of directors.

The Founders (including the not-for-profit transferees) and Anchor Investor have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of earlier of (1) one year after the completion of the Business Combination and (2) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

In addition, in order to finance transaction costs in connection with a Business Combination, Sponsor and its designees may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into Private Units of the post Business Combination entity at a price of $10.00 per Private Unit. The Private Units would be identical to the Private Units issued in the Private Placement. At June 30, 2021, no Working Capital Loans have been issued.

Administrative Support Agreement

The Company has agreed, commencing on the effective date of the Public Offering through the earlier of the Company’s consummation of a Business Combination and the liquidation of the Trust Account, to pay an

Note 6 – Related Party Transactions – (Cont.)

affiliate of one of the Company’s executive officers $10,000 per month for office space, utilities and secretarial and administrative support.

Note 7 – Investment Held in Trust Account

As of June 30, 2021, investment in the Company’s Trust Account consisted of $170,032,591 in U.S. Money Market funds and $0 in U.S. Treasury Securities. All of the U.S. Treasury Securities matured on April 22, 2021. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. The carrying value approximates the fair value due to its short-term maturity. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on June 30, 2021 and December 31, 2020 are as follows:

	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized losses	Fair Value as of December 31, 2021
U.S. Money Market	$203	$—	$—	$203
U.S. Treasury Securities	170,027,139	4,916	(148)	170,031,907

	$170,027,342	$4,916	$(148)	$170,032,110

	Carrying Value/Amortized Cost	Gross Unrealized Gains	T-Bill Maturity	Gross Unrealized Losses	Fair Value as of June 30, 2021
U.S. Money Market	$203	$2,908	$170,074,000	$(44,520)	$170,032,591
U.S. Treasury Securities	170,064,795	9,205	$(170,074,000)	—	—

	$170,064,998	$12,113	$0	$(44,520)	$170,032,591

Note 8 – Commitments

Registration Rights

The holders of the Founder Shares, as well as the holders of the Private Units and any Private Warrants or Private Units that may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), are entitled to registration rights pursuant to an agreement that was signed on the effective date of Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Founder Shares, Private Units and Private Warrants or Private Units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Public Offering to purchase up to 2,250,000 additional Units to cover over-allotments, if any, at the Public Offering price less the underwriting discounts and commissions.

Note 8 – Commitments – (Cont.)

On October 26, 2020, the underwriters purchased an additional 1,500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option. On November 17, 2020, the underwriters purchased an additional 500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option. The Over-Allotment Units were sold at an offering price of $10.00 per Over-Allotment Unit, generating aggregate additional gross proceeds of $20,000,000 to the Company. On November 17, 2020, the underwriters canceled the remainder of the Over-Allotment Option.

The Company paid a fixed underwriting discount of $450,000 to the underwriters at the closing of the Public Offering.

Business Combination Marketing Agreement

The Company engaged I-Bankers Securities, Inc. as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of Public Offering (exclusive of any applicable finders’ fees which might become payable).

In connection with its proposed business combination with Cipher Mining Technologies, the Company has an agreement with the law firm representing it in the matter whereby the Company pays 60% of the actual time charges incurred each month. If the business combination is not completed, no additional fees are payable by the Company, however if the business combination is completed, the Company will own an additional amount equal to the amounts billed (so that the aggregate amount paid would be 120% of actual time charges). As of June 30, 2021, if the business combination had closed on that date, the Company would owe $321,545 in additional legal fees.

Note 9 – Stockholders’ Equity

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share. At June 30, 2021 and December 31, 2020, respectively, there were 4,478,000 and 4,478,000 shares of common stock issued and outstanding, excluding 17,000,000 and 17,000,000 shares, respectively, subject to possible redemption.

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of earlier of (1) one year after the completion of the Business Combination and (2) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

Note 10 – Warrants

Public Warrants - The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering. No warrants

Note 10 – Warrants – (Cont.)

will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption;

•

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

Private Warrants - The Private Warrants are identical to the Public Warrants underlying the Units sold in the Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 11 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up the date that the financial statements were issued. The Company identified one subsequent event on July 8, 2021 related to the issuance of the S-4 amendment which covered an amendment to the Bitfury subscription agreement. On July 8, 2021, the Bitfury Subscription Agreement was amended and restated in its entirety to provide that the 25% benefit-in-kind discount under the MSSA (in consideration for Bitfury’s purchase of an aggregate of 5,000,000 shares of Good Works Common Stock at a purchase price of $10.00 per share) will instead be paid as a $50 million cash payment, which will be made at closing (as defined in the Merger Agreement) in form of cash and/or forgiveness of outstanding indebtedness owed by Cipher to Bitfury. Only July 15, 2021, I-Bankers agreed to loan Good Works Acquisition Corp $100,000 to fund its operating expenses. The loan is unsecured and non-interest bearing and matures on the earlier of December 31, 2021 or the date that the Business Combination is consummated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Cipher Mining Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Cipher Mining Inc. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from June 24, 2020 (inception) through December 31, 2020 have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

February 17, 2021, except for the merger agreement disclosed in Note 12 as to which the date is March 5, 2021, restatement disclosed in Note 2 – Amendment 1 as to which the date is May 7, 2021, restatement disclosed in Note 2 – Amendment 2 as to which the date is June 14, 2021, and Note 2 and Note 8 – Amendment 3 and change of name Note 1, as to which the date is January 21, 2022.

CIPHER MINING INC.

Balance Sheet

DECEMBER 31, 2020

(Restated- See Note 2)

Assets
Cash	$1,276,364
Prepaid expenses	297,371

Total current assets	1,573,735
Cash and securities held in Trust Account	170,027,342

Total Assets	$171,601,077

Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Equity
Accounts payable and accrued expenses	$129,388

Total current liabilities	129,388
Warrant liabilities	123,070

Total Liabilities	252,458
Commitments
Common stock subject to possible redemption, $0.001 par value;17,000,000 shares at redemption value	170,000,000
Stockholders’ Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,478,000 shares issued and outstanding (excluding 17,000,000 shares subject to possible redemption)	4,478
Additional paid-in capital	1,451,172
Accumulated deficit	(107,031)

Total stockholders’ equity	1,348,619

Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Equity	$171,601,077

The accompanying notes are an integral part of these financial statements.

CIPHER MINING INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(Restated-See Note 2)

For the Period from June 24, 2020 (Inception) through December 31, 2020
Formation and operating costs	$153,657

Loss from operations	(153,657)

Other income
Change in fair value of warrant liabilities	19,284
Interest income	27,342

Total other income	46,626

Net loss	$(107,031)

Basic and Diluted weighted-average redeemable common shares outstanding	6,711,864
Basic and Diluted net loss per redeemable common share	$(0.01)
Basic and Diluted weighted-average non-redeemable common shares outstanding	4,015,186

Basic and Diluted net loss per non-redeemable common share	$(0.01)

The accompanying notes are an integral part of these financial statements.

CIPHER MINING INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(Restated-See Note 2)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance as of June 24, 2020 (inception)	—	$—	$—	$—	$—
Issuance of common stock to founders	4,312,500	4,313	20,687	—	25,000
Sale of 1,355,000 to anchor investors	1,355,000	1,355	(1,355)	—	—
Forfeiture of 1,355,000 by initial stockholders	(1,355,000)	(1,355)	1,355	—	—
Sale of 562,500 to GW Sponsor 2, LLC	562,500	563	162,562	—	163,125
Forfeiture of 562,500 by initial stockholders	(562,500)	(563)	563	—	—
Sale of 228,000 Private Units on October 22, 2020 (Restated)	228,000	228	2,279,772	—	2,280,000
Fair value of derivative warrant liabilities issued in private placement	—	—	(142,353)	—	(142,353)
Forfeiture of 62,500 by initial stockholders	(62,500)	(63)	63	—	—
Accretion to common stock subject to possible redemption amount (Restated)	—	—	(870,122)	—	(870,122)
Net loss	—	—	—	(107,031)	(107,031)
Balance as of December 31, 2020	4,478,000	$4,478	$1,451,172	$(107,031)	$1,348,619

The accompanying notes are an integral part of these financial statements.

CIPHER MINING INC.

STATEMENT OF CASH FLOW

FOR THE PERIOD FROM JUNE 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(Restated-See Note 2)

For the Period from June 24, 2020 (Inception) Through December 31, 2020
Cash flows from operating activities:
Net loss	$(107,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on treasury securities held in Trust Account	(27,342)
Change in fair value of warrant liabilities	(19,284)
Changes in operating assets and liabilities:
Prepaid expenses	(297,371)
Accounts payable and accrued expenses	129,388

Net cash used in operating activities	(321,640)

Cash flows from investing activities:
Investments held in Trust	(170,000,000)

Net cash used in investing activities	(170,000,000)

Cash flows from financing activities:
Proceeds from sale of common stock to initial stockholders	25,000
Proceeds from sale of Units, net of offering costs	169,129,879
Proceeds from sale of Private Placement Units	2,280,000
Sale of shares to GW Sponsor 2, LLC	163,125
Proceeds from note payable-related party	135,000
Payment of note payable-related party	(135,000)

Net cash provided by financing activities	171,598,004

Net change in cash	1,276,364
Cash, beginning of the period	—

Cash, end of period	$1,276,364

The accompanying notes are an integral part of these financial statements.

CIPHER MINING INC.

NOTES TO RESTATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 1—Description of Organization, Business Operations and Basis of Presentation and Summary of Significant Accounting Policies

Organization and General

Cipher Mining Inc. (formerly known as Good Works Acquisition Corp. until August 27, 2021) (the “Company”) was incorporated in Delaware on June 24, 2020. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from June 24, 2020 (inception) through December 31, 2020, relates to the Company’s formation and initial public offering (“IPO”), and, since the completion of the IPO, searching for a target to consummate a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Public Offering and placed in the Trust Account (defined below). The Company has selected December 31 as its fiscal year end.

IPO

On October 22, 2020, the Company completed the sale of 15,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $150,000,000 which is described in Note 3.

Simultaneous with the closing of the IPO, the Company completed the sale of 228,000 Private Units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain funds and accounts managed by Magnetar Financial LLC, Mint Tower Capital Management B.V., Periscope Capital Inc., and Polar Asset Management Partners Inc. (collectively, the “Anchor Investors”), generating gross proceeds of $2,228,000, which is described in Note 4.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 2,250,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any. On October 26, 2020, the underwriters purchased an additional 1,500,000 Units pursuant to the partial exercise of the Over-Allotment Option, generating additional gross proceeds of $15,000,000.

On November 17, 2020, the underwriters purchased an additional 500,000 Units pursuant to the partial exercise of the Over-Allotment Option, generating gross proceeds of $5,000,000.

The Over-Allotment Units were sold at an offering price of $10.00 per Over-Allotment Unit, generating aggregate additional gross proceeds of $20,000,000 to the Company.

On November 17, 2020, the underwriters canceled the remainder of the Over-Allotment Option. In connection with the cancellation of the remainder of the Over-Allotment Option, on November 17, 2020, the Company cancelled an aggregate of 62,500 shares of common stock issued to I-B Good Works LLC, the Company’s sponsor (“Sponsor”).

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Management agreed that an amount equal to at least $10.00 per Unit sold in the Public Offering will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. In the event of a complete liquidation of the Company, the Trust Account could be further reduced by up to $100,000 for expenses of the liquidation). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 immediately before or after such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, an affiliate of I-Bankers Securities, Inc.(“I-Bankers Securities”), the representative of the underwriters for the Company’s Public Offering, and the Company’s management and directors have agreed to vote their Founder Shares and any Public Shares purchased during or after the Public Offering (a) in favor of approving a Business Combination and (b) not to convert any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination.

Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Sponsor and the Company’s management and Directors have agreed (a) to waive their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 21 months from the closing of the Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In order to protect the amounts held in the Trust Account, Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2020, we had cash of $1,276,364.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

The Company’s financial statements as of December 31, 2020 and for the period from June 24, 2020 (Inception) through December 31, 2020 the (“Affected Period”), is restated its Form 10-K/A (Amendment No. 2) to correct the misapplication of accounting guidance related to the Company’s Public Warrants and is further restated in this Annual Report on Form 10-K/A (Amendment No. 3) to correct the misapplication of accounting guidance related to the Company’s Public Shares the Company’s previously issued audited financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited financial statements and accompanying notes, as applicable.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Investment Held in Trust Account

Investment held in Trust Account consist of United States Treasury securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Fair Value Measurements

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —	Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheet. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses, due to related parties are estimated to approximate the carrying values as of December 31, 2020 due to the short maturities of such instruments.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
U.S. Money Market held in Trust Account	$203	$—	$—	$203
U.S. Treasury Securities held in Trust Account	170,027,139	—	—	170,027,139

	$170,027,342	$—	$—	$170,027,342

Liabilities:
Private stock warrant liabilities (Restated)	$—	$—	$123,070	$123,070
	$—	$—	$123,070	$123,070

As of December 31, 2020, the estimated fair value of the Private Placement Warrants was determined using a Black Sholes valuation model using Level 3 inputs. Significant inputs to the valuation are as follows:

	At Issuance	As of December 31, 2020
Exercise price	$11.50	$11.50
Stock price	$9.40	$9.95
Volatility	23.0%	18.4%
Probability of completing a Business Combination	88.3%	88.3%
Term	5.61	5.42
Risk-free rate	0.42%	0.42%
Dividend yield	0.0%	0.0%

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury bill with a similar term on the date of the issuance.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility of the of the Company’s common stock using the historical volatilities of the iShares Micro-Cap ETF.

Remaining term: The Company’s remaining term is based on the remaining contractual term of the warrants.

The change in fair value of Private Warrants through December 31, 2020 is as follows:

Warrant liabilities at June 24, 2020 (inception)	$—
Issuance of private warrants	142,353
Change in fair value of warrant liabilities	(19,283)

Warrant liabilities at December 31, 2020	$123,070

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 114,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with our private placement was initially and subsequently remeasured at fair value using the Black Sholes method.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of the IPO, 17,000,000 shares of common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the common stock subject to possible redemption to equal the redemption value at the end of each reporting period. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital.

Offering Costs

Offering costs consisted of legal, accounting, and underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the common stock issued were charged against the carrying value of the Public Shares upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of redeemable and non-redeemable common stock outstanding for the respective period.

The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 7,614,000 shares of common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the period from June 24, 2020 (inception) through December 31, 2020. Accretion associated with the redeemable common stock is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share of redeemable and non-redeemable common stock:

	For the Period from June 24, 2020 (Inception) Through December 31, 2020
	Redeemable	Non-redeemable
Basic and diluted net loss per share:
Numerator:
Allocation of net loss	$(66,969)	$(40,062)
Denominator:
Basic and diluted weighted average shares outstanding	6,711,864	4,015,186

Basic and diluted net loss per share	$ (0.01)	$ (0.01)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 2—Restatement of Financial Statements

Amendment No.1

In May 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its Public and Private Placement warrants the Company issued in its initial public offering, the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company restated its financial statements in Amendment No. 1 on form 10-K/A as filed on May 7, 2021.

Amendment No.2

In June 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its Public Warrants the Company issued in its initial public offering, the Company’s previously issued financial statements for the year ended December 31, 2020 should no longer be relied upon. As such, the Company restated its financial statements in Amendment No. 2 on Form 10-K/A for the year ended December 31, 2020 as filed on June 14, 2021.

Amendment No.3

The Company concluded it should restate its previously issued financial statements by amending Amendment No. 2 to its Annual Report on Form 10-K/A, filed with the SEC on June 14, 2021, to classify all Public Shares in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Public Shares in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Public Shares, the Company also revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable common stock as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of December 31, 2020:

As of December 31, 2020:	As Previously Reported	Adjustment	As Restated
Total assets	$171,601,077	$—	$171,601,077

Total liabilities	$252,458	$—	$252,458

Common stock subject to possible redemption	166,348,609	3,651,391	170,000,000
Preferred stock	—	—	—
Common stock	4,843	(365)	4,478
Additional paid-in captial	5,102,198	(3,651,026)	1,451,172
Accumulated deficit	(107,031)	—	(107,031)

Total stockholders’ equity	$5,000,010	$(3,651,391)	$1,348,619

Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Equity	$171,601,077	$—	$171,601,077

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of stockholders’ equity for the period from June 24, 2020 (inception) through December 31, 2020:

	As Previously Reported	Adjustment	As Restated
Balance as of June 24, 2020 (inception)	$—	$—	$—
Issuance of common stock to founders	25,000	—	25,000
Sale of 15,000,000 Units on October 22, 2020 through public offering	150,000,000	(150,000,000)	—
Sale of 562,500 to GW Sponsor 2, LLC	163,125	—	163,125
Sale of 228,000 Private Units on October 22, 2020	2,280,000	—	2,280,000
Sale of 1,500,000 Units on October 26, 2020 through over-allotment	15,000,000	(15,000,000)	—
Sale of 500,000 Units on November 17, 2020 through over-allotment	5,000,000	(5,000,000)	—
Forfeiture of 62,500 by initial stockholders	—		—
Underwriters’ discount	(450,000)	450,000	—
Other offering expenses	(420,121)	420,121	—
Fair value of derivative warrant liabilities issued in public offering and private placement (Restated)	(142,353)	—	(142,353)
Maximum number of redeemable shares (Restated)	(166,348,610)	166,348,610	—
Accretion to common stock subject to possible redemption amount (Restated)	—	(870,122)	(870,122)
Net loss (Restated)	(107,031)	—	(107,031)
Balance as of December 31, 2020	$5,000,010	$(3,651,391)	$1,348,619

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the period from June 24, 2020 (inception) through December 31, 2020:

For the Period from June 24, 2020 (inception) through December 31, 2020
	As Previously Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of common stock subject to possible redemption (restated)	$167,567,559	$(167,567,559)	$—
Change in value of common stock subject to possible redemption (restated)	$(1,218,950)	$1,218,950	$—

The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per share is presented below for the period from June 24, 2020 (inception) through December 31, 2020:

	Earnings Per Share for Common Stock
	As Previously Reported (1)	Adjustment	As Restated
For the Period from June 24, 2020 (inception) through December 31, 2020
Net loss	$(107,031)	$—	$(107,031)
Basic and Diluted weighted-average redeemable common shares outstanding	16,723,356	(10,011,492)	6,711,864
Basic and Diluted net loss per redeemable common share	$(0.00)	$(0.01)	$(0.01)
Basic and Diluted weighted-average non-redeemable common shares outstanding	4,483,216	(468,030)	4,015,186
Basic and Diluted net loss per non-redeemable common shares	$(0.02)	$0.01	$(0.01)

(1) -

The weighted average shares outstanding was calculated based on the two-class method, where the earnings per share was determined based on redeemable and non-redeemable common stock. The Company revised its earnings per share calculation to allocate income and losses by the weighted average shares of redeemable and non-redeemable common stock outstanding for the respective period.

Note 3—Initial Public Offering

Pursuant to the IPO on October 22, 2020, the Company sold 15,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

The underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 2,250,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any. On October 26, 2020, the underwriters partially exercised the over-allotment option by purchasing 1,500,000 Units (the “Over-Allotment Units”), and on November 17, 2020, the underwriters exercised a final over-allotment option and purchased an additional 500,000 Over-Allotment Units, generating aggregate of gross proceeds of $20,000,000.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $170,000,000 ($10.00 per Unit) has been placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Note 4—Private Placement

On October 22, 2020, simultaneously with the closing of the Public Offering, the Anchor Investors purchased an aggregate of 228,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,280,000, in a private placement that occurred simultaneously with the closing of the Public Offering. Each Private Unit consists of one share of common stock (“Private Share”) and one-half of one warrant (“Private Warrant”). Each whole Private Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. The proceeds from the Private Units were added to the proceeds from the Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

Note 5—Related Party Transactions

Founder Shares

In July 2020, Sponsor, and our officers and directors (collectively, the “Founders”) purchased an aggregate of 4,312,500 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. In August 2020, certain of our initial stockholders forfeited 1,355,000 Founder Shares and the Anchor Investors purchased 1,355,000 Founder Shares for an aggregate purchase price of approximately $7,855, or approximately $0.006 per share. In October 2020, Sponsor forfeited an aggregate of 562,500 founder shares for no consideration, and GW Sponsor 2, LLC, an entity managed by Management, purchased from the Company 562,500 shares for a purchase price of $163,125. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Founders and Anchor Investors will collectively own 20% of the Company’s issued and outstanding shares after the Public Offering (assuming the Founders or Anchor Investors do not purchase any Public Shares in the Public Offering). On November 17, 2020, the underwriters canceled the remainder of the Over-Allotment Option. In connection with the cancellation of the remainder of the Over-Allotment Option, the Company cancelled an aggregate of 62,500 shares of common stock issued to Sponsor.

Of the Founder Shares, several of the Founders are holding an aggregate of 750,000 shares which they have agreed to contribute to a not-for-profit organization that is mutually acceptable to them and the Company’s board of directors within six months after the Public Offering or such shares will be forfeited and cancelled.

The Founders and Anchor Investor have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of earlier of (1) one year after the completion of the Business Combination and (2) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note—Related Party

On June 30, 2020, the Company issued an unsecured promissory note to IBS Holding Corporation (the “Promissory Note”), an affiliate of the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $432,500. The Promissory Note was non-interest bearing and was payable on the earlier of (i) the consummation of the Public Offering or (ii) the date on which the Company determined not to proceed with the Public Offering. On October 22, 2020, the Company repaid the outstanding borrowings under the Promissory Note amounting to $135,000 from the proceeds of the IPO not being placed in the Trust Account. As of December 31, 2020, the Company had no drawn downs under the promissory note.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, Sponsor and its designees may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a

Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into Private Units of the post Business Combination entity at a price of $10.00 per Private Unit. The Private Units would be identical to the Private Units issued in the Private Placement. At December 31, 2020, were no Working Capital Loans outstanding.

Administrative Support Agreement

The Company has agreed, commencing on the effective date of the Public Offering through the earlier of the Company’s consummation of a Business Combination and the liquidation of the Trust Account, to pay an affiliate of one of the Company’s executive officers $10,000 per month for office space, utilities and secretarial and administrative support.

Note 6—Investment Held in Trust Account

As of December 31, 2020, investment in the Company’s Trust Account consisted of $203 in U.S. Money Market and $170,027,139 in U.S. Treasury Securities. All of the U.S. Treasury Securities mature on April 22, 2021. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC 320 “Investments—Debt and Equity Securities”. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. The carrying value approximates the fair value due to its short-term maturity. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2020 are as follows:

	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2020
U.S. Money Market	$203	$—	$—	$203
U.S. Treasury Securities	170,027,139	4,916	(148)	170,031,907

	$170,027,342	$4,916	$(148)	$170,032,110

Note 7—Commitments

Registration Rights

The holders of the Founder Shares, as well as the holders of the Private Units and any Private Warrants or Private Units that may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), are entitled to registration rights pursuant to an agreement that was signed on the effective date of Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Founder Shares, Private Units and Private Warrants or Private Units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Public Offering to purchase up to 2,250,000 additional Units to cover over-allotments, if any, at the Public Offering price less the underwriting discounts and commissions.

On October 26, 2020, the underwriters purchased an additional 1,500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option. On November 17, 2020, the underwriters purchased an additional 500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option. The Over-Allotment Units were sold at an offering price of $10.00 per Over-Allotment Unit, generating aggregate additional gross proceeds of $20,000,000 to the Company. On November 17, 2020, the underwriters canceled the remainder of the Over-Allotment Option.

The Company paid a fixed underwriting discount of $450,000 to the underwriters at the closing of the Public Offering.

Business Combination Marketing Agreement

The Company engaged I-Bankers Securities, Inc. as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4.5% of the gross proceeds of Public Offering (exclusive of any applicable finders’ fees which might become payable).

Note 8—Common Stock Subject to Possible Redemption

The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share. Holders of the Company’s common stock are entitled to one vote for each share. As of the Initial Public Offering, there were 21,478,000 shares of common stock outstanding, of which 17,000,000 were subject to possible redemption and classified outside of permanent equity in the balance sheet.

The common stock subject to possible redemption reflected on the balance sheet is reconciled in the following table:

Gross proceeds from Initial Public Offering	$170,000,000
Less:
Fair value of Public Warrants at issuance	(10,263,558)
Offering costs allocated at common stock subject to possible redemption	(819,932)
Plus:
Accretion on common stock subject to possible redemption	11,083,490

Common stock subject to possible redemption	$170,000,000

Note 9—Stockholders’ Equity

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share. At December 31, 2020, there were 4,478,000 shares of common stock issued and outstanding, excluding 17,000,000 shares subject to possible redemption.

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of earlier of (1) one year after the completion of the Business

Combination and (2) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

Note 10—Warrants

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption;

•

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 11—Income Tax

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$21,868
Federal net operating loss	4,658

Total deferred tax asset	26,526
Valuation allowance	(26,526)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(26,526)
State
Current	—
Deferred	—

Change in valuation allowance	26,526

Income tax provision	$—

As of December 31, 2020, the Company has $22,181 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from June 24, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $26,526.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
Change in fair value of derivative warrant liabilities	3.80%
State taxes, net of federal tax benefit	0.0%
Change in valuation allowance	(24.8)%

Income tax provision	—%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

Note 12—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On March 5, 2021, the Company (or “Good Works”) entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Currency Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub”), and Cipher Mining Technologies Inc., a Delaware corporation (“Cipher”), an affiliate of Bitfury Holding B.V. (“BHBV”). The Merger Agreement provides for, among other things, the following transactions at the closing: (i) Merger Sub will merge with and into Cipher, with Cipher as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of Good Works (the “Merger”) and, in connection with the Merger, (ii) Good Works will change its name to Cipher Mining Inc. Cipher will be treated as the acquiror for accounting purposes. The Business Combination is expected to close in the second quarter of 2021, following the receipt of the required approval by Good Works stockholders and the fulfillment (or waiver) of other customary closing conditions. In accordance with the terms and subject to the conditions of the Merger Agreement, each share of Cipher common stock, par value $0.001 issued and outstanding shall be converted into the right to receive four hundred thousand (400,000) shares of Good Works common stock, par value $0.001 (“Good Works Common Stock”); provided that the exchange ratio shall be adjusted as needed to ensure the aggregate Merger consideration received by the sole stockholder of Cipher equals two hundred million (200,000,000) shares of Good Works Common Stock (at a value of ten dollars ($10.00) per share). Additionally, Good Works will provide the proceeds of the trust account and additional PIPE funding (see paragraph below) equaling no less than $400,000,000, subject to customary closing adjustments.

Concurrent with execution of the Merger Agreement, Good Works entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Good Works agreed to issue and sell to such investors, immediately following the Closing (as defined in the Merger Agreement), an aggregate of 37,500,000 shares of Good Works Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $375,000,000 (the “PIPE Financing”).

Concurrent with the execution of the Merger Agreement and the execution of the Subscription Agreements with the PIPE Investors, Bitfury, the parent company of Cipher, agreed to subscribe for and purchase, and Good Works agreed to issue and sell to Bitfury, concurrent with the Closing (as defined in the Merger Agreement), an aggregate of 5,000,000 shares of Good Works Common Stock in exchange for a benefit-in-kind commitment as payment for such shares (the “Bitfury Private Placement”) pursuant to a subscription agreement with Good Works (the “Bitfury Subscription Agreement”). Bitfury agreed to cause BHBV to discount the Service Fees (as that term is defined in the Master Service and Supply Agreement, “MSSA”) charged by BHBV under the MSSA as follows: that the first $200,000,000 of Service Fees payable by Cipher to BHBV under the MSSA described above shall be subject to a discount of 25%, to be applied at the point of invoicing and shown as a separate line item on each relevant invoice. For the avoidance of doubt, when the aggregate value of such discount reaches $50,000,000, such discount shall automatically cease to apply. Such discount shall constitute BHBV’s benefit-in-kind commitment as payment on behalf of its parent entity, for the issuance of the 5,000,000 shares of Good Works Common Stock pursuant to the Bitfury Private Placement.

CIPHER MINING TECHNOLOGIES INC.

BALANCE SHEETS

	July 31, 2021	January 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$655,172	$—
Prepaid expenses	16,936	—

Total current assets	672,108	—

Property and equipment, net	4,094	1,637
Deferred offering costs	2,775,767	171,450
Deferred investment costs	205,000	—
Deposits	3,368,586	—

Total assets	$7,025,555	$173,087

LIABILITIES AND STOCKHOLDER DEFICIT
Current liabilities
Accounts payable	$203,692	$1,919
Accounts payable, related party	47,475	—
Accrued legal costs	2,705,000	171,450
Accrued expenses	25,651	3,198
Related party loan	4,864,316	—

Total current liabilities	7,846,134	176,567

Total liabilities	7,846,134	176,567

Commitments and contingencies (Note 5)

Stockholder deficit
Common stock, $0.001 par value, 5,000 shares authorized, 500 shares issued and outstanding as of July 31, 2021 and 500 shares subscribed as of January 31, 2021	1	1
Subscription receivable	—	(5)
Additional paid-in capital	4	4
Accumulated deficit	(820,584)	(3,480)

Total stockholder deficit	(820,579)	(3,480)

Total liabilities and stockholder deficit	$7,025,555	$173,087

The accompanying notes are an integral part of these unaudited financial statements.

CIPHER MINING TECHNOLOGIES INC.

STATEMENTS OF OPERATIONS

(Unaudited)

For the six months ended July 31, 2021
Costs and expenses
General and administrative	$814,424
Depreciation	664

Total costs and expenses	815,088

Operating loss	(815,088)

Other expense
Interest expense	(2,016)

Total other expense	(2,016)

Net loss	$(817,104)

Basic and diluted net loss per share	$(1,874.09)

Basic and diluted weighted average number of shares outstanding	436

The accompanying notes are an integral part of these unaudited financial statements.

CIPHER MINING TECHNOLOGIES INC.

STATEMENT OF CHANGES IN STOCKHOLDER DEFICIT

(Unaudited)

	Common Stock					Total Stockholder Deficit
	Shares	Amount	Subscription Receivable	Additional Paid- in Capital	Accumulated Deficit
Balance as of January 31, 2021	500	$1	$(5)	$4	$(3,480)	$(3,480)
Cash received for common stock subscribed	—	—	5	—	—	5
Net loss	—	—	—	—	(817,104)	(817,104)

Balance as of July 31, 2021	500	$1	$—	$4	$(820,584)	$(820,579)

The accompanying notes are an integral part of these unaudited financial statements.

CIPHER MINING TECHNOLOGIES INC.

STATEMENT OF CASH FLOWS

(Unaudited)

For the six months ended July 31, 2021
Cash flows from operating activities:
Net loss	$(817,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	664
Changes in assets and liabilities:
Prepaid expenses	(16,936)
Deposits	(3,104,270)
Accounts payable	85,849
Accounts payable, related party	44,354
Accrued expenses	22,453

Net cash used in operating activities	(3,784,990)

Cash flows from financing activities:
Proceeds from borrowings on related party loan	4,600,000
Payments for deferred offering costs	(159,843)
Proceeds from the issuance of common stock	5

Net cash provided by financing activities	4,440,162

Net change in cash	655,172
Cash at beginning of period	—

Cash at end of period	$655,172

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accrued legal costs	$2,328,551
Deferred investment costs included in accrued legal costs	$205,000
Deferred offering costs included in accounts payable	$115,924
Deposits on equipment in related party loan	$264,316
Property and equipment in accounts payable, related party	$3,121

The accompanying notes are an integral part of these unaudited financial statements.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION

Cipher Mining Technologies Inc. (“Cipher Mining Technologies” or the “Company”) is a newly formed company incorporated in Delaware on January 7, 2021. The Company was incorporated to build, equip and operate data centers for the purpose of mining cryptocurrency utilizing specialized computers (also known as “miners”) that generate cryptocurrency (primarily Bitcoin) from the blockchain.

As of July 31, 2021, the Company had not yet commenced operations. All activity for the period from January 7, 2021 (inception) through July 31, 2021 relates to the Company’s formation and the consummation of a reverse merger with Good Works Acquisition Corp. (“Good Works” or “GWAC”). See further discussion below.

Consummation of Business Combination

On August 27, 2021, as contemplated by the Agreement and Plan of Merger dated as of March 4, 2021 (the “Merger Agreement”), by and among GWAC, a Delaware corporation, Currency Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned direct subsidiary of GWAC, and the Company, the parties entered into the business combination transaction pursuant to which Merger Sub merged with and into the Company, the separate corporate existence of Merger Sub ceasing and the Company being the surviving corporation and a wholly-owned subsidiary of GWAC (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Following the Business Combination, the combined company was named Cipher Mining Inc. (“Cipher Mining” or the “combined entity”). Cipher Mining comprises all of GWAC’s and Cipher Mining Technologies’ operations. The Business Combination included: (i) entry into subscription agreements for an aggregate of 37,500,000 shares of Cipher Mining Common Stock for the investment of $375,000,000 into Cipher Mining from other private investors (collectively, the “PIPE Investors” and the “PIPE Financing”) and (ii) entry into a subscription agreement with Bitfury Top HoldCo B.V. (“Bitfury Top HoldCo”) for an aggregate of 6,000,000 shares of Cipher Mining Common Stock for the investment of $60,000,000 in cash and/or forgiveness of indebtedness owed by the Company to Bitfury Top HoldCo, or an affiliate of Bitfury Top HoldCo (the “Bitfury Private Placement”), in addition to the $43,465,038 already available in the GWAC trust account following redemptions. As the Business Combination had not occurred as of July 31, 2021, there is no impact for the operations of GWAC in the financial statements of the Company. See Note 7 for further discussion.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). Under this method of accounting, GWAC is treated as the acquired company and the Company is treated as the acquirer for financial statement reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the Company issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the Company. The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The Company’s existing shareholder will have the greatest voting interest in the combined entity;

•	The Company has the ability to nominate a majority of the members of the board of directors of the combined entity;

•	The Company’s senior management will be the senior management of the combined entity; and

•	The Company’s operations prior to the acquisition comprising the only ongoing operations of GWAC after the consummation of the Business Combination.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Liquidity and capital resources

As of July 31, 2021, the Company had $655,172 of cash and a working capital deficiency of $7,174,026. As a result of the consummation of the Business Combination on August 27, 2021 (the “Closing”), including the consummation of the PIPE Financing and the Bitfury Private Placement (including $10,000,000 for the Additional Shares discussed further in Note 7), the Company received transaction proceeds of approximately $385,600,000, net of transaction costs of approximately $40,200,000 and, as a result, management believes that its existing financial resources are sufficient to meet its operating and capital requirements for at least 12 months from the date these financial statements are issued.

Having been incorporated on January 7, 2021, the Company has no operating history and has not earned any revenues to date. Additionally, the Company has incurred and expects to continue to incur significant costs related to becoming a public company and its future capital requirements will depend upon many factors. The Company may require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities or enter into credit facilities for the above-mentioned or other reasons. The Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all. If the Company raises additional funds through equity financing, its existing stockholders could experience significant dilution. Furthermore, any debt financing obtained by the Company in the future could involve restrictive covenants relating to the Company’s capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities. If the Company is unable to obtain adequate financing on terms that are satisfactory to the Company, when the Company requires it, the Company’s ability to continue to grow or support the business and to respond to business challenges could be significantly limited.

Risks and uncertainties

The impact of the coronavirus (“COVID-19”) outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.

NOTE 2. BASIS OF PRESENTATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Basis of presentation

The accompanying unaudited interim financial statements of the Company are presented in accordance with U.S. GAAP and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the balances and results for the periods presented. These unaudited interim results are not necessarily indicative of the results expected for the full fiscal year or any future period. The Company’s fiscal year ends on January 31.

These unaudited interim financial statements should be read in conjunction with the financial statements and the related notes included in the Company’s annual financial statements for the fiscal year ended January 31, 2021 included in the Good Works final prospectus and definitive proxy statement dated August 2, 2021, filed with the SEC pursuant to Rule 424(b)(3) under the U.S. Securities Act of 1933.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. As of July 31, 2021, the Company had no cash equivalents. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on these deposits.

Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Deferred offering and deferred investment costs

Deferred offering costs consist of legal and accounting fees incurred through the balance sheet date that are directly related to the Business Combination and that will be charged to shareholder equity upon the completion of the Business Combination.

Deferred investment costs consist of legal fees incurred through the balance sheet date that are directly related to the formation of a joint venture (see Note 6 for further discussion of the joint venture) and that will be capitalized as part of the Company’s total investment in the joint venture upon consummation of the joint venture agreement.

Property and equipment

Property and equipment consists of computer equipment and is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which is generally three years for computer-related assets.

Property and equipment, net consisted of the following:

	July 31, 2021	January 31, 2021
Computer equipment	$4,762	$1,642
Less: accumulated depreciation	(668)	(5)

Property and equipment, net	$4,094	$1,637

Impairment of long-lived assets

Management will review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

will be measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized will be measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Revenue recognition

The Company recognizes revenue under FASB ASC 606, “Revenue from Contracts with Customers.” The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration

•	Constraining estimates of variable consideration

•	The existence of a significant financing component in the contract

•	Noncash consideration

•	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Digital asset mining services

Providing computing power in digital asset transaction verification services will be an output of the Company’s ordinary activities. The provision of providing such computing power is a performance obligation. The transaction consideration the Company receives, if any, is noncash consideration, which the Company will measure at fair value on the date received. The consideration is all variable. There is no significant financing component in these transactions.

Mining pools

The Company will also enter into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company will be entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which will be recorded as contra-revenue), for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company will measure at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Consideration is constrained from recognition until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive; at this time, cumulative revenue is no longer probable of significant reversal, i.e., associated uncertainty is resolved.

There is no significant financing component in these transactions. There is, however, consideration payable to the customer in the form of a pool operator fee, payable only if the pool is the first to solve the equation; this fee will be deducted from the proceeds received by the Company and will be recorded as contra-revenue, as it does not represent a payment for a distinct good or service as described in ASC 606-10-32-25.

Certain aspects of the Company’s performance obligations, such as providing computing power, may be contracted to various third parties and there is a risk that if these parties are unable to perform or curtail their operations, the Company’s revenue and operating results may be affected. Please see Note 6 for additional information about the Company’s power arrangements.

Cryptocurrencies

Cryptocurrencies, including Bitcoin, will be included in current assets in the balance sheets. Cryptocurrencies purchased will be recorded at cost and cryptocurrencies awarded to the Company through its mining activities will be accounted for in connection with the Company’s revenue recognition policy disclosed above.

Cryptocurrencies will be accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of cryptocurrencies made by the Company will be included within investing activities in the statements of cash flows, while cryptocurrencies awarded to the Company through its mining activities will be included as a non-cash adjustment within operating activities on the statements of cash flows. The sales of cryptocurrencies will be included within investing activities in statements of cash flows and any realized gains or losses from such sales will be included in other income (expense) in the statements of operations. The Company will account for its gains or losses in accordance with the first in first out (“FIFO”) method of accounting.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes,” (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of July 31, 2021 or January 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of July 31, 2021 and January 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net loss per share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is the same as basic net loss per share, since the effects of potentially dilutive securities are antidilutive given the Company has reported a net loss for the six months ended July 31, 2021. There were no potentially dilutive securities outstanding at any point during the six months ended July 31, 2021.

Recent accounting pronouncements issued but not yet adopted

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)” which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by the FASB, the entities who have not yet issued or made available for issuance their financial statements as of June 3, 2020 can defer the new

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

guidance for one year. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2020, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is in the process of evaluating the impact that the adoption of this pronouncement will have on the Company’s financial statements and disclosures.

The Company entered into a series of agreements with affiliates of Luminant ET Services Company LLC (“Luminant”), including the Lease Agreement dated June 29, 2021, with amendment and restatement on July 9, 2021 (as amended and restated, the “Luminant Lease Agreement”). Once the Luminant Lease Agreement is effective and the Company has control over the applicable leased asset, the Company will record both a right-of-use asset and a corresponding lease liability in accordance with Topic 842 for each lease component.

NOTE 3. DEPOSITS

Deposits consisted of the following:

July 31, 2021
Luminant Purchase and Sale Agreement collateral (see Note 6)	$3,063,020
Deposits on equipment	264,316
Other deposits	41,250

Total deposits	$3,368,586

NOTE 4. RELATED PARTY TRANSACTIONS

Subscription receivable

On January 7, 2021, the Company received a letter for a subscription for 500 shares of its Common Stock from Bitfury Top HoldCo in exchange for a future payment of $5, which was recorded as a subscription receivable on the balance sheet as of January 31, 2021. Bitfury Top HoldCo is the sole stockholder and parent company of the Company. The Company received payment for the subscribed shares on February 24, 2021.

Accounts payable, related party

The chief executive officer (“CEO”) and chief financial officer of the Company purchased several computers and funded other operating expenses of the Company and were subsequently reimbursed by an affiliate of Bitfury Top HoldCo. Additionally, the affiliate of Bitfury Top HoldCo also paid a consulting fee to the Company’s CEO for several months prior to the CEO being hired on a full-time basis by the Company. These amounts totaled $47,475 and were recorded as a related party accounts payable line item on the balance sheet as of July 31, 2021. In August 2021, the $47,475 was reclassified to the related party loan payable (see further discussion below).

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Related party loan

The Company entered into a loan agreement with an affiliate of Bitfury Top HoldCo (the “Lender”) for an initial amount of $100,000 on February 8, 2021. The Lender approved several increases to the outstanding loan balance and also paid vendors directly on behalf of the Company, resulting in a total loan amount outstanding of $4,864,316 as of July 31, 2021. As of July 31, 2021, the loan had an interest rate of 0.3% per annum and the individual advances made under the loan were to mature one year after the date of each advance. Total accrued interest of $1,961 is included in accrued expenses on the balance sheet as of July 31, 2021.

Details of advances made under the loan agreement through July 31, 2021 are below:

Date of advance	Maturity date	Amount
February 8, 2021	February 7, 2022	$100,000
April 6, 2021	April 5, 2022	200,000
April 22, 2021	April 21, 2022	600,000
June 2, 2021	June 1, 2022	52,871
June 10, 2021	June 9, 2022	750,000
June 24, 2021	June 23, 2022	56,400
June 29, 2021	June 28, 2022	2,650,000
July 6, 2021	July 5, 2022	101,045
July 29, 2021	July 28, 2022	300,000
July 30, 2021	July 29, 2022	54,000

		$4,864,316

In August 2021, the Lender made additional payments totaling $2,173,722 on behalf of Cipher, and the accounts payable, related party balance of $47,475 was also reclassified into the outstanding loan balance, bringing the total outstanding loan balance to $7,038,038. On August 26, 2021, the loan agreement was amended by the parties to amend the interest rate per annum to 2.5%, to revise the maturity date to August 31, 2021 and to update the total amount disbursed under the loan to $7,038,038, which was repaid at the Closing on August 27, 2021. Outstanding interest due under the loan agreement will be cash settled between the parties in September 2021.

NOTE 5. STOCKHOLDER DEFICIT

The Company is authorized to issue 5,000 Common Shares with a par value of $0.001 per share. Holders of the Common Shares are entitled to one vote for each share. As of July 31, 2021, there are 500 shares issued and outstanding, whereas as of January 31, 2021, there were no Common Shares issued and 500 Common Shares subscribed, as discussed above in Note 4.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Commitments

In the normal course of business, the Company enters into contracts that contain a variety of indemnifications with its employees, licensors, suppliers and service providers. The Company’s maximum exposure under these

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

arrangements, if any, is unknown as of July 31, 2021. The Company does not anticipate recognizing any significant losses relating to these arrangements.

Service providers

On January 26, 2021, the Company entered into a one-year agreement with a service provider for financial advisory and investor relations consulting services in exchange for a monthly payment of $12,000. The agreement may be cancelled at any time during the first year with at least 60 days’ prior notice by either party. The agreement will automatically renew for a second one-year term, if not cancelled at least 30 days prior to the end of the first year. Upon the occurrence of certain events specified in the agreement (i.e., the Business Combination), the Company agreed to increase the monthly payment to $15,000 and is also required to pay $175,000 to the service provider. The $175,000 was paid in connection with the Closing.

Power and hosting arrangements

The Company is party to several power and hosting arrangements as described below.

Luminant power arrangement

On June 23, 2001, the Company entered into a definitive power purchase agreement, which was subsequently amended and restated on July 9, 2021, with Luminant for the supply of electric power at a predetermined power price to a site in Texas for a term of five years with a subsequent automatic annual renewal provision (as amended and restated, the “Luminant Power Agreement”).

The Luminant Lease Agreement leases the Company a plot of land where the planned data center, ancillary infrastructure and electrical system (the “Interconnection Electrical Facilities” or “substation”) will be set up for the Texas site.

Under the Luminant Power Agreement, the Company is required to provide Luminant with collateral of $12,553,804 (the “Independent Collateral Amount”). Half of the Independent Collateral Amount was paid to Luminant on September 1, 2021 as the Company received notice that Luminant had commenced construction of the Interconnection Electrical Facilities. The other half will be due 15 days prior to the date on which the Interconnection Electrical Facilities are completed and made operational. The Independent Collateral Amount will remain in place throughout the term of the Luminant Power Agreement. Details of the construction of the Interconnection Electrical Facilities, including collateral arrangements that are in addition to the Independent Collateral Amount, are set out in the Luminant Purchase and Sale Agreement. Under the Luminant Purchase and Sale Agreement, the Company provided $3,063,020 as collateral separate from the Independent Collateral Amount, which is recorded in deposits on the unaudited balance sheet as of July 31, 2021.

The Luminant Lease Agreement is effective from the date of the Company’s notification of the completion of the Business Combination (the “Effective Date”), which was August 27, 2021, and shall continue for five years following completion of the substation, subject to renewal provisions aligned with the Luminant Power Agreement. Financing for use of the land and substation is provided by Luminant affiliates, with monthly installments of principal and interest due over a five-year period starting upon transfer of legal title of the substation to the Company (estimated total undiscounted principal payments of $13.1 million). At the end of the lease term for the Interconnection Electrical Facilities, the substation will be sold back to Luminant’s affiliate, Vistra Operations Company, LLC at a price to be determined based upon bids obtained in the secondary market.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Standard Power hosting agreement

Under the Standard Power Hosting Agreement entered into on February 3, 2021 by the Company and 500 N 4th Street LLC, doing business as Standard Power (“Standard Power”), the Company agrees to provide Standard Power with Bitcoin miners with a specified energy utilization capacity necessary to generate computational power at three Ohio facilities (the “Miners”). Standard Power, in turn, is obligated to (i) host the Miners in specialized containers and provide the electrical power and transmission and connection equipment necessary for the mining and (ii) host, operate and manage the Miners there, in each case in accordance with the terms and conditions of the Standard Power Hosting Agreement.

The Standard Power Hosting Agreement provides that Standard Power shall provide an electric power infrastructure, including containers, necessary to operate Miners with a specified energy utilization capacity at facility 1 in Ohio in accordance with the specifications and power availability date set out in the availability schedule. The power availability date for the first forty Megawatts (40 MWs) of the required power is set for December 15, 2021.

Thereafter, Standard Power shall provide the hosting capacity, housing and equipment for Miners with the specified energy utilization capacities that will be delivered to the facilities in accordance with the availability schedule, as may be amended and supplemented. Standard Power also undertakes to be responsible for the proper installation and the costs of work for hosting the Miners in the specialized containers in each facility and for the proper care and maintenance of the Miners, the facilities and the containers in which the Miners are installed.

Under the Standard Power Hosting Agreement, the Company is obligated to pay a hosting fee and an operational service fee. The Company’s payment obligations under the Standard Power Hosting Agreement become effective on a pro rata basis according to the number of Miners in operation in accordance with the terms of this agreement. The Standard Power Hosting Agreement provides for a term of five years with automatic five-year renewal provisions. The Company determined that the Standard Power Hosting Agreement does not include a lease and the Company will account for it as an executory service agreement. The associated fees paid under the Standard Power Hosting Agreement will be expensed as services are received.

WindHQ power arrangement and joint venture

On June 10, 2021, the Company and WindHQ, LLC (“WindHQ”) signed a binding definitive framework agreement with respect to the construction, build-out, deployment and operation of one or more data centers (“Data Centers”) in the United States (the “WindHQ Joint Venture Agreement”).

The WindHQ Joint Venture Agreement provides that the parties shall collaborate to fund the construction and build-out of certain specified Data Centers at locations already identified by the parties (“Initial Data Centers”). Each Initial Data Center will be owned by a separate limited liability company (each, an “Initial Data Center LLC”), and WindHQ and the Company will each own 51% and 49%, respectively, of the initial membership interests of each Initial Data Center LLC.

The WindHQ Joint Venture Agreement includes a development schedule for additional electrical power capacity through the joint identification, procurement, development and operation of additional Data Centers (“Future Data Centers”). Each Future Data Center will be owned by a separate limited liability company (each, a “Future Data Center LLC”, and collectively with the Initial Data Center LLCs, the “Data Center LLCs”), and WindHQ will own at least 51% of the initial membership interests of each Future Data Center LLC and the Company will own a maximum of 49% of the initial membership interests of each Future Data Center LLC. Furthermore, under the WindHQ Joint Venture Agreement, WindHQ is required to procure energy for Future Data Centers at the most favorable pricing then available. Similarly, the Company is required to procure the applicable equipment needed for the Future Data Centers at the most favorable pricing then available.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Under the WindHQ Joint Venture Agreement, WindHQ agrees to provide a series of services to each of the Data Centers, including but not limited to: (i) the design and engineering of each of the Data Centers; (ii) the procurement of energy equipment and others related services such as logistics for each of the Data Centers; and (iii) the construction work for each of the Data Centers. The Company, on the other hand, is required to support and monitor (remotely) the operations of the hardware at each Data Center (particularly the mining servers).

A development fee equal to 2% of capital expenditures in respect of the initial development of each Data Center shall be paid 50% to WindHQ and 50% to the Company. Furthermore, a fee equal to 2% of the gross revenues of each of the Data Center LLCs will be payable monthly, based on the immediately prior month gross revenue of such Data Center, 50% to WindHQ and 50% to the Company.

The WindHQ Joint Venture Agreement also provides that for each Data Center, WindHQ and the Company will cooperate to prepare a financial model incorporating the relevant economic factors of such Data Center, and both WindHQ and the Company will provide the initial funding required for each Data Center on a pro rata basis in accordance with the parties’ respective ownership interests in the applicable Data Center.

The arrangement with WindHQ is still in the planning phase and has nominal operations and working capital. Currently, it is not anticipated by management of the Company that the Company’s investment in any of the individual Data Center LLCs will meet the definition of a variable interest entity in accordance with ASC 810, “Consolidation” and the Company will not have a controlling voting interest in any of the Data Center LLCs. Because the Company expects to have significant influence over the operations and major decisions of the Data Center LLCs, the Company’s 49% ownership in each individual Data Center LLC will be separately accounted for under the equity method of accounting, as the Company does not expect to exercise control over the Data Center LLCs.

NOTE 7. SUBSEQUENT EVENTS

The Company has completed an evaluation of all subsequent events after the balance sheet date up to the date that the financial statements were issued. Except as described in the notes above and set out below, the Company has concluded that no subsequent event has occurred that requires disclosure.

Business Combination

On July 26, 2021, Good Works filed amendment #3 to the Registration Statement on form S-4 with the SEC. The SEC declared the Registration Statement effective on August 2, 2021.

On August 25, 2021, Good Works shareholders voted to approve the Business Combination with the Company and other related matters in the proxy statements. Upon the consummation of the Business Combination, GWAC Common Stock and GWAC Warrants ceased trading on the NASDAQ Stock Exchange (the “NASDAQ”), and Cipher Mining Common Stock and Cipher Mining Warrants began trading on August 30, 2021 on the NASDAQ under the ticker symbols “CIFR” and “CIFRW,” respectively.

On August 27, 2021, Good Works and Bitfury Top HoldCo amended the subscription agreement (the “Amended and Restated Bitfury Subscription Agreement”), and pursuant to the Amended and Restated Bitfury Subscription Agreement, Bitfury Top HoldCo agreed to subscribe for and purchase, and Good Works agreed to issue and sell to Bitfury Top HoldCo (or an affiliate of Bitfury Top HoldCo) an additional 1,000,000 shares of Common Stock in Cipher Mining at a purchase price of $10.00 per share (the “Additional Shares”) for an aggregate purchase price for the Additional Shares of $10,000,000 (the “Additional Purchase Price”), so that Bitfury Top HoldCo’s aggregate subscription under the private placement is 6,000,000 shares of Common Stock in Cipher Mining, for an aggregate of $60,000,000 (the “Amended Bitfury Private Placement”). The Additional Purchase Price is due 14 days after the closing of the Business Combination.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Purchase commitments

On August 20, 2021 and on August 30, 2021, the Company and Bitmain Technologies Limited (“Bitmain”) entered into a Non-Fixed Price Sales and Purchase Agreement and a Supplemental Agreement to Non-Fixed Price Sales and Purchase Agreement, respectively, (together, the “Bitmain Agreement”) for the Company to purchase 27,000 Antminer S19j Pro (100 TH/s) miners, which will be delivered in nine batches on a monthly basis between January 2022 and September 2022. The purchase price under the Bitmain Agreement is $171,135,000 (the “Total Purchase Price”) with (i) 25% of the Total Purchase Price due paid within five days of execution of the Bitmain Agreement, (ii) 35% of the purchase price of each batch due five months prior to each delivery, and (iii) the remaining 40% of the purchase price of each batch due 15 days prior to each delivery. As of August 31, 2021, Company had paid total deposits of $49,656,000 for the miners.

On September 2, 2021, the Company entered into a Framework Agreement on Supply of Blockchain Servers with SuperAcme Technology (Hong Kong) Limited (the “SuperAcme Agreement”) to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which will be delivered in six batches on a monthly basis between July 2022 and year-end 2022. The expected final purchase price under the SuperAcme Agreement is approximately $222,400,800 with a deposit due 10 business days after the execution of the SuperAcme Agreement and advance payment due thereafter in advance of certain batches of supply being delivered and subject to additional floating price terms. Each batch of miners must be paid in full prior to delivery. As of September 3, 2021, the Company had paid deposits of $22,240,080 for the miners.

Change in fiscal year

Starting with the quarter ended September 30, 2021, the Company plans to assume Cipher Mining’s financial calendar with its third fiscal quarter ending September 30 and its fiscal year ending December 31. This change to the fiscal year end was approved by the Cipher Mining’s board of directors on September 22, 2021. This change to the fiscal year end was approved by Cipher Mining’s board of directors on September 23, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Cipher Mining Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Cipher Mining Technologies Inc. (the “Company”) as of January 31, 2021, the related statements of operations, stockholder deficit and cash flows for the period from January 7, 2021 (inception) through January 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2021, and the results of its operations and its cash flows for the period from January 7, 2021 (inception) through January 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has no cash and a working capital deficiency. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

San Francisco, CA

March 19, 2021, except for Note 6, as to which the date is May 14, 2021, and revenue recognition in Note 2, as to which the date is June 14, 2021.

CIPHER MINING TECHNOLOGIES INC.

BALANCE SHEET

January 31, 2021
ASSETS
Property and equipment, net	$1,637
Deferred offering costs	171,450

Total assets	$173,087

LIABILITIES AND STOCKHOLDER DEFICIT
Current liabilities
Accounts payable	$1,919
Accrued expenses	3,198
Accrued legal costs	171,450

Total current liabilities	176,567

Total liabilities	176,567

Commitments and contingencies (Note 5)

Stockholder deficit
Common stock, $0.001 par value, 5,000 shares authorized and 500 shares subscribed as of January 31, 2021	1
Subscription receivable	(5)
Additional paid-in capital	4
Accumulated deficit	(3,480)

Total stockholder deficit	(3,480)

Total liabilities and stockholder deficit	$173,087

The accompanying notes are an integral part of these financial statements.

CIPHER MINING TECHNOLOGIES INC.

STATEMENT OF OPERATIONS

For the period from January 7, 2021 (date of inception) to January 31, 2021
Costs and expenses:
General and administrative	$3,475
Depreciation and amortization	5

Total costs and expenses	3,480

Operating loss	(3,480)

Net loss	$(3,480)

Basic and diluted net loss per share:	$—

Basic and diluted weighted average number of shares outstanding	—

The accompanying notes are an integral part of these financial statements.

CIPHER MINING TECHNOLOGIES INC.

STATEMENT OF STOCKHOLDER DEFICIT

	Common Stock		Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholder Deficit
	Shares	Amount
Balance as of January 7, 2021 (date of inception)	—	$—	$—	$—	$—	$—
Subscription receivable	500	1	(5)	4	—	—
Net loss	—	—	—	—	(3,480)	(3,480)

Balance as of January 31, 2021	500	$1	$(5)	$4	$(3,480)	$(3,480)

The accompanying notes are an integral part of these financial statements.

CIPHER MINING TECHNOLOGIES INC.

STATEMENT OF CASH FLOWS

For the period from January 7, 2021 (date of inception) to January 31, 2021
Cash flows from operating activities
Net loss	$(3,480)
Depreciation	5
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable	277
Accrued expenses	3,198

Net cash used in operating activities	—

Net change in cash	—
Cash at beginning of period	—

Cash at end of period	$—

Supplemental disclosure of noncash financing activities
Deferred offering costs included in accrued legal costs	$171,450
Property and equipment included in accounts payable	1,642

The accompanying notes are an integral part of these financial statements.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION

Cipher Mining Technologies Inc. (the “Company”) is a newly incorporated company incorporated in Delaware on January 7, 2021. The Company was incorporated to build, equip and operate data centers for the purpose of mining cryptocurrency utilizing specialized computers (also known as “Miners”) that generate cryptocurrency (primarily Bitcoin) from the blockchain. Management intends to consummate a reverse merger with Good Works Acquisition Corp. (the “Business Combination”). See Note 6 for further discussion of the Business Combination.

At January 31, 2021, the Company had not yet commenced operations. All activity for the period from January 7, 2021 (inception) through January 31, 2021 relates to the Company’s formation and the proposed Business Combination.

Going concern consideration

As of January 31, 2021, the Company had no cash and a working capital deficiency of approximately $177,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this need for capital through the Business Combination. The Company cannot assure that its plans to raise capital or to consummate the Business Combination will be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.

Risks and uncertainties

The impact of the coronavirus (“COVID-19”) outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.

NOTE 2. BASIS OF PRESENTATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Basis of presentation

The Company maintains its books of account and prepares financial statements in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). The Company’s fiscal year ends on January 31.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Deferred offering costs

Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Business Combination and that will be charged to shareholder equity upon the completion of the Business Combination. Should the Business Combination prove to be unsuccessful (i.e., if the transaction fails to close), these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Property and equipment

Property and equipment consisted of computer equipment and is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which is generally three years for computer-related assets. Computer equipment purchased from January 7, 2021 (inception) through January 31, 2021 was approximately $1,642. Depreciation expense from January 7, 2021 (inception) through January 31, 2021 was $5.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net loss per share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. There were no common shares outstanding during the period from January 7, 2021 (inception) through January 31, 2021. Diluted net loss per share is the same as basic net loss per share, since the effects of potentially dilutive securities are antidilutive given the Company has reported a net loss from January 7, 2021 (inception) through January 31, 2021. There were no potentially dilutive securities outstanding at any point from January 7, 2021 (inception) through January 31, 2021.

Revenue recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration

•	Constraining estimates of variable consideration

•	The existence of a significant financing component in the contract

•	Noncash consideration

•	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Digital Asset Mining Services

Providing computing power in digital asset transaction verification services will be an output of the Company’s ordinary activities. The provision of providing such computing power is a performance obligation. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received. The consideration is all variable. There is no significant financing component in these transactions.

Mining Pools

The Company will also enter into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company will be entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which will be recorded as contra-revenue), for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Consideration is constrained from recognition until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive; at this time, cumulative revenue is longer probable of significant reversal, i.e., associated uncertainty is resolved.

There is no significant financing component in these transactions. There is, however, consideration payable to the customer in the form of a pool operator fee, payable only if the pool is the first to solve the equation; this fee will be deducted from the proceeds received by the Company and will be recorded as contra-revenue, as it does not represent a payment for a distinct good or service as described in ASC 606-10-32-25.

Fair Value of Digital Currencies

Fair value of the cryptocurrency award received will be determined using the quoted price of the related cryptocurrency at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s financial position and results from operations.

Recent accounting pronouncements issued but not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2020, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is in the process of evaluating the impact that the adoption of this pronouncement will have on the Company’s financial statements and disclosures. However, the Company believes that the definitive hosting agreement, dated April 1, 2021, as amended and restated in its entirety on May 12, 2021, by and between the Company and 500 N 4th Street LLC (the “Standard Power Hosting Agreement”) is a lease because it conveys the right to control the use of an identified asset (electric power infrastructure) to the Company for a period of time in exchange for consideration. Once the Standard Power Hosting Agreement is effective, the Company will record a right of use asset and a corresponding lease liability in accordance with Topic 842.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3. RELATED PARTY TRANSACTIONS

On January 7, 2021, the Company received a letter for a subscription for 500 shares of its common stock from Bitfury Top HoldCo B.V. (“Bitfury”) in exchange for a future payment of $5, which is recorded as subscription receivable on the balance sheet as of January 31, 2021. Bitfury is the sole stockholder and parent company of the Company. The Company received payment for the subscribed shares on February 24, 2021.

Please see discussion of the related party loan disclosed in Note 5.

NOTE 4. STOCKHOLDER DEFICIT

The Company is authorized to issue 5,000 Common Shares with a par value of $0.001 per share. Holders of the Common Shares are entitled to one vote for each share. As of January 31, 2021, there were no Common Shares issued and 500 Common Shares were subscribed, as discussed above.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Commitments

As of January 31, 2021, the Company was not a party to any leasing agreements.

The Company has entered into a one-year agreement with a service provider for financial advisory and investor relations consulting services in exchange for a monthly payment of $12,000. The agreement may be cancelled at any time during the first year with at least 60 days’ prior notice by either party. The agreement will automatically renew for a second one-year term, if not cancelled at least 30 days prior to the end of the first year. Upon the occurrence of certain events specified in the agreement (i.e., Business Combination), the Company will be required to pay $175,000 to the service provider and agrees to increase the monthly payment to $15,000.

Related party loan

The Company entered into a loan agreement with Bitfury Holding B.V. (“BHBV”) for $100,000 on February 8, 2021. BHBV approved a $200,000 increase to the loan on April 1, 2021 and approved another increase of $600,000 on April 22, 2021, for a total approved loan amount of $900,000. The loan bears interest at 0.3% per annum and matures on February 8, 2022, at which time all outstanding balances under the loan, including any interest due, must be repaid.

NOTE 6. SUBSEQUENT EVENTS

The Company has completed an evaluation of all subsequent events through March 19, 2021, which is the date that these financial statements were available to be issued. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

Related party loan and other commitments

Please see discussion of the related party loan disclosed in Note 5.

On February 8, 2021, the Company entered into an agreement for approximately a one-year term with a service provider for public relations services. For the first two months of the agreement, the monthly payment to the service provider will be $35,000 and in subsequent months the monthly payment will be $20,000. The agreement may be cancelled at any time with at least 60 days’ prior notice by either party.

Proposed business combination

On March 4, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Good Works Acquisition Corp. (“Good Works”) and Currency Merger Sub, Inc. (“Merger Sub”), a wholly-owned direct subsidiary of Good Works. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Good Works (the “Merger”). In connection with the Merger, each issued and outstanding share of the Company’s common stock shall be converted into the right to receive 400,000 shares of Good Works common stock, par value $0.001 (“Good Works Common Stock”). Concurrently with the execution of the Merger Agreement, Good Works entered into subscription agreements with certain investors who agreed to subscribe for and purchase, immediately following the closing of the Merger, an aggregate of 37,500,000 shares of Good Works Common Stock for aggregate proceeds of $375,000,000 (the “PIPE Financing”). Bitfury agreed to subscribe for and purchase 5,000,000 shares of Good Works Common Stock in exchange for a benefit-in-kind commitment as payment for the shares (“Bitfury Private Placement”). The Merger and other transactions contemplated by the Merger Agreement, including the PIPE Financing and the Bitfury Private Placement, represent the Business Combination referred to in Note 1.

In accordance with ASC Topic 718, the Company will account for the Bitfury Private Placement as a debit to a long-term asset (prepaid services) with a corresponding credit to additional paid in capital/common stock. As services are performed by Bitfury, the Company will credit prepaid services and debit stock-based compensation. Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, GWAC is treated as the acquired company and Cipher is treated as the acquirer for financial statement reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Cipher issuing stock for the net assets of GWAC, accompanied by a recapitalization. The net assets of GWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Cipher. Cipher has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

Cipher’s existing shareholders will have the greatest voting interest in the combined entity under the no redemption and maximum redemption scenarios with over 75% of the voting interest in each scenario;

•	Cipher will have the ability to nominate a majority of the members of the board of directors of the combined entity;

•	Cipher’s senior management will be the senior management of the combined entity; and

•	Cipher’s operations prior to the acquisition comprising the only ongoing operations of New Cipher.

CIPHER MINING TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

Power and hosting arrangements

After January 31, 2021, the Company is party to, or is poised to become party to, several power and hosting arrangements. Most of these arrangements are not considered final and are therefore non-binding and subject to change; however, it is a closing condition under the terms of the Merger Agreement that the Company must enter into definitive agreements with the applicable counterparties under each of the power and hosting arrangements described below.

The first power arrangement was a term sheet entered into by BHBV in January 2020 for a power purchase agreement with a third-party provider for the supply of electric power to a site in Texas for a term of five years with a subsequent automatic annual renewal provision. Under this term sheet, the parties agree to enter into a separate land lease agreement for the construction of a planned data center and ancillary infrastructure.

The second hosting arrangement was a term sheet entered into by the Company in February 2021 for a Bitcoin mining hosting agreement with turnkey infrastructure for the hosting of the Company’s Bitcoin mining equipment to generate computational power at the three facilities in Ohio owned or leased by the counterparty. This term sheet provides for a term of five years with automatic five-year renewal provisions. The definitive agreement pursuant to this term sheet has been entered into on April 1, 2021 and amended and restated on May 12, 2021.

The third power arrangement was a letter of intent entered into by BHBV in January 2021 containing basic terms and conditions to enter into a joint venture agreement to build, equip and operate one or more data centers in Texas with a counterparty (“Joint Venture”). This letter of intent was assigned to the Company by BHBV in February 2021. Under the planned joint venture, the Company will hold a maximum of 49% of all outstanding shares and the counterparty will hold a minimum of 51%.

The Joint Venture is still in the planning phase and has nominal operations and working capital. Currently, the Joint Venture does not meet the definition of a variable interest entity in accordance with ASC 810 and does not have a controlling voting interest. The Company will have significant influence over the operations and major decisions.